                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                                  $350,000,000

                                CREDIT AGREEMENT

                                      among

                         SUNSHINE ACQUISITION II, INC.,
                             as Initial US Borrower,

                            SS&C TECHNOLOGIES, INC.,
                            as Surviving US Borrower,

                         SS&C TECHNOLOGIES CANADA CORP.,
                                as CDN Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                           JPMORGAN CHASE BANK, N.A.,
                            as Administrative Agent,

                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                        as Canadian Administrative Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent,

                                       and

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                          Dated as of November 23, 2005

================================================================================

         J.P. MORGAN SECURITIES INC. and WACHOVIA CAPITAL MARKETS, LLC, as Co-Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. DEFINITIONS                                                         1

   1.1   Defined Terms...................................................      1
   1.2   Other Definitional Provisions...................................     34

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS                                    35

   2.1   Term Commitments................................................     35
   2.2   Procedure for Term Loan Borrowing...............................     35
   2.3   Repayment of Term Loans.........................................     36
   2.4   Revolving Commitments...........................................     38
   2.5   Procedure for Revolving Loan Borrowing..........................     39
   2.6   Swingline Commitment............................................     40
   2.7   Procedure for Swingline Borrowing; Refunding of Swingline
            Loans........................................................     41
   2.8   Repayment of Loans..............................................     43
   2.9   Commitment Fees, etc............................................     44
   2.10  Termination or Reduction of Revolving Commitments...............     44
   2.11  Optional Prepayments............................................     44
   2.12  Mandatory Prepayments and Commitment Reductions.................     45
   2.13  Conversion and Continuation Options.............................     47
   2.14  Minimum Amounts and Maximum Number of Eurocurrency Tranches.....     48
   2.15  Interest Rates and Payment Dates................................     49
   2.16  Computation of Interest and Fees................................     49
   2.17  Inability to Determine Interest Rate............................     50
   2.18  Pro Rata Treatment and Payments.................................     50
   2.19  Requirements of Law.............................................     52
   2.20  Taxes...........................................................     54
   2.21  Indemnity.......................................................     56
   2.22  Illegality......................................................     56
   2.23  Change of Lending Office........................................     56
   2.24  Replacement of Lenders..........................................     57
   2.25  Bankers' Acceptances............................................     57
   2.26  Repayment and Renewal of Bankers' Acceptances...................     60
   2.27  Circumstances Making Bankers' Acceptances Unavailable...........     60
   2.28  Incremental Term Loans..........................................     61

SECTION 3. LETTERS OF CREDIT                                                  62

   3.1   L/C Commitment..................................................     62
   3.2   Procedure for Issuance of Letter of Credit......................     62
   3.3   Fees and Other Charges..........................................     63
   3.4   L/C Participations..............................................     63
   3.5   Reimbursement Obligation of the Borrowers.......................     64
   3.6   Obligations Absolute............................................     65
   3.7   Letter of Credit Payments.......................................     65
   3.8   Applications....................................................     65

SECTION 4. REPRESENTATIONS AND WARRANTIES                                     65

   4.1   Financial Condition.............................................     66
   4.2   No Change.......................................................     66
   4.3   Existence; Compliance with Law..................................     66
   4.4   Corporate Power; Authorization; Enforceable Obligations.........     67
   4.5   No Legal Bar....................................................     67
   4.6   No Material Litigation..........................................     67
   4.7   No Default......................................................     67
   4.8   Ownership of Property; Liens....................................     67
   4.9   Intellectual Property...........................................     67
   4.10  Taxes...........................................................     68
   4.11  Federal Regulations.............................................     68
   4.12  ERISA...........................................................     68
   4.13  Canadian Benefit and Pension Plans..............................     69
   4.14  Investment Company Act..........................................     69
   4.15  Subsidiaries....................................................     69
   4.16  Environmental Matters...........................................     69
   4.17  Accuracy of Information, etc....................................     70
   4.18  Security Documents..............................................     70
   4.19  Solvency........................................................     71
   4.20  Regulation H....................................................     71
   4.21  Senior Indebtedness.............................................     71

SECTION 5. CONDITIONS PRECEDENT                                               71

   5.1   Conditions to Initial Extension of Credit.......................     71
   5.2   Conditions to Each Extension of Credit..........................     73

SECTION 6. AFFIRMATIVE COVENANTS                                              74

   6.1   Financial Statements............................................     74
   6.2   Certificates; Other Information.................................     75
   6.3   Payment of Obligations..........................................     76
   6.4   Conduct of Business and Maintenance of Existence, etc;
            Compliance...................................................     76
   6.5   Maintenance of Property; Insurance..............................     76
   6.6   Inspection of Property; Books and Records; Discussions..........     77
   6.7   Notices.........................................................     77
   6.8   Additional Collateral, etc......................................     78
   6.9   Further Assurances..............................................     80
   6.10  Use of Proceeds.................................................     81
   6.11  Post Closing Leasehold Mortgages................................     81
   6.12  Completion of Company Reorganization............................     81

SECTION 7. NEGATIVE COVENANTS                                                 81

   7.1   Financial Condition Covenants...................................     81
   7.2   Indebtedness....................................................     82
   7.3   Liens...........................................................     84
   7.4   Fundamental Changes.............................................     86
   7.5   Dispositions of Property........................................     87

   7.6   Restricted Payments.............................................     88
   7.7   Capital Expenditures............................................     89
   7.8   Investments.....................................................     90
   7.9   Optional Payments and Modifications of Certain Debt
            Instruments..................................................     92
   7.10  Transactions with Affiliates....................................     93
   7.11  Sales and Leasebacks............................................     93
   7.12  Changes in Fiscal Periods.......................................     93
   7.13  Negative Pledge Clauses.........................................     93
   7.14  Clauses Restricting Subsidiary Distributions....................     94
   7.15  Lines of Business...............................................     94
   7.16  Limitation on Hedge Agreements..................................     94
   7.17  Changes in Jurisdictions of Organization; Name..................     94

SECTION 8. EVENTS OF DEFAULT                                                  95

SECTION 9. THE AGENTS                                                         98

   9.1   Appointment.....................................................     98
   9.2   Delegation of Duties............................................     98
   9.3   Exculpatory Provisions..........................................     98
   9.4   Reliance by Administrative Agent................................     98
   9.5   Notice of Default...............................................     99
   9.6   Non-Reliance on Agents and Other Lenders........................     99
   9.7   Indemnification.................................................     99
   9.8   Agent in Its Individual Capacity................................    100
   9.9   Successor Administrative Agent..................................    100
   9.10  Authorization to Release Liens and Guarantees...................    100
   9.11  Canadian Administrative Agent...................................    100
   9.12  Documentation Agent and Syndication Agent.......................    101

SECTION 10. MISCELLANEOUS                                                    101

   10.1  Amendments and Waivers..........................................    101
   10.2  Notices.........................................................    102
   10.3  No Waiver; Cumulative Remedies..................................    103
   10.4  Survival of Representations and Warranties......................    104
   10.5  Payment of Expenses; Indemnification............................    104
   10.6  Successors and Assigns; Participations and Assignments..........    105
   10.7  Adjustments; Set-off............................................    108
   10.8  Counterparts....................................................    108
   10.9  Severability....................................................    108
   10.10 Integration.....................................................    108
   10.11 GOVERNING LAW...................................................    108
   10.12 Submission To Jurisdiction; Waivers.............................    109
   10.13 Judgment Currency...............................................    109
   10.14 Acknowledgments.................................................    110
   10.15 Confidentiality.................................................    110
   10.16 Release of Collateral and Guarantee Obligations.................    111
   10.17 Accounting Changes..............................................    112
   10.18 WAIVERS OF JURY TRIAL...........................................    112

   10.19 USA PATRIOT ACT.................................................    112
   10.20 CDN Obligations.................................................    112
   10.21 CDN Amalgamation................................................    112

SCHEDULES:

1.1A      Commitments
1.1B      EBITDA Adjustments
4.1       Contingent Liabilities
4.4       Consents, Authorizations, Filings and Notices
4.8A      Excepted Property
4.8B      Owned Real Property
4.15      Subsidiaries
4.18(a)   UCC Filing Jurisdictions
4.18(b)   Mortgage Filing Jurisdictions
6.11      Leased Property
7.2(d)    Existing Indebtedness
7.3(f)    Existing Liens
7.8       Existing Investments
7.13      Restrictions on Subsidiaries

EXHIBITS:

A-1   Form of Guarantee and Collateral Agreement
A-2   Form of CDN Guarantee and Collateral Agreement
B     Form of Compliance Certificate
C     Form of Closing Certificate
D     Form of Assignment and Assumption
E-1   Form of Legal Opinion of Latham & Watkins LLP
E-2   Form of Legal Opinion of Torys LLP
F     Form of Exemption Certificate
G     Form of Solvency Certificate
H     Form of Discount Note
I     Form of Joinder Agreement

          CREDIT AGREEMENT, dated as of November 23, 2005, among SUNSHINE ACQUISITION II, INC., a Delaware corporation (the "Initial US Borrower"), SS&C TECHNOLOGIES, INC., a Delaware corporation (the "Surviving US Borrower"), SS&C Technologies Canada Corp., a Nova Scotia unlimited company (the "CDN Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the "Documentation Agent"), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent.

          The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Acceptance Fee": the fee payable in CDN Dollars to the Canadian Administrative Agent, for the ratable account of the relevant CDN B/A Lenders, in respect of Bankers' Acceptances computed in accordance with Section 2.25.

          "Accounting Changes": as defined in Section 10.17.

          "Acquisition": as defined in the definition of "Permitted
Acquisition".

          "Additional Senior Subordinated Notes": unsecured senior subordinated notes issued by the US Borrower, (i) the terms of which (1) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date on which the final maturity of the Senior Subordinated Notes occurs (as in effect on the Closing Date) and (2) provide for subordination to the Obligations under the Loan Documents to substantially the same extent as the Senior Subordinated Note Indenture, (ii) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the US Borrower and the Subsidiaries than those in the Senior Subordinated Note Indenture and (iii) under or in respect of which no Subsidiary of the US Borrower (other than any US Subsidiary Guarantor) is an obligor.

          "Adjustment Date": with respect to each Pricing Grid, as defined therein.

          "Administrative Agent": JPMorgan Chase Bank, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors and, for purposes of Section 9, shall include affiliates of JPMorgan Chase Bank as the arranger of the Commitments.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, in either case whether by contract or otherwise.

          "Agents": the collective reference to the Syndication Agent, the Documentation Agent, the Canadian Administrative Agent and the Administrative Agent.

          "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the US Dollar Amount of the aggregate then unpaid principal amount of such Lender's Term Loans (including the Face Amount of all Bankers' Acceptances accepted by such Lender then outstanding under the C$ CDN Term Facility or the CDN Revolving Facility) and (ii) the aggregate amount of such Lender's Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the total Aggregate Exposures of all Lenders at such time.

          "Agreed Purposes": as defined in Section 10.15.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Annual Operating Budget": as defined in Section 6.2(c).

          "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                        ABR Loans, CDN ABR Loans   Eurocurrency Loans and
                           and CDN Prime Loans      Bankers' Acceptances
                        ------------------------   ----------------------
Revolving Loans and
   Swingline Loans                1.75%                     2.75%
US Term Loans and
   US$ CDN Term Loans             1.50%                     2.50%
C$ CDN Term Loans                 1.75%                     2.75%

provided, that on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the US Borrower ending March 31, 2006, the Applicable Margins with respect to Revolving Loans, Swingline Loans and C$ CDN Term Loans will be determined pursuant to the relevant Pricing Grid.

          "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

          "Approved Fund": as defined in Section 10.6(b).

          "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding (i) any such Disposition permitted by clause
(a), (b), (c) (except as it relates to Section 7.4(e)), (d), (g), (h), (i), (j),
(l), (m), (n), (p), (q) and (r) of Section 7.5 and (ii) any such Disposition which is a Recovery Event) which yields Net Cash Proceeds to any Loan Party (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "Assignee": as defined in Section 10.6(b).

          "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

          "Available CDN Revolving Commitment": as to any CDN Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's CDN Revolving Commitment then in effect over (b) such Lender's CDN Revolving Extensions of Credit then outstanding; provided, that in calculating any CDN Revolving Lender's CDN Revolving Extensions of Credit for the purpose of determining such CDN Revolving Lender's Available CDN Revolving Commitments pursuant to Section 2.9(b), the aggregate principal amount of CDN Swingline Loans then outstanding shall be deemed to be zero.

          "Available US Revolving Commitment": as to any US Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's US Revolving Commitment then in effect over (b) such Lender's US Revolving Extensions of Credit then outstanding; provided, that in calculating any US Revolving Lender's US Revolving Extensions of Credit for the purpose of determining such US Revolving Lender's Available US Revolving Commitments pursuant to Section 2.9(a), the aggregate principal amount of US Swingline Loans then outstanding shall be deemed to be zero.

          "BA Discount Proceeds": proceeds in respect of any Bankers' Acceptance to be purchased by a CDN B/A Lender on any day under Section 2.25 in an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing (a) the face amount of such Bankers' Acceptance by (b) the sum of one plus the product of: (i) the Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance and (ii) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance commencing on the date of acceptance of the Bankers' Acceptance and ending on, but excluding, the maturity date of such Bankers' Acceptance, and the denominator of which is 365; with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "Bankers' Acceptance" or "B/A": a Draft denominated in CDN Dollars drawn by the CDN Borrower and accepted by the CDN Revolving Lenders or the C$ CDN Term Lenders, as the case may be, in accordance with the provisions of
Section 2.25 hereof, and includes a depository bill issued in accordance with the Depository Bills and Notes Act (Canada) or Discount Note (in the case of (x) a CDN Revolving Lender that does not accept bankers' acceptances and (y) all C$ CDN Term Lenders as provided below); provided, that (i) notwithstanding the foregoing, all borrowings by way of Bankers' Acceptances under the C$ CDN Term Facility shall at all times be made (or continued or converted, as applicable) by way of Discount Notes as contemplated by Section 2.25(p)(ii) and (ii) any reference in this Agreement to the amount or principal amount of a Bankers' Acceptance shall mean the full Face Amount thereof.

          "Benefitted Lender": as defined in Section 10.7(a).

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrowers": the collective reference to the US Borrower and the CDN Borrower.

          "Borrowing Date": any Business Day specified by the relevant Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

          "Business": the provision of specialized software, outsourcing services and application service provider solutions and various services relating, incidental or ancillary thereto.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City (or, with respect to Loans made to the CDN Borrower, Toronto, Ontario) are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, such day is also a day for trading by and between banks in deposits in the relevant currency in the interbank eurocurrency market.

          "Canadian Administrative Agent": JPMorgan Chase Bank, an authorized foreign bank under the Bank Act (Canada), acting through its Toronto Branch, as the Canadian administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Canadian Benefit Plans": all material employee benefit plans maintained or contributed to by either Borrower or any of its Subsidiaries that are not Canadian Pension Plans, including, without limitation, all profit sharing, savings, post-retirement, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements, and in which the employees or former employees of either Borrower or its Subsidiaries employed in Canada participate or are eligible to participate.

          "Canadian Pension Plans": all "registered pension plans", as defined in the ITA, established, maintained or contributed to by either Borrower or any of its Subsidiaries for its employees or former employees employed in Canada.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all cash expenditures by such Person for the acquisition or leasing (pursuant to a capital lease but excluding any amount representing capitalized interest) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person, provided, that in any event the term "Capital Expenditures" shall exclude: (i) any Permitted Acquisition and any other Investment permitted hereunder; (ii) any expenditures to the extent financed with any Reinvestment Deferred Amount; (iii) expenditures for leasehold improvements for which such Person is reimbursed or receives a credit; and (iv) expenditures to the extent they are made with the proceeds of equity contributions (other than Specified Equity Contributions) from Holdings to the US Borrower after the Closing Date.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation).

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of any of clauses (a) through (f) of this definition; or (h) money market funds that (i) purport to comply generally with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody's or carrying an equivalent rating by a nationally recognized rating agency, and (iii) have portfolio assets of at least $5,000,000,000.

          "CDN ABR": for any day, a rate per annum equal to the higher of (a) the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent as its reference rate of interest then in effect for determining interest rates on commercial loans denominated in Dollars made by it in Canada and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

          "CDN ABR Loans": Loans the rate of interest applicable to which is based upon the CDN ABR.

          "CDN Amalgamation": the transactions pursuant to which NSULC 2 shall have acquired all of the equity interests of the CDN Borrower as a result of the amalgamation of the CDN Borrower (as such entity exists prior to such transactions), NSULC 1 and NSULC 4 with an into NSULC 3 to form the CDN Borrower (as such entity exists immediately following such amalgamation), pursuant to the CDN Amalgamation Agreement.

          "CDN Amalgamation Agreement": that certain Amalgamation Agreement, to be dated on or about November 24, 2005, by and among NSULC 1, NSULC 3, NSULC 4 and the CDN Borrower.

          "CDN B/A Lenders": the collective reference to the C$ CDN Term Lenders and the CDN Revolving Lenders.

          "CDN Borrower": as defined in the preamble hereto, provided that for the avoidance of doubt, it is understood and agreed that the term "CDN Borrower" as used in this Agreement shall mean,

(i) at any time prior to the consummation of the CDN Amalgamation, SS&C Technologies Canada Corp., a Nova Scotia unlimited company, as such entity exists at such time, and (ii) upon and at any time after the consummation of the CDN Amalgamation, SS&C Technologies Canada Corp., a Nova Scotia unlimited company, as such entity exists after giving effect to the CDN Amalgamation.

          "CDN Borrower Subscription Agreement": the forward subscription agreement dated as of the date hereof by and between the US Borrower and the CDN Borrower.

          "CDN Dollars" and "C$": freely transferable lawful currency of Canada (expressed in Canadian dollars).

          "CDN Funding Office": the office of the Canadian Administrative Agent specified in Section 10.2 or such other office in Canada as may be specified from time to time by the Canadian Administrative Agent as its funding office by written notice to the Borrowers and the Lenders.

          "CDN Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the CDN Loan Parties, substantially in the form of Exhibit A-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "CDN Issuing Lender": (i) in the case of any CDN Letter of Credit issued for the account of any CDN Loan Party, (A) JPMorgan Chase Bank, Toronto Branch or (B) any other CDN Revolving Lender from time to time so designated by the CDN Borrower with the consent of such CDN Revolving Lender and the Canadian Administrative Agent (such consent of the Canadian Administrative Agent not to be unreasonably withheld, conditioned or delayed) and (ii) in the case of any CDN Letter of Credit issued for the account of any US Loan Party, (A) JPMorgan Chase Bank or (B) any Related Affiliate of a CDN Revolving Lender designated as such by such Lender in accordance with Section 2.4(b) and designated as CDN Issuing Lender by the CDN Borrower with the consent of such Related Affiliate and the Canadian Administrative Agent (such consent of the Canadian Administrative Agent not to be unreasonably withheld, conditioned or delayed).

          "CDN L/C Obligations": at any time, an amount equal to the US Dollar Amount of the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding CDN Letters of Credit and (b) the aggregate amount of drawings under CDN Letters of Credit that have not then been reimbursed.

          "CDN L/C Participants": the collective reference to all the CDN Revolving Lenders other than the applicable CDN Issuing Lender.

          "CDN Lenders": the collective reference to the CDN Term Lenders and the CDN Revolving Lenders.

          "CDN Letters of Credit": as defined in Section 3.1(a).

          "CDN Loan Party": each of the CDN Borrower and each CDN Subsidiary Guarantor.

          "CDN Loans": the collective reference to the CDN Revolving Loans and the CDN Term Loans.

          "CDN Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans made to the CDN Borrower and Reimbursement Obligations owing by the CDN Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the CDN Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to the CDN Borrower, the full Face Amount of all outstanding B/As, the Reimbursement Obligations owing by the CDN Borrower and all other obligations and liabilities of the CDN Borrower to the Administrative Agent, the Canadian Administrative Agent or to any CDN Lender (or, in the case of Specified Hedge Agreements entered into by a CDN Loan Party, of such CDN Loan Party to the Administrative Agent, the Canadian Administrative Agent, any CDN Lender or any affiliate of any CDN Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any CDN Letter of Credit, any B/A, any Specified Hedge Agreement entered into by a CDN Loan Party or (to the extent the CDN Borrower so agrees in the applicable agreements therefor) cash management arrangements with CDN Lenders or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Canadian Administrative Agent or to any CDN Lender that are required to be paid by the CDN Borrower pursuant hereto) or otherwise; provided, that (a) obligations of the CDN Borrowers or any of the CDN Subsidiaries under any Specified Hedge Agreement or cash management agreement (if applicable) shall be secured and guaranteed pursuant to the relevant Security Documents only to the extent that, and for so long as, the other CDN Obligations are so secured and guaranteed and
(b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or cash management agreement (if applicable). Notwithstanding anything herein to the contrary, the term "CDN Obligations" shall only refer to obligations of the CDN Loan Parties hereunder and under the other Loan Documents and shall not refer to obligations of Holdings, the US Borrower and the Domestic Subsidiaries.

          "CDN Prime Rate": the higher of (a) the rate of interest publicly announced by the Canadian Administrative Agent from time to time as its reference rate then in effect for determining interest rates on CDN Dollar denominated commercial loans made in Canada and (b) the average as determined by the Canadian Administrative Agent of the annual rates for Bankers' Acceptances in CDN Dollars displayed and identified as such on the "Reuters screen CDOR page" for a one-month period at approximately 10:00 A.M. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day, plus 0.75%; provided, that if such rates do not appear on the Reuters screen CDOR page, then the CDOR Rate for such period shall be selected as of the immediately preceding Business Day for which such rate was available.

          "CDN Prime Loans": Loans the rate of interest applicable to which is based upon the CDN Prime Rate.

          "CDN Reorganization": the series of transactions contemplated by the CDN Reorganization Documents and any other transactions or actions incidental thereto.

          "CDN Reorganization Documents": (1) the Transfer Agreement (Step 19), to be dated on or about November 24, 2005, by and between NSULC 2 and NSULC 3,
(2) the Transfer Agreement (Step 20), to be dated on or about November 24, 2005, by and between NSULC 4 and Ontario LP, (3) the CDN Amalgamation Agreement, and
(4) the Forward Subscription Agreement, to be dated on or about November 24, 2005, between the Company and the CDN Borrower.

          "CDN Revolving Commitment": as to any CDN Revolving Lender, the obligation of such CDN Revolving Lender, if any, to make CDN Revolving Loans and participate in CDN Swingline Loans and CDN Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "CDN Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such CDN Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total CDN Revolving Commitments is $10,000,000.

          "CDN Revolving Extensions of Credit": as to any CDN Revolving Lender at any time, an amount equal to the US Dollar Amount of the sum of (a) the aggregate principal amount of all CDN Revolving Loans held by such Lender then outstanding, (b) such CDN Revolving Lender's CDN Revolving Percentage of the CDN L/C Obligations then outstanding, (c) the Face Amount of all B/As accepted by such CDN Revolving Lender then outstanding (without duplication) under the CDN Revolving Facility and (d) such Lender's CDN Revolving Percentage of the aggregate principal amount of CDN Swingline Loans then outstanding.

          "CDN Revolving Facility": as defined in the "Facility" definition.

          "CDN Revolving Lender": each Lender that has a CDN Revolving Commitment or that holds CDN Revolving Loans; provided, that (a) as of the Closing Date, any such Lender shall be itself or shall operate through an applicable lending office which is either (x) resident in Canada for the purposes of the ITA, or (y) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of all amounts paid or credited to such Lender under the CDN Revolving Facility, and (b) to the extent that all or any portion of such Loans shall be made or such Commitments shall be allocated to the US Borrower, or any CDN Letters of Credit shall be issued for the account of any US Loan Party, the relevant CDN Revolving Lender shall be the Related Affiliate of such CDN Revolving Lender designated by such Lender in accordance with Section 2.4(b).

          "CDN Revolving Loans": as defined in Section 2.4(b).

          "CDN Revolving Percentage": as to any CDN Revolving Lender at any time, the percentage which such CDN Revolving Lender's CDN Revolving Commitment then constitutes of the Total CDN Revolving Commitments (or, at any time after the CDN Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal US Dollar Amount of such Lender's CDN Revolving Loans then outstanding constitutes of the aggregate principal US Dollar Amount of the CDN Revolving Loans then outstanding); provided, that, in the event that the CDN Revolving Loans are paid in full prior to the reduction to zero of the CDN Revolving Extensions of Credit, the CDN Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding CDN Revolving Extensions of Credit shall be held by the CDN Revolving Lenders on a comparable basis.

          "CDN Security Documents": collectively, the CDN Guarantee and Collateral Agreement, any Mortgages executed by any CDN Loan Party and all other security documents hereafter delivered to the Canadian Administrative Agent granting a Lien on any Property located in Canada or on any Property of any CDN Loan Party to secure the obligations and liabilities of any CDN Loan Party under any Loan Document, as the same may be amended, supplemented or otherwise modified from time to time.

          "CDN Subsidiary": any Subsidiary organized under the laws of Canada or any province thereof.

          "CDN Subsidiary Guarantor": each CDN Subsidiary (other than any Immaterial Subsidiary and any Subsidiary that will cease to exist pursuant to the Company Reorganization) of the US Borrower.

          "CDN Swingline Commitment": the obligation of the CDN Swingline Lender to make CDN Swingline Loans pursuant to Section 2.6(b) in an aggregate principal amount at any one time outstanding not to exceed C$5,000,000.

          "CDN Swingline Lender": Canadian Imperial Bank of Commerce, in its capacity as the lender of CDN Swingline Loans.

          "CDN Swingline Loans": as defined in Section 2.6(b).

          "CDN Term Commitments": the collective reference to the C$ CDN Term Commitments and the US$ CDN Term Commitments.

          "CDN Term Facilities": the collective reference to the C$ CDN Term Facility and US$ CDN Term Facility.

          "CDN Term Lenders": the collective reference to the C$ CDN Term Lenders and the US$ CDN Term Lenders.

          "CDN Term Loans: the collective reference to the C$ CDN Term Loans and the US$ CDN Term Loans.

          "C$ CDN Revolving Loans": as defined in Section 2.4(b).

          "C$ CDN Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a C$ CDN Term Loan to the CDN Borrower in a principal amount not to exceed the amount set forth under the heading "C$ CDN Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the C$ CDN Term Commitments is C$68,358,800.

          "C$ CDN Term Facility": as defined in the definition of "Facility".

          "C$ CDN Term Facility Pricing Grid": the table set forth below.

                                    Applicable Margin for C$ CDN
                                    Term Loans that are Bankers'   Applicable Margin for C$ CDN Term
Consolidated Total Leverage Ratio            Acceptances             Loans that are CDN Prime Loans
---------------------------------   ----------------------------   ---------------------------------
     > or = 4.50 : 1.00                         2.75%                            1.75%
          < 4.50 : 1.00                         2.50%                            1.50%

          Changes in the Applicable Margin with respect to C$ CDN Term Loans resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until such financial statements are delivered, Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be 4.50 to 1. In addition, at all times while an Event of Default set forth in
Section 8(a) or 8(f) shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of this Pricing

Grid be deemed to be 4.50 to 1. Each determination of the Consolidated Total Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(a).

          "C$ CDN Term Lender": each Lender that has a C$ CDN Term Commitment or that holds a C$ CDN Term Loan.

          "C$ CDN Term Loan": as defined in Section 2.1.

          "C$ CDN Term Percentage": as to any C$ CDN Term Lender, (i) at any time prior to the Closing Date, the percentage which the sum of such Lender's C$ CDN Term Commitments then constitutes of the aggregate C$ CDN Term Commitments and (ii) at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's C$ CDN Term Loans then outstanding constitutes of the aggregate principal amount of the C$ CDN Term Loans then outstanding.

          "CDOR Rate": on any date of determination as to any term of any Bankers' Acceptances in CDN Dollars, the rate determined as being the arithmetic average of the rates per annum applicable to CDN Dollar bankers' acceptances having a comparable term to maturity as the applicable term for the requested Bankers' Acceptances that appear on the Reuters Screen CDOR Page as at approximately 10:00 A.M., New York City time, on the date of determination; provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to CDN Dollar bankers' acceptances quoted by the Schedule I Reference Lenders as of 10:00 A.M., New York City time, on such date.

          "Certificated Security": as defined in the Guarantee and Collateral Agreement.

          "Chattel Paper": as defined in the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable.

          "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied and the initial Loans hereunder shall have been funded, which date is November 23, 2005.

          "Closing Date Material Adverse Effect": any event, circumstance, development, change or effect that is, individually or in the aggregate with all other events, circumstances, developments, changes and effects, materially adverse to the business, condition (financial or otherwise) or results of operations of the Surviving US Borrower and its Subsidiaries, taken as a whole; provided that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no change, circumstance, event or effect resulting primarily from any of the following shall constitute, a Closing Date Material Adverse Effect: (i) the announcement of the execution of the Initial Merger Agreement, or the pendency of consummation of the Merger, (ii) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Surviving US Borrower and its Subsidiaries conduct their business, so long as such conditions do not adversely affect the Surviving US Borrower or its Subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (iii) any change in any applicable law, rule or regulation or generally accepted accounting principles or interpretation thereof after the date hereof, (iv) any failure by the Surviving US Borrower to meet any published or internally prepared estimates of revenues or earnings for any period ending on or after July 28, 2005 and prior to the Closing Date (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Closing Date Material Adverse Effect if such facts and circumstances are not otherwise included in clauses (i)-(iii) of this definition), and (v) a decline in the price of the Surviving US Borrower's common stock on the NASDAQ National Market (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been, a Closing Date Material Adverse Effect if such facts and circumstances are not otherwise included in clauses (i)-(iii) of this definition).

          "Closing Date Reorganization": the series of transactions contemplated by the Closing Date Reorganization Documents and any other transactions or actions incidental thereto.

          "Closing Date Reorganization Documents": collectively, (1) the Contribution and Subscription Agreement (Step 4), dated as of the date hereof, by and between Holdings and the Initial US Borrower, (2) the Transfer Agreement (Step 5), dated as of the date hereof, by and between the Initial US Borrower and NSULC 2, (3) the Contribution and Subscription Agreement (Step 6), dated as of the date hereof, by and between NSULC 2 and Sunshine Merger II, (4) the Contribution Agreement, dated as of the date hereof, by and between Holdings and William C. Stone, (5) the Contribution and Subscription Agreement (Step 8), dated as of the date hereof, by and between Holdings and the Initial US Borrower, (6) the Transfer Agreement (Step 9), dated as of the date hereof, by and between the Initial US Borrower and NSULC 2, (7) the Contribution and Subscription Agreement (Step 11A), dated as of the date hereof, by and between NSULC 2 and Sunshine Merger II, (8) the Contribution and Subscription Agreement (Step 11F), dated as of the date hereof, by and between Sunshine Merger II and Sunshine Merger Corporation, (9) the Sale and Subscription Agreement (Step 12), dated as of the date hereof, by and between NSULC 2 and the Initial US Borrower,
(10) the Contribution and Subscription Agreement (Step 13), dated as of the date hereof, by and between NSULC 2 and Sunshine Merger II, (11) the Merger Agreements, (12) the Binding Plan of Reorganization (Steps 16-18), dated as of the date hereof, by and among the Surviving US Borrower, the Initial U.S. Borrower, NSULC 1 and NSULC 2, (13) the Distribution Agreement, dated as of the date hereof, between the Surviving US Borrower and NSULC 2, (14) the Sale and Transfer Agreement (Step 17), dated as of the date hereof, by and between NSULC 2 and the Initial US Borrower and (15) the Transfer Agreement (Step 18A), dated as of the date hereof, by and between NSULC 1 and New Canco.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Co-Investors": any co-investors designated by the Sponsor who may own, directly or indirectly, no more than 15%, in the aggregate, of the Capital Stock of Holdings but excluding transferees who are not Permitted Investors.

          "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment": as to any Lender, the sum of the Term Commitments and the Revolving Commitments of such Lender.

          "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the US Borrower ending March 31, 2006, the Commitment Fee Rate will be determined pursuant to the Revolving Facility Pricing Grid.

          "Committed Reinvestment Amount": as defined in the definition of "Reinvestment Prepayment Amount".

          "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with either Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes either Borrower and that is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code.

          "Commonly Controlled Plan": as defined in Section 4.12(b).

          "Company Reorganization": the collective reference to the Closing Date Reorganization and the CDN Reorganization.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information": as defined in Section 10.15.

          "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the US Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the US Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the US Borrower and its Subsidiaries and (b) without duplication, all Indebtedness consisting of Revolving Loans or Swingline Loans, to the extent otherwise included therein.

          "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Net Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including commitment and administrative fees and charges with respect to the Facilities), (c) depreciation and amortization expense, (d) amortization or impairment of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges, expenses or losses, including in relation to earn-outs and similar obligations (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period), (g) restructuring and integration costs, (h) stock-option based compensation expenses, (i) transaction costs, fees and expenses (including those relating to the Merger), (j) all fees and expenses paid pursuant to the Management Agreement, (k) the non-cash portion of straight-line rent expense, (l) proceeds from any business interruption insurance (in the case of this clause (l) to the extent not reflected as revenue or income in such statement of such Consolidated Net Income), (m) losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items and (n) cash expenses relating to earn-outs and similar obligations and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Net Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income or gains (other than the accrual of revenue in the ordinary course), all as determined on a consolidated basis, (d) cash payments in connection with "straight-line" rent expense which exceed the amount expensed in respect of such rent expense and (e) gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items; provided, that (i) Consolidated EBITDA of the US Borrower and its Subsidiaries shall be calculated giving effect to the adjustments set forth on Schedule 1.1B and (ii) for purposes of calculating Consolidated EBITDA of the US Borrower and its Subsidiaries for any period, (A) the Consolidated EBITDA (determined in accordance with GAAP) of any Person acquired by the US Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (but assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period, and assuming any synergies and cost savings to the extent certified by the US Borrower as having been determined in good faith to be reasonably anticipated to be realizable within 12 months following such acquisition and (B) the Consolidated EBITDA of any Person Disposed of by the US Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). For purposes of determining compliance with the financial covenants set forth in
Section 7.1, any equity contribution made to the US Borrower by Holdings on or after the first day of any fiscal quarter and prior to the day that is 10 days after the day on which financial statements are required to be delivered for such fiscal quarter (it being understood that each such contribution shall be credited with respect to only one fiscal quarter, provided that such credit shall be effective as to such fiscal quarter for all periods in which such fiscal quarter is included) will, at the request of the US Borrower, be deemed to increase, dollar for dollar, Consolidated EBITDA for such fiscal quarter for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of Consolidated EBITDA, a "Specified Equity Contribution"), provided that (a) in each four fiscal quarter period there shall be a period of at least two fiscal quarters in which no Specified Equity Contribution is made and (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the US Borrower to be in compliance with the financial covenants set forth in Section
7.1. Notwithstanding the forgoing, Consolidated EBITDA shall be calculated without giving effect to the non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with the Merger or any Permitted Acquisition

          "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the US Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the US Borrower or is merged into or consolidated with the US Borrower or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of the US Borrower) in which the US Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the US Borrower or such Subsidiary in the form of dividends or similar distributions.

          "Consolidated Net Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the US Borrower and its Subsidiaries for such period to (b) Consolidated Net Interest Expense of the US Borrower and its Subsidiaries for such period.

          "Consolidated Net Interest Expense": of any Person for any period, (a) total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries, minus (b) total cash interest income of such Person and its Subsidiaries for such period, in each case determined in accordance with GAAP.

          "Consolidated Total Leverage": at any date, the aggregate principal amount of all Funded Debt of the US Borrower and its Subsidiaries at such date, minus the amount, up to a maximum amount of $30,000,000, of cash and Cash Equivalents (other than any restricted cash or Cash Equivalents) held by the US Borrower and its Subsidiaries on such date, in each case determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the US Borrower, the ratio of (a) Consolidated Total Leverage on such day to (b) Consolidated EBITDA of the US Borrower and its Subsidiaries for such period.

          "Consolidated Working Capital": at any date, the difference of (a) Consolidated Current Assets on such date less (b) Consolidated Current Liabilities on such date.

          "Continuing Directors": the directors of Holdings on the Closing Date and each other director of Holdings, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 51% of the then Continuing Directors or such other director receives the vote of the Sponsor and its Affiliates (excluding any portfolio companies of the Sponsor) in his or her election by the shareholders of Holdings.

          "Contract Period": the term of a Bankers' Acceptance selected by the CDN Borrower in accordance with Section 2.25 commencing on the borrowing date, rollover date or conversion date of such Bankers' Acceptance, as the case may be, of such Bankers' Acceptance and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days thereafter, in all cases subject to availability; provided, that no Contract Period shall extend beyond the Revolving Termination Date.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Derivatives Counterparty": as defined in Section 7.6.

          "Differential Amount": as defined in Section 7.5(l).

          "Discount Note": as defined in Section 2.25.

          "Discount Note Lender": as defined in Section 2.25.

          "Discount Rate": with respect to any Bankers' Acceptance, (a) for a Lender which is a Schedule I bank under the Bank Act (Canada), the CDOR Rate (for the applicable term) and (b) for other Lenders, the rate determined by the Canadian Administrative Agent as being the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days, of the Schedule II/III Reference Lenders established in accordance with their normal practices at or about 10:00 A.M. (New York City time) on the issuance date of such Bankers' Acceptance, provided, that the Discount Rate of such other Lenders shall not exceed for any issue the Discount Rate established pursuant to (a) above plus 0.10% per annum.

          "Disposition": with respect to any Property, any sale, sale and leaseback, assignment, conveyance, transfer or other effectively complete disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Disqualified Capital Stock": Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards), prior to the date that is 91 days after the final scheduled maturity date of the Term Loans (other than (i) upon payment in full of the Obligations and termination of the Commitments or (ii) upon a "change in control", provided, that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and such requirement is not applicable in more circumstances than pursuant to the change of control provisions in the Senior Subordinated Note Indenture or in any indenture with respect to any Additional Senior Subordinated Notes) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock.

          "Documentation Agent": as defined in the preamble hereto.

          "Dollars" and "$": dollars in lawful currency of the United States.

          "Domestic Subsidiary": any Subsidiary of the US Borrower organized under the laws of any jurisdiction within the United States.

          "Draft": at any time a bill of exchange within the meaning of the Bills of Exchange Act (Canada), drawn by the CDN Borrower on a CDN B/A Lender, denominated in CDN Dollars and bearing such distinguishing letters and numbers as such CDN B/A Lender may determine, but which at such time has not been completed or accepted by such CDN B/A Lender.

          "Environmental Laws": any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes or decrees (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as has been, is now, or at any time hereafter is, in effect.

          "Environmental Liability": any liability, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the Release of any Materials of Environmental Concern or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Environmental Permits": any and all permits, licenses, approvals, registrations, exemptions and other authorizations required under any Environmental Law.

          "Equity Issuance": any issuance by any Group Member of its Capital Stock in a public offering.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the relevant currency at or about 11:00 A.M., local time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurocurrency Loans": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

          "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
                 ----------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurocurrency Tranche": the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excess Amount": as defined in Section 7.4(c).

          "Excess Cash Flow": for any fiscal year of the US Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation, amortization and deferred tax expense) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year and (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the US Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income minus, (b) the sum, without duplication (including, in the case of clauses (ii) and (viii) below, duplication across periods; provided, that all or any portion of the amounts referred to in clauses
(ii) and (viii) below with respect to a period may be applied in the determination of Excess Cash Flow for any subsequent period to the extent such amounts did not previously result in a reduction of Excess Cash Flow in any prior period), of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income (including, without limitation, deferred tax credits), (ii) the aggregate amount (A) actually paid by the US Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures permitted under this Agreement and Permitted Acquisitions and (B) committed during such fiscal year to be used to make Capital Expenditures permitted under this Agreement or Permitted Acquisitions which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal year (in each case under this clause (ii) other than to the extent any such Capital Expenditure or Permitted Acquisition is made (or, in the case of the preceding clause (B), is expected to be made) with the proceeds of new long-term Indebtedness or an Equity Issuance or with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all regularly scheduled principal payments of Indebtedness (including, without limitation, the Term Loans) of the US Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (v) the aggregate net amount of non-cash gain on the Disposition of Property by the US Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vi) fees and expenses incurred in connection with the closing of the Merger, the Senior Subordinated Notes or the Loan Documents, (vii) purchase price adjustments paid or received in connection with the Merger or any Permitted Acquisition, (viii) the net amount of Investments made during such period pursuant to paragraphs
(d), (f), (g), (h), (p) and (r) of Section 7.8 or committed during such period to be used to make Investments pursuant to such paragraphs of Section 7.8 which have been actually made or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such period and (ix) the amount (determined by the US Borrower) of such Consolidated Net Income which is mandatorily prepaid or reinvested pursuant to Section 2.12(b) (or as to which a waiver of the requirements of such Section applicable thereto has been granted under Section 10.1) prior to the date of determination of Excess Cash Flow for such fiscal year as a result of any Asset Sale or Recovery Event.

          "Excess Cash Flow Application Date": as defined in Section 2.12(d).

          "Excess Cash Flow Percentage": 50%; provided, that the Excess Cash Flow Percentage shall be reduced to 25% if the Consolidated Total Leverage Ratio as of the last day of such fiscal year is not greater than 4.0 to 1.0 and reduced further to 0% if the Consolidated Total Leverage Ratio as of the last day of such fiscal year is not greater than 3.0 to 1.0.

          "Existing CDN Credit Agreement": the Credit Agreement, dated October 5, 2001, as amended, between Financial Models Company, Inc. and the Canadian Imperial Bank of Commerce.

          "Existing Letter of Credit": that certain Letter of Credit No. SBTG724743, issued under (and as defined in) the Existing CDN Credit Agreement, in favor of J.A.B. Matheson Holdings, Inc., in an aggregate face amount of $123,750.

          "Existing US Credit Agreement": the Credit Agreement, dated as of April 13, 2005, between the Surviving US Borrower and Bank of America, N.A., as amended by Amendment No. 1 to

Credit Agreement dated as of May 27, 2005, and by Amendment No. 2 of the Credit Agreement dated as of July 27, 2005.

          "Facility": each of (a) the US Term Commitments and the US Term Loans made thereunder (the "US Term Facility"), (b) the C$ CDN Term Commitments and the C$ CDN Term Loans made thereunder (the "C$ CDN Term Facility"), (c) the US$ CDN Term Commitments and the US$ CDN Term Loans made thereunder (the "US$ CDN Term Facility" and, together with the US Term Facility and the C$ CDN Term Facilty, the "Term Facility"), (d) the US Revolving Commitments and the extensions of credit made thereunder (the "US Revolving Facility") and (e) the CDN Revolving Commitments and the extensions of credit made thereunder (the "CDN Revolving Facility" and, together with the US Revolving Facility, the "Revolving Facility").

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

          "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

          "Foreign Cash Equivalents": (a) certificates of deposit or bankers acceptances of, and bank deposits with, any bank organized under the laws of any country that is a member of the European Economic Community or Canada or any subdivision thereof, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition, (b) commercial paper maturing not more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P's or Moody's and (c) shares of any money market mutual fund that has its assets invested continuously in the types of investments referred to in clauses (a) and (b) above.

          "Foreign Subsidiary": any Subsidiary of the US Borrower that is not a Domestic Subsidiary.

          "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a), (c) and (e) of the definition of "Indebtedness".

          "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b).

          "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and, as to any Lender, any securities exchange and any self regulatory organization (including the National Association of Insurance Commissioners).

          "Group Members": the collective reference to Holdings, the Borrowers and their respective Subsidiaries.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Initial US Borrower, the Surviving US Borrower and each US Subsidiary Guarantor, substantially in the form of Exhibit A-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or by which such Person becomes contingently liable for any Indebtedness, net worth, working capital earnings, leases, dividends or other distributions upon the stock or equity interests (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the US Borrower in good faith.

          "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by either Borrower or its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Holdings": Sunshine Acquisition Corporation, a Delaware corporation.

          "Immaterial Subsidiary": on any date, any Subsidiary of the US Borrower that (i) had less than $5,000,000 of annual revenues as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such date and (ii) has been designated as such by the US Borrower in a written notice delivered to the Administrative Agent (other than any such Subsidiary as to which the US Borrower has revoked such designation by written notice to the Administrative Agent); provided that at no time shall the Immaterial Subsidiaries so designated by the US Borrower have annual revenues (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time) in excess of $10,000,000 in the aggregate.

          "Increased Amount Date": as defined in Section 2.28.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than (i) trade payables, current accounts and similar obligations incurred in the ordinary course of such Person's business and (ii) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-out or contingent payment becomes fixed),
(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property, in which case only the lesser of the amount of such obligation and the fair market value of such Property shall constitute Indebtedness), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person in respect of Disqualified Capital Stock, except for agreements with directors, officers and employees to acquire such Capital Stock upon the death or termination of employment of such director, officer or employee, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (and in the event such Person has not assumed or become liable for payment of such obligation, only the lesser of the amount of such obligation and the fair market value of such Property shall constitute Indebtedness).

          "Indebtedness for Borrowed Money": to the extent the following would be reflected on a consolidated balance sheet of the US Borrower and its Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the US Borrower and its Subsidiaries with respect to (i) borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) obligations under Capital Leases, (iii) reimbursement obligations for letters of credit and financial guarantees (without duplication) (other than ordinary course of business contingent reimbursement obligations) and (iv) the deferred purchase price of property or services (except for accounts payable, deferred compensation arrangements and accrued expenses and receipt of progress and advance payments related to such purchase price, in each case arising in the ordinary course of business).

          "Initial Merger Agreement": the Agreement and Plan of Merger, dated as of July 28, 2005, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 25, 2005, by and among Holdings, the Surviving US Borrower and Sunshine Merger Corporation.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Instrument": as defined in the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, domain names, patents, patent licenses, trademarks, trademark licenses, trade names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any ABR Loan (other than any Swingline Loan), CDN ABR Loan (other than any Swingline Loan) or CDN Prime Loan, the third Business Day following the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest

Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan, CDN ABR Loan or CDN Prime Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six or (with the consent of each affected Lender under the relevant Facility) nine or twelve months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent or the Canadian Administrative Agent, as applicable, not later than 1:00 P.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that would otherwise extend beyond the scheduled Revolving Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Termination Date or such due date, as applicable; and

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Investments": as defined in Section 7.8.

          "Issuing Lenders": the collective reference to each US Issuing Lender and each CDN Issuing Lender.

          "ITA": the Income Tax Act (Canada), as amended.

          "Joinder Agreement": an agreement substantially in the form of Exhibit I.

          "JPMorgan Chase Bank": JPMorgan Chase Bank, N.A.

          "Judgment Conversion Date": as defined in Section 10.13(a).

          "Judgment Currency": as defined in Section 10.13(a).

          "L/C Commitment": $50,000,000.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the US L/C Obligations then outstanding and (b) the CDN L/C Obligations then outstanding.

          "L/C Participants": the collective reference to the US L/C Participants and the CDN L/C Participants applicable Issuing Lender.

          "Lead Arrangers": the collective reference to J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC.

          "Lenders": as defined in the preamble hereto.

          "Letters of Credit": as defined in Section 3.1(a).

          "Lien": any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, it is understood and agreed that any Group Member may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by, or licensed to, such Group Member. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Administrative Agent, the Canadian Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent or the Canadian Administrative Agent to utilize, sell, lease, license or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": the collective reference to this Agreement, the Security Documents, the Applications and the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

          "Loan Parties": Holdings, the Borrowers and each Subsidiary Guarantor.

          "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the US Term Loans and/or CDN Term Loans, or the Total US Revolving Extensions of Credit and/or Total CDN Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of either Revolving Facility, prior to any termination of the Revolving Commitments under such Facility, the holders of more than 50% of the Total Revolving Commitments under such Facility).

          "Majority Revolving Facility Lenders": the Majority Facility Lenders in respect of the Revolving Facility.

          "Majority Term Facility Lenders": the Majority Facility Lenders in respect of the Term Facility.

          "Management Agreement": the Management Agreement, dated as of the date hereof, by and among Holdings, William C. Stone and T.C. Group, LLC, as in effect on the Closing Date and as modified from time to time with the consent of the Administrative Agent.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or financial condition of the US Borrower and its subsidiaries taken as a whole, or (b) the validity or enforceability of the Loan Documents or the material rights and remedies of the

Administrative Agent, the Canadian Administrative Agent and the Lenders thereunder, in each case, taken as a whole.

          "Material Subsidiary": any Subsidiary that is not an Immaterial Subsidiary.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other substances that is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to, or that could give rise to liability under, any Environmental Law.

          "Merger": the collective reference to the transactions pursuant to the Company Reorganization.

          "Merger Agreements": collectively, (a) the Initial Merger Agreement,
(b) the Second Merger Agreement and (c) the Third Merger Agreement.

          "Moody's": Moody's Investors Service.

          "Mortgage": any mortgage, deed of trust, hypothec or other similar document made by any Loan Party in favor of, or for the benefit of, the Administrative Agent (or the Canadian Administrative Agent, as the case may be) for the benefit of the relevant Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the US Borrower (taking into account the law of the jurisdiction in which such mortgage, deed of trust, hypothec or similar document is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, consulting fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of Funded Debt, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "New Canco": 3112755 Nova Scotia Company, a Nova Scotia unlimited company.

          "New Term Loans": as defined in Section 2.28.

          "New Term Loan Commitments": as defined in Section 2.28.

          "Non-Excluded Taxes": as defined in Section 2.20(a).

          "Non-Guarantor Subsidiary": any Subsidiary of either Borrower which is not a Subsidiary Guarantor.

          "Non-US Lender": as defined in Section 2.20(d).

          "Note": any promissory note evidencing any Loan.

          "NSULC 1": 3098593 Nova Scotia Company, a Nova Scotia unlimited company.

          "NSULC 2": 3105198 Nova Scotia Company, a Nova Scotia unlimited company.

          "NSULC 3": 3112753 Nova Scotia Company, a Nova Scotia unlimited company.

          "NSULC 4": 3112754 Nova Scotia Company, a Nova Scotia unlimited company.

          "Obligation Currency": as defined in Section 10.13(a).

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations, the full Face Amount of all outstanding B/As and all other obligations and liabilities of the Borrowers to the Administrative Agent, the Canadian Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, of either Borrower or any of its Subsidiaries to the Administrative Agent, the Canadian Administrative Agent, any Lender or any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any B/A, any Specified Hedge Agreement or (to the extent the applicable Borrower so agrees in the applicable agreements therefor) cash management arrangements with Lenders or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Canadian Administrative Agent or any Lender that are required to be paid by either Borrower pursuant hereto) or otherwise; provided, that (a) obligations of either Borrower or any of its Subsidiaries under any Specified Hedge Agreement or cash management agreement (if applicable) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or cash management agreements (if applicable).

          "Ontario LP": SS&C 1656866 Limited Partnership, a limited partnership formed under the laws of Ontario.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Payment Amount": as defined in Section 3.5.

          "Participant": as defined in Section 10.6(c).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Acquisition": (i) any acquisition (including, if applicable, in the case of any Intellectual Property, by way of license) approved by the Required Lenders or (ii) any acquisition by either Borrower or any of its Subsidiaries of all or substantially all of the Capital Stock, or all or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division, product line or business line of any Person (each, an "Acquisition"), if such Acquisition described in this clause
(ii) complies with the following criteria:

          (a) No Default or Event of Default shall be in effect immediately prior or after giving effect to such Acquisition.

          (b) After giving effect to the consummation of such Acquisition and to the incurrence of any Indebtedness associated therewith, the US Borrower shall be in pro forma compliance with Section 7.1 (calculated as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which such acquisition is consummated, giving pro forma effect to such Acquisition and the issuance of the related Indebtedness).

          (c) At least five Business Days prior to the consummation of such Acquisition (i) the Administrative Agent shall have received the then current financial projections in respect of the Person, division, product line or line of business acquired in such Acquisition for the one-year period following the consummation of such acquisition, (ii) the Administrative Agent shall have received the then current drafts of the documentation to be executed in connection with such Acquisition (with final copies of such documentation to be delivered to the Administrative Agent promptly upon becoming available), including all schedules and exhibits thereto and (iii) the Administrative Agent shall have received notice of the closing date for such Acquisition; provided, that, such notice shall be given unless doing so would materially interfere with, or would cause materially adverse economic consequences with respect to, the consummation of such Acquisition.

          "Permitted Investors": the collective reference to the Sponsor, any Co-Investors, William C. Stone and their respective Affiliates (but excluding, for purposes of Section 8(k) only, any portfolio companies of the foregoing) and the directors, officers and other employees of Holdings and its Subsidiaries.

          "Permitted Seller Note": a promissory note containing subordination and other related provisions reasonably acceptable to the Administrative Agent, representing Indebtedness of either Borrower or any of its Subsidiaries incurred in connection with any acquisition permitted under Section 7.8(f) and payable to the seller in connection therewith.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan as defined in
Section 3(3) of ERISA and in respect of which either Borrower or any of its Subsidiaries is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledged Securities": as defined in the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable.

          "Pledged Stock": as defined in the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable.

          "Pricing Grid": the Revolving Facility Pricing Grid or the C$ CDN Term Facility Pricing Grid, as the context requires.

          "Prime Rate": as defined in the definition of "ABR".

          "Pro Forma Balance Sheet": as defined in Section 4.1(a).

          "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Qualified Capital Stock": any Capital Stock that is not Disqualified Capital Stock.

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the US Borrower or any of its Subsidiaries, in an amount for each such event exceeding $1,000,000.

          "Refunded CDN Swingline Loans": as defined in Section 2.7(b)(ii).

          "Refunded US Swingline Loans": as defined in Section 2.7(b)(i).

          "Register": as defined in Section 10.6(b)(iv).

          "Regulation H": Regulation H of the Board as in effect from time to time.

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reimbursement Obligation": the obligation of the relevant Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

          "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party for its own account in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.12 as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of which either Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice signed on behalf of the US Borrower by a Responsible Officer stating that the US Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its (or such Subsidiary's) business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount committed to be expended prior to the relevant Reinvestment Prepayment Date (a "Committed Reinvestment Amount"), or actually expended expended prior to such date, in each case to acquire assets useful in the US Borrower's or any Subsidiary's business.

          "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (i) the date occurring 15 months after such Reinvestment Event and (ii) with respect to any portion of a Reinvestment Deferred Amount, the date on which the relevant Borrower shall have determined not to acquire assets useful in either Borrower's business with such portion of such Reinvestment Deferred Amount.

          "Related Affiliate": with respect to any CDN Revolving Lender, an Affiliate or lending office of such CDN Revolving Lender designated by it to make its CDN Revolving Commitment and CDN Revolving Loans available to the US Borrower under this Agreement.

          "Release": any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure or facility.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Replacement Canadian Indebtedness Amount": at any time, an aggregate amount equal to the sum of (i) the aggregate amount of the CDN Term Loan repaid or prepaid pursuant to Sections 2.3(b), 2.11(b) and 2.12(d) prior to such time and (ii) the aggregate amount of all reductions of the CDN Revolving Commitment pursuant to Section 2.10 prior to such time.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

          "Representatives": as defined in Section 10.15.

          "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the US Dollar Amount of the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Required Prepayment Lenders": the Majority Facility Lenders in respect of the Term Facility.

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president, chief financial officer (or similar title) or treasurer (or similar title) of Holdings or the US Borrower, and, with respect to financial matters, the chief financial officer (or similar title) or treasurer (or similar title) of Holdings or the US Borrower.

          "Restricted Payments": as defined in Section 7.6.

          "Revolving Commitments": the collective reference to the US Revolving Commitments and the CDN Revolving Commitments.

          "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

          "Revolving Extensions of Credit": the collective reference to the US Revolving Extensions of Credit and CDN Revolving Extensions of Credit.

          "Revolving Facility": as defined in the definition of "Facility".

          "Revolving Facility Pricing Grid": the table set forth below.

                                                                    Applicable Margin for
                                         Applicable Margin for    Revolving Loans that are
                                       Revolving Loans that are   ABR Loans, CDN ABR Loans
      Consolidated Total                 Eurocurrency Loans or     or CDN Prime Loans and    Commitment
        Leverage Ratio                   Bankers' Acceptances        for Swingline Loans      Fee Rate
      ------------------               ------------------------   ------------------------   ----------
    > or = 5.50 : 1.00                           2.75%                      1.75%                0.50%
4.50 : 1.00 < and < 5.50 : 1.00                  2.50%                      1.50%                0.50%
3.50 : 1.00 < and < or = 4.50 : 1.00             2.25%                      1.25%               0.375%
    < or = 3.50 : 1.00                           2.00%                      1.00%               0.375%

          Changes in the Applicable Margin with respect to Revolving Loans and Swingline Loans resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.50 to 1. In addition, at all times while an Event of Default set forth in Section 8(a) or 8(f) shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of this Pricing Grid be deemed to be greater than 5.50 to 1. Each determination of the Consolidated Total Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(a).

          "Revolving Lenders": the collective reference to the US Revolving Lenders and the CDN Revolving Lenders.

          "Revolving Loans": the collective reference to the US Revolving Loans and the CDN Revolving Loans.

          "Revolving Termination Date": November 23, 2011.

          "S&P": Standard & Poor's Ratings Group.

          "Schedule I Reference Lenders": Canadian Imperial Bank of Commerce and The Bank of Nova Scotia.

          "Schedule II/III Reference Lenders": JPMorgan Chase Bank, N.A., Toronto Branch and Bank of America, National Association, Canada Branch.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

          "Second Merger Agreement": the Agreement and Plan of Merger (Step 15), dated as of the date hereof, by and between Sunshine Merger II and the Surviving US Borrower, as amended, supplemented or otherwise modified from time to time with the consent of the Administrative Agent.

          "Securities": as defined in the CDN Guarantee and Collateral
Agreement.

          "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the CDN Security Documents and all other security documents (including any Mortgages) hereafter delivered to the Administrative Agent or the Canadian Administrative Agent purporting to grant a Lien on any Property of any Loan Party to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Subordinated Note Indenture": the Indenture entered into by the Initial US Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes as the same may be amended, supplemented or otherwise modified from time to time.

          "Senior Subordinated Notes": the subordinated notes of the US Borrower issued on the Closing Date and any exchange notes issued in replacement thereof, in each case pursuant to the Senior Subordinated Note Indenture.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": with respect to any Person, as of any date of determination, (I) with respect to any US Loan Party, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature; and (II) with respect to any CDN Loan Party, (a) the property of each such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) each such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due and
(c) each such Person is not for any reason unable to meet its obligations as they generally become due. For purposes of this definition, (i) "debt" means liability on a "claim", (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) except as otherwise provided by applicable law, the amount of "contingent liabilities" at any time shall be the amount thereof which, in light of all the facts and circumstances existing at such time, can reasonably be expected to become actual or matured liabilities.

          "Specified Cash Management Arrangement": as defined in the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable.

          "Specified Change of Control": a "Change of Control" (or any other defined term having the same purpose) as defined in the Senior Subordinated Note Indenture.

          "Specified Hedge Agreement": any Hedge Agreement (a) entered into by
(i) either Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof at the time such Hedge Agreement was entered into, as counterparty and (b) that has been designated by such Lender and the relevant Borrower, by notice to the Administrative Agent (and, if entered into by a CDN Loan Party, the Canadian Administrative Agent), as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as the case may be. For the avoidance of doubt, all Hedge Agreements in existence on the Closing Date between either Borrower or any of its Subsidiaries and any Lender shall constitute Specified Hedge Agreements.

          "Specified Representations": (a) the representations made by SS&C Technologies, Inc. in the Initial Merger Agreement, but only to the extent that the Sponsor, Holdings or Sunshine Merger Corporation has the right to terminate its obligations under the Initial Merger Agreement in the event that any such representations are not true and (b) the representations and warranties set forth in Sections 4.2(a), 4.4, 4.11 and 4.14.

          "Sponsor": Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., and any Affiliates thereof (but excluding, for purposes of Section 8(k) only, any portfolio companies of the foregoing).

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the US Borrower.

          "Subsidiary Guarantors": the collective reference to the US Subsidiary Guarantors and the CDN Subsidiary Guarantors.

          "Sunshine Merger II": Sunshine Merger II, Inc., a Delaware corporation.

          "Sunshine Merger Corporation": Sunshine Merger Corporation, a Delaware corporation.

          "Swingline Commitment": the collective reference to the US Swingline Commitment and the CDN Swingline Commitment.

          "Swingline Lenders": the collective reference to the US Swingline Lender and the CDN Swingline Lender.

          "Swingline Loans": the collective reference to the US Swingline Loans and the CDN Swingline Loans.

          "Swingline Participation Amount": as defined in Section 2.7(c).

          "Syndication Agent": as defined in the preamble hereto.

          "Term Commitments": the collective reference to the US Term Commitments and the CDN Term Commitments.

          "Term Facility": as defined in the definition of "Facility".

          "Term Lender": the collective reference to the US Term Lenders and the CDN Term Lenders.

          "Term Loans" the collective reference to the US Term Loans and the CDN Term Loans.

          "Third Merger Agreement": the Agreement and Plan of Merger (Step 18), dated as of the date hereof, by and between the Initial US Borrower and the Surviving US Borrower, as amended, supplemented or otherwise modified from time to time with the consent of the Administrative Agent.

          "Total CDN Revolving Commitments": at any time, the aggregate amount of the CDN Revolving Commitments then in effect.

          "Total CDN Revolving Extensions of Credit": at any time, the aggregate amount of the CDN Revolving Extensions of Credit then outstanding.

          "Total Revolving Commitments": at any time, the sum of the Total US Revolving Commitments then in effect and the Total CDN Revolving Commitments then in effect.

          "Total Revolving Extensions of Credit": at any time, the sum of the Total US Revolving Extensions of Credit then outstanding and the Total CDN Revolving Extensions of Credit then outstanding.

          "Total US Revolving Commitments": at any time, the aggregate amount of the US Revolving Commitments then in effect.

          "Total US Revolving Extensions of Credit": at any time, the aggregate amount of the US Revolving Extensions of Credit then outstanding.

          "Tranche": as defined in Section 2.28.

          "Transaction": as defined in Section 5.1(b).

          "Transferee": any Assignee or Participant.

          "Type": (i) as to any Loan denominated in Dollars, its nature as an ABR Loan, CDN ABR Loan or Eurocurrency Loan, and (ii) as to any Loan denominated in CDN Dollars, its nature as a CDN Prime Loan, a Bankers' Acceptance or a Eurocurrency Loan.

          "United States": the United States of America.

          "US Borrower": (a) at any time prior to the consummation of the US Merger Transactions, the Initial US Borrower, and (b) upon and at any time after the consummation of the US Merger Transactions, the Surviving US Borrower.

          "US Dollar Amount": in respect of any amount, the sum of (a) the portion thereof denominated in Dollars (if any), plus (b) the US Dollar Equivalent of the portion thereof denominated in CDN Dollars (if any).

          "US$ CDN Revolving Loans": as defined in Section 2.4(b).

          "US$ CDN Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a US$ CDN Term Loan to the CDN Borrower in a principal amount not to exceed the amount set forth under the heading "US$ CDN Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the US$ CDN Term Commitments is $17,000,000

          "US$ CDN Term Facility": as defined in the definition of "Facility".

          "US$ CDN Term Lender": each Lender that has a US$ CDN Term Commitment or that holds a US$ CDN Term Loan.

          "US$ CDN Term Loan": as defined in Section 2.1.

          "US$ CDN Term Percentage": as to any US$ CDN Term Lender, (i) at any time prior to the Closing Date, the percentage which the sum of such Lender's US$ CDN Term Commitments then constitutes of the aggregate US$ CDN Term Commitments and (ii) at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's US$ CDN Term Loans then outstanding constitutes of the aggregate principal amount of the US$ CDN Term Loans then outstanding

          "US Dollar Equivalent": at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of CDN Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Canadian Administrative Agent as of 12:00 noon. (New York City time) on the date of any determination thereof for purchase on such date.

          "US Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrowers and the Lenders.

          "US Issuing Lender": (a) JPMorgan Chase Bank or (b) any other US Revolving Lender from time to time designated by the US Borrower as a US Issuing Lender with the consent of such other US Revolving Lender and the Administrative Agent (such consent of the Administrative Agent not to be unreasonably withheld, conditioned or delayed).

          "US L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding US Letters of Credit and (b) the aggregate amount of drawings under US Letters of Credit that have not then been reimbursed.

          "US L/C Participants": the collective reference to all the US Revolving Lenders other than the applicable US Issuing Lender.

          "US Lender": as defined in Section 2.20(e).

          "US Letters of Credit": as defined in Section 3.1(a).

          "US Loan Party": each of Holdings, the US Borrower and the US Subsidiary Guarantors.

          "US Merger Transactions": as defined in Section 5.1(b).

          "US Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make US Revolving Loans and participate in US Swingline Loans and US Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "US Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total US Revolving Commitments is $65,000,000.

          "US Revolving Extensions of Credit": as to any US Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all US Revolving Loans held by such Lender then outstanding, (b) such Lender's US Revolving Percentage of the US L/C Obligations then outstanding and (c) such Lender's US Revolving Percentage of the aggregate principal amount of US Swingline Loans then outstanding.

          "US Revolving Facility": as defined in the definition of "Facility".

          "US Revolving Lender": each Lender that has a US Revolving Commitment or that holds US Revolving Loans.

          "US Revolving Loans": as defined in Section 2.4(a).

          "US Revolving Percentage": as to any US Revolving Lender at any time, the percentage which such Lender's US Revolving Commitment then constitutes of the Total US Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's US Revolving Loans then outstanding constitutes of the aggregate principal amount of the US Revolving Loans then outstanding, provided, that, in the event that the US Revolving Loans are paid in full prior to the reduction to zero of the Total US Revolving Extensions of Credit, the US Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding US Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

          "US Subsidiary Guarantor": each wholly owned Domestic Subsidiary (other than Subsidiary Sunshine Merger II, Sunshine Merger Corporation and any Immaterial Subsidiary) of the US Borrower.

          "US Swingline Commitment": the obligation of the US Swingline Lender to make US Swingline Loans pursuant to Section 2.6(a) in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

          "US Swingline Lender": JPMorgan Chase Bank, in its capacity as the lender of US Swingline Loans.

          "US Swingline Loans": as defined in Section 2.6(a).

          "US Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a US Term Loan to the US Borrower in a principal amount not to exceed the amount set forth under the heading "US Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the US Term Commitments is $200,000,000.

          "US Term Facility": as defined in the definition of "Facility".

          "US Term Lender": each Lender that has a US Term Commitment or that holds a US Term Loan.

          "US Term Loan": as defined in Section 2.1.

          "US Term Percentage": as to any US Term Lender at any time, the percentage which the sum of such Lender's US Term Commitments then constitutes of the aggregate US Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's US Term Loans then outstanding constitutes of the aggregate principal amount of the US Term Loans then outstanding).

          "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state or province.

          "WCS Employment Agreement": the Employment Agreement, dated as of the date hereof, entered into by and between William C. Stone and Holdings, as in effect on the Closing Date and as may be modified from time to time with the consent of the Administrative Agent.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the US Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", and (iii) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Annex, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The term "license" shall include sub-license.

          (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Term Commitments. (a) Subject to the terms and conditions hereof, each US Term Lender severally agrees to make a term loan (a "US Term Loan") in Dollars to the Initial US Borrower on the Closing Date in an amount not to exceed the amount of the US Term Commitment of such Lender. The US Term Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the US Borrower and notified to the Administrative Agent in accordance with Sections 2.2(a) and 2.13.

          (b) Subject to the terms and conditions hereof, each C$ CDN Term Lender severally agrees to make a term loan in CDN Dollars to the CDN Borrower on the Closing Date and, thereafter, to the extent of any conversion or renewal of a C$ CDN Term Loan in accordance with Sections 2.13(c) and/or 2.25, as applicable, to accept and, at the option of the CDN Borrower, purchase Bankers' Acceptances from the CDN Borrower (such term loan and the full Face Amount of any such B/A, a "C$ CDN Term Loan") in an amount not to exceed the amount of the C$ CDN Term Commitment of such Lender. The C$ CDN Term Loans may from time to time be CDN Prime Loans or Bankers' Acceptances, as determined by the CDN Borrower and notified to the Canadian Administrative Agent in accordance with Sections 2.2(b), 2.13(c) and/or 2.25, as applicable.

          (c) Subject to the terms and conditions hereof, each US$ CDN Term Lender severally agrees to make a term loan (a "US$ CDN Term Loan") in Dollars to the CDN Borrower on the Closing Date in an amount not to exceed the amount of the US$ CDN Term Commitment of such Lender. The US$ CDN Term Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the CDN Borrower and notified to the Canadian Administrative Agent in accordance with Sections 2.2(b) and 2.13.

          2.2 Procedure for Term Loan Borrowing. (a) The Initial US Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, on the day of the anticipated Closing Date) requesting that the US Term Lenders make the US Term Loans on the Closing Date and specifying the amount to be borrowed. The US Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each US Term Lender thereof. Not later than 1:00 P.M., New York City time, on the Closing Date each US Term Lender shall make available to the Administrative Agent at the US Funding Office an amount in immediately available funds equal to the US Term Loan or US Term Loans to be made by such Lender. The Administrative Agent shall credit the account designated in writing by the Initial US Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the US Term Lenders in immediately available funds.

          (b) The CDN Borrower shall give the Canadian Administrative Agent irrevocable notice (which notice must be received by the Canadian Administrative Agent prior to 12:00 Noon, New York City time, on the day of the anticipated Closing Date) requesting that the CDN Term Lenders make the CDN Term Loans on the Closing Date and specifying the amount to be borrowed. The CDN Term Loans made on the Closing Date shall initially be (i) in the case of C$ CDN Term Loans, CDN Prime Loans, and (ii) in the case of US$ CDN Term Loans, ABR Loans. Upon receipt of such notice the Canadian Administrative Agent shall promptly notify each CDN Term Lender thereof. Not later than 1:00 P.M., New York City time, on the Closing Date each CDN Term Lender shall make available to the Canadian Administrative Agent at the Canadian Funding Office an amount in immediately available funds equal to the CDN Term Loan or CDN Term Loans to be made by such Lender. The Canadian Administrative Agent shall credit the account designated in writing by the CDN Borrower to the Canadian Administrative Agent with the aggregate of the amounts made available to the Canadian Administrative Agent by the CDN Term Lenders in immediately available funds.

          2.3 Repayment of Term Loans. (a) The US Term Loan of each US Term Lender shall mature in consecutive quarterly installments, commencing on March 31, 2006, each of which shall be in an amount equal to such Lender's US Term Percentage multiplied by the amount set forth below opposite such installment:

    Installment      Principal Amount
    -----------      ----------------
March 31, 2006           $500,000
June 30, 2006            $500,000
September 30, 2006       $500,000
December 31, 2006        $500,000
March 31, 2007           $500,000
June 30, 2007            $500,000
September 30, 2007       $500,000
December 31, 2007        $500,000
March 31, 2008           $500,000
June 30, 2008            $500,000
September 30, 2008       $500,000
December 31, 2008        $500,000
March 31, 2009           $500,000
June 30, 2009            $500,000
September 30, 2009       $500,000
December 31, 2009        $500,000
March 31, 2010           $500,000
June 30, 2010            $500,000
September 30, 2010       $500,000
December 31, 2010        $500,000
March 31, 2011           $500,000
June 30, 2011            $500,000
September 30, 2011       $500,000
December 31, 2011        $500,000
March 31, 2012           $500,000
June 30, 2012            $500,000
September 30, 2012       $500,000
November 23, 2012     All outstanding
                       principal in
                      respect of the
                       US Term Loans

          (b) The C$ CDN Term Loan of each C$ CDN Term Lender shall mature in consecutive quarterly installments, commencing on March 31, 2006, each of which shall be in an amount equal to such Lender's C$ CDN Term Percentage multiplied by the amount set forth below opposite such installment:

    Installment      Principal Amount
    -----------      ----------------
March 31, 2006           C$170,897
June 30, 2006            C$170,897
September 30, 2006       C$170,897
December 31, 2006        C$170,897
March 31, 2007           C$170,897
June 30, 2007            C$170,897
September 30, 2007       C$170,897

    Installment      Principal Amount
    -----------      ----------------
December 31, 2007        C$170,897
March 31, 2008           C$170,897
June 30, 2008            C$170,897
September 30, 2008       C$170,897
December 31, 2008        C$170,897
March 31, 2009           C$170,897
June 30, 2009            C$170,897
September 30, 2009       C$170,897
December 31, 2009        C$170,897
March 31, 2010           C$170,897
June 30, 2010            C$170,897
September 30, 2010       C$170,897
December 31, 2010        C$170,897
March 31, 2011           C$170,897
June 30, 2011            C$170,897
September 30, 2011       C$170,897
December 31, 2011        C$170,897
March 31, 2012           C$170,897
June 30, 2012            C$170,897
September 30, 2012       C$170,897
November 23, 2012     All outstanding
                       principal in
                      respect of the
                        C$ CDN Term
                           Loans

          (c) The US$ CDN Term Loan of each US$ CDN Term Lender shall mature in consecutive quarterly installments, commencing on March 31, 2006, each of which shall be in an amount equal to such Lender's US$ CDN Term Percentage multiplied by the amount set forth below opposite such installment:

    Installment      Principal Amount
    -----------      ----------------
March 31, 2006            $42,500
June 30, 2006             $42,500
September 30, 2006        $42,500
December 31, 2006         $42,500
March 31, 2007            $42,500
June 30, 2007             $42,500
September 30, 2007        $42,500
December 31, 2007         $42,500
March 31, 2008            $42,500
June 30, 2008             $42,500
September 30, 2008        $42,500
December 31, 2008         $42,500
March 31, 2009            $42,500
June 30, 2009             $42,500
September 30, 2009        $42,500
December 31, 2009         $42,500
March 31, 2010            $42,500
June 30, 2010             $42,500

    Installment      Principal Amount
    -----------      ----------------
September 30, 2010        $42,500
December 31, 2010         $42,500
March 31, 2011            $42,500
June 30, 2011             $42,500
September 30, 2011        $42,500
December 31, 2011         $42,500
March 31, 2012            $42,500
June 30, 2012             $42,500
September 30, 2012        $42,500
November 23, 2012     All outsanding
                      principal in
                      respect of the
                       US$ CDN Term
                           Loans

          2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each US Revolving Lender severally agrees to make revolving credit loans ("US Revolving Loans") in Dollars to the US Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's US Revolving Percentage of the sum of (i) the US L/C Obligations then outstanding and (ii) the aggregate principal amount of the US Swingline Loans then outstanding, does not exceed the amount of such Lender's US Revolving Commitment. During the Revolving Commitment Period the US Borrower may use the US Revolving Commitments by borrowing, prepaying the US Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The US Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the US Borrower and notified to the Administrative Agent in accordance with Sections 2.5(a) and 2.13.

          (b) Subject to the terms and conditions hereof, each CDN Revolving Lender severally agrees (i) to make revolving credit loans to the CDN Borrower in Dollars (US$ CDN Revolving Loans") from time to time during the Revolving Commitment Period, and (ii) to make revolving credit loans to the US Borrower and the CDN Borrower in CDN Dollars and to accept and, at the option of the CDN Borrower, purchase Bankers' Acceptances from the CDN Borrower (such revolving credit loans and the full Face Amount of all such B/As, the "C$ CDN Revolving Loans" and, together with the US$ CDN Revolving Loans, collectively, the "CDN Revolving Loans") from time to time during the Revolving Commitment Period, in an aggregate principal amount for all such CDN Revolving Loans at any one time outstanding such that (i) such CDN Revolving Lender's CDN Revolving Extensions of Credit for the account of the CDN Borrower does not exceed the portion of such CDN Revolving Lender's CDN Revolving Commitment then allocated to the CDN Borrower in accordance with this Section 2.4(b) and (ii) such CDN Revolving Lender's CDN Revolving Extensions of Credit for the account of the US Borrower does not exceed the portion of such CDN Revolving Lender's CDN Revolving Commitment then allocated to the US Borrower in accordance with this Section 2.4(b). The allocation of the CDN Revolving Commitments as between the US Borrower on the one hand and the CDN Borrower on the other hand shall be fixed by the US Borrower at the beginning of each fiscal quarter of the US Borrower; provided, that the US Borrower may revise such allocations at the beginning of each such fiscal quarter or more often by providing written notice to the Administrative Agent and the Canadian Administrative Agent (which notice must be received by each agent prior to 1:00 P.M., New York City time, three Business Days before the date on which such allocations shall be revised) specifying the revised allocation of the CDN Revolving Commitments as between the US Borrower and the CDN Borrower, respectively. As of the Closing Date, none of the CDN Revolving Commitments are allocated to the US Borrower and $10,000,000 of the CDN Revolving Commitments are allocated to the CDN Borrower. To the extent that the CDN Revolving Commitment of a CDN Revolving Lender may be allocated to the US Borrower from time to time, such CDN Revolving Lender, if it is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code), shall designate by notice in writing to the Administrative Agent on the Closing Date, and otherwise from time to time, a Related Affiliate of such Lender which is either a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) or is a Non-US Lender that has fulfilled the requirements of Section 2.20(d) or (e), as applicable.

          (c) During the Revolving Commitment Period, each Borrower may use the CDN Revolving Commitments by borrowing, prepaying (other than Bankers' Acceptances) or repaying the CDN Revolving Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (d) The C$ CDN Revolving Loans shall be denominated in CDN Dollars and may from time to time be (i) if borrowed by the CDN Borrower, (A) CDN Prime Loans or (B) Bankers' Acceptances, as determined by the CDN Borrower and notified to the Canadian Administrative Agent (with a copy to the Administrative Agent) pursuant to Section 2.5(b) and Section 2.13 and (ii) if borrowed by the US Borrower, Eurocurrency Loans, as notified to the Administrative Agent pursuant to Section 2.5(a). The US$ CDN Revolving Loans shall be denominated in Dollars and may from time to time be (A) CDN ABR Loans or (B) Eurocurrency Loans, as determined by the CDN Borrower and notified to the Canadian Administrative Agent (with a copy to the Administrative Agent) pursuant to
Section 2.5(b) and Section 2.13.

          (e) Each Borrower shall repay all outstanding Revolving Loans made to it on the Revolving Termination Date.

          2.5 Procedure for Revolving Loan Borrowing. (a) The US Borrower may borrow under the US Revolving Commitments or the CDN Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the US Borrower shall give the Administrative Agent (and the Canadian Administrative Agent, in the case of borrowings under the CDN Revolving Commitments) irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) whether such borrowing is of the US Revolving Commitments or the CDN Revolving Commitments (or in the event that the US Borrower is borrowing under both facilities, specifying the principal amount to be borrowed under each thereof), (ii) the amount, currency (if applicable) and Type of Revolving Loans to be borrowed, (iii) the requested Borrowing Date and (iv) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any US Revolving Loans made on the Closing Date shall initially be ABR Loans, and the aggregate principal amount of all Revolving Loans made on the Closing Date shall not exceed $10,010,000. Each borrowing by the US Borrower under the US Revolving Commitments or the CDN Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available US Revolving Commitments or Available CDN Revolving Commitments, respectively, are less than $500,000, such lesser amount) and (y) in the case of Eurocurrency Loans, (I) in the case of Dollar-denominated Loans, $3,000,000 or a whole multiple of $500,000 in excess thereof and (II) in the case of CDN Dollar-denominated Loans, C$3,000,000 or a whole multiple of C$500,000 in excess thereof; provided, that the US Swingline Lender may request, on behalf of the US Borrower, borrowings under the US Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7(b)(i). Upon receipt of any such notice from the US Borrower, the Administrative Agent shall promptly notify each US Revolving Lender or CDN Revolving Lender, as applicable, thereof. Each US Revolving Lender or CDN Revolving Lender, as applicable, will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the US Borrower at the US Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the US Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the US Borrower by the Administrative Agent crediting the account of the US Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the US Revolving Lenders and/or the CDN Revolving Lenders, as the case may be, and in like funds as received by the Administrative Agent.

          (b) The CDN Borrower may borrow under the CDN Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the CDN Borrower shall give the Canadian Administrative Agent (with a copy to the Administrative Agent) irrevocable notice (which notice must be received by the Canadian Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans or Bankers' Acceptances, or (b) one Business Day prior to the requested Borrowing Date, in the case of CDN Prime Loans or CDN ABR Loans), specifying (i) the amount, currency and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Bankers' Acceptances or Eurocurrency Loans, the respective Contract Periods therefor or the respective amounts thereof and lengths of the initial Interest Periods therefor, respectively. Any CDN Revolving Loans made to the CDN Borrower on the Closing Date shall initially be CDN Prime Loans (if denominated in CDN Dollars) or CDN ABR Loans (if denominated in Dollars), and the aggregate principal amount of all Revolving Loans made on the Closing Date shall not exceed $10,010,000. Each borrowing by the CDN Borrower under the CDN Revolving Commitments shall be in an amount equal to (i) in the case of CDN Prime Loans, C$1,000,000 or a whole multiple of C$100,000 in excess thereof (or, if the then aggregate Available CDN Revolving Commitments are less than the US Dollar Equivalent of C$1,000,000 at such time, such lesser amount), (ii) in the case of CDN ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available CDN Revolving Commitments are less than $1,000,000, such lesser amount), (iii) in the case of Bankers' Acceptances, an amount as set forth in Section 2.25 and
(iv) in the case of Eurocurrency Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof; provided, that the CDN Swingline Lender may request, on behalf of the CDN Borrower, borrowings under the CDN Revolving Commitments that are CDN ABR Loans in other amounts pursuant to Section 2.7(b)(ii). Upon receipt of any such notice from the CDN Borrower, the Canadian Administrative Agent shall promptly notify each CDN Revolving Lender thereof. Each CDN Revolving Lender will make the amount of its pro rata share of each such borrowing available to the Canadian Administrative Agent for the account of the CDN Borrower at the CDN Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the CDN Borrower in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available on such date to the CDN Borrower by the Canadian Administrative Agent crediting the account designated in writing by the CDN Borrower to the Canadian Administrative Agent with the aggregate of the amounts made available to the Canadian Administrative Agent by the CDN Revolving Lenders and in like funds as received by the Canadian Administrative Agent.

          2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the US Swingline Lender agrees to make a portion of the credit otherwise available to the US Borrower under the US Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("US Swingline Loans") in Dollars to the US Borrower; provided that (i) the aggregate principal amount of US Swingline Loans outstanding at any time shall not exceed the US Swingline Commitment then in effect (notwithstanding that the US Swingline Loans outstanding at any time, when aggregated with the US Swingline Lender's other outstanding US Revolving Loans, may exceed the US Swingline Commitment then in effect) and (ii) the US Borrower shall not request, and the US Swingline Lender shall not make, any US Swingline Loan if, after giving effect to the making of such US Swingline Loan, the aggregate amount of the Available US Revolving Commitments would be less than zero.

During the Revolving Commitment Period, the US Borrower may use the US Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. US Swingline Loans shall be ABR Loans only.

          (b) Subject to the terms and conditions hereof, the CDN Swingline Lender agrees to make a portion of the credit otherwise available to the CDN Borrower under the CDN Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("CDN Swingline Loans") in CDN Dollars to the CDN Borrower; provided that (i) the aggregate principal amount of CDN Swingline Loans outstanding at any time shall not exceed the CDN Swingline Commitment then in effect (notwithstanding that the CDN Swingline Loans outstanding at any time, when aggregated with the CDN Swingline Lender's other outstanding CDN Revolving Loans, may exceed the CDN Swingline Commitment then in effect) and (ii) the CDN Borrower shall not request, and the CDN Swingline Lender shall not make, any CDN Swingline Loan if, after giving effect to the making of such CDN Swingline Loan, the aggregate amount of the Available CDN Revolving Commitments would be less than zero. During the Revolving Commitment Period, the CDN Borrower may use the CDN Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. CDN Swingline Loans shall be CDN ABR Loans only.

          (c) The US Borrower shall repay to the US Swingline Lender the then unpaid principal amount of each US Swingline Loan on the Revolving Termination Date. The CDN Borrower shall repay to the CDN Swingline Lender the then unpaid principal amount of each CDN Swingline Loan on the Revolving Termination Date.

          2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.
(a) Whenever either Borrower desires that the relevant Swingline Lender make Swingline Loans it shall give such Swingline Lender and the Administrative Agent (or the Canadian Administrative Agent, in the case of CDN Swingline Loans) irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by such Swingline Lender and the Administrative Agent (or the Canadian Administrative Agent, in the case of CDN Swingline Loans) not later than 12:00 Noon, New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under either Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple of $50,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the relevant Swingline Lender shall make available to the Administrative Agent at the US Funding Office or the Canadian Administrative Agent at the CDN Funding Office, as applicable, an amount in immediately available funds equal to the amount of the Swingline Loan to be made by such Swingline Lender. The Administrative Agent or the Canadian Administrative Agent, as applicable, shall make the proceeds of such Swingline Loan available to the relevant Borrower on such Borrowing Date by depositing such proceeds in the account of such Borrower with the Administrative Agent or the Canadian Administrative Agent, as applicable, or as otherwise directed by such Borrower on such Borrowing Date in immediately available funds.

          (b) (i) The US Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the US Borrower (which hereby irrevocably directs the US Swingline Lender to act on its behalf), on one Business Day's notice given by the US Swingline Lender no later than 12:00 Noon, New York City time, request each US Revolving Lender to make, and each US Revolving Lender hereby agrees to make, a US Revolving Loan, in an amount equal to such US Revolving Lender's US Revolving Percentage of the aggregate amount of the US Swingline Loans (the "Refunded US Swingline Loans") outstanding on the date of such notice, to repay the US Swingline Lender. Each US Revolving Lender shall make the amount of such US Revolving Loan available to the Administrative Agent at the US Funding Office in immediately available funds, not later than 10:00

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                                                                              42


A.M., New York City time, one Business Day after the date of such notice. The proceeds of such US Revolving Loans shall be immediately made available by the Administrative Agent to the US Swingline Lender for application by the US Swingline Lender to the repayment of the Refunded US Swingline Loans.

          (ii) The CDN Swingline Lender, at any time and from time to time in its sole and absolute discretion may direct the Canadian Administrative Agent to, and the Canadian Administrative Agent shall use commercially reasonable efforts to, on behalf of the CDN Borrower (which hereby irrevocably directs the CDN Swingline Lender to act on its behalf), on one Business Day's notice given by the Canadian Administrative Agent no later than 12:00 Noon, New York City time, request each CDN Revolving Lender to make, and each CDN Revolving Lender hereby agrees to make, a CDN Revolving Loan, in an amount equal to such CDN Revolving Lender's CDN Revolving Percentage of the aggregate amount of the CDN Swingline Loans (the "Refunded CDN Swingline Loans") outstanding on the date of such notice, to repay the CDN Swingline Lender. Each CDN Revolving Lender shall make the amount of such CDN Revolving Loan available to the Canadian Administrative Agent at the CDN Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such CDN Revolving Loans shall be immediately made available by the Canadian Administrative Agent to the CDN Swingline Lender for application by the CDN Swingline Lender to the repayment of the Refunded CDN Swingline Loans

          (c) If prior to the time a US Revolving Loan or CDN Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the US Borrower or the CDN Borrower, respectively, or if for any other reason, as determined by the relevant Swingline Lender in its sole discretion, US Revolving Loans or CDN Revolving Loans, as applicable, may not be made as contemplated by Section 2.7(b), each US Revolving Lender or CDN Revolving Lender, as applicable, shall, on the date such US Revolving Loan or CDN Revolving Loan, as applicable, was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding US Swingline Loans or CDN Swingline Loans, respectively, by paying to the relevant Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) in the case of US Swingline Loans, (A) such US Revolving Lender's US Revolving Percentage times (B) the sum of the aggregate principal amount of US Swingline Loans then outstanding that were to have been repaid with such US Revolving Loans and (ii) in the case of CDN Swingline Loans, (A) such CDN Revolving Lender's CDN Revolving Percentage times (B) the sum of the aggregate principal amount of CDN Swingline Loans then outstanding that were to have been repaid with such CDN Revolving Loans.

          (d) Whenever, at any time after a Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount with respect to any Swingline Loans, such Swingline Lender receives any payment on account of such Swingline Loans, such Swingline Lender will distribute to such Lender its Swingline Participation Amount with respect thereto (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all such Swingline Loans then due); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such Lender will return to such Swingline Lender any portion thereof previously distributed to it by such Swingline Lender.

          (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and

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                                                                              43


shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or either Borrower may have against either Swingline Lender, either Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of either Borrower, (iv) any breach of this Agreement or any other Loan Document by either Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.8 Repayment of Loans. (a) The US Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Lender or Term Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to the US Borrower outstanding on the Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each outstanding Term Loan of such Term Lender made to the US Borrower in installments according to the relevant amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The US Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to the US Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

          (b) The CDN Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of the appropriate Revolving Lender or Term Lender, as the case may be, (i) the then unpaid principal amount of each CDN Revolving Loan of such Revolving Lender made to the CDN Borrower outstanding on the Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each outstanding Term Loan of such Term Lender made to the CDN Borrower in installments according to the relevant amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The CDN Borrower hereby further agrees to pay interest and fees, as applicable on the unpaid principal amount of the Loans (including the Face Amount of all B/As) made to such CDN Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15 and Section 2.25.

          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal (including the Face Amount of all B/As) and interest payable and paid to such Lender from time to time under this Agreement.

          (d) The Administrative Agent, on behalf of the applicable Borrower, shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period or Contract Period applicable thereto, (ii) the amount of any principal (including the Face Amount of all B/As), interest and fees, as applicable, due and payable or to become due and payable from the relevant Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent and the Canadian Administrative Agent hereunder from the relevant Borrower and each Lender's share thereof.

          (e) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the relevant Borrower therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the relevant Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          2.9 Commitment Fees, etc. (a) The US Borrower agrees to pay to the Administrative Agent for the account of each US Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available US Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

          (b) The CDN Borrower agrees to pay to the Canadian Administrative Agent for the account of each CDN Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the portion of the Available CDN Revolving Commitment of such Lender made available to the CDN Borrower during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

          (c) The US Borrower agrees to pay to the Administrative Agent for the account of each CDN Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the portion of the Available CDN Revolving Commitment of such Lender made available to the US Borrower (without duplication of Section 2.9(b) above) during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

          (d) The US Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent.

          2.10 Termination or Reduction of Revolving Commitments. The US Borrower (and, with respect to the CDN Revolving Commitments only, the CDN Borrower) shall have the right, upon not less than two Business Days' notice to the Administrative Agent (and the Canadian Administrative Agent, in the case of the CDN Revolving Commitments), to terminate the US Revolving Commitments and/or the CDN Revolving Commitments, as the case may be, or, from time to time, to reduce the amount of the US Revolving Commitments and/or CDN Revolving Commitments, as the case may be; provided that no such termination or reduction of such Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the US Revolving Loans or the CDN Revolving Loans, as the case may be, made on the effective date thereof, the Total US Revolving Extensions of Credit or the Total CDN Revolving Extensions of Credit, as applicable, would exceed the Total US Revolving Commitments or the Total CDN Revolving Commitments, respectively. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the US Revolving Commitments or CDN Revolving Commitments, as the case may be, then in effect.

          2.11 Optional Prepayments. (a) The US Borrower may at any time and from time to time prepay the US Revolving Loans or the US Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 1:00 P.M., New York City time, three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 1:00 P.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify (i) the date and amount of prepayment, (ii) whether the prepayment is of US Revolving Loans or US Term Loans and (iii) whether the prepayment is of Eurocurrency Loans or ABR Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the US Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of

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                                                                              45


any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and US Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of US Term Loans and US Revolving Loans shall be in an aggregate principal amount of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof (in the case of prepayments of ABR Loans) or (ii) $1,000,000 or a whole multiple of $500,000 in excess thereof (in the case of prepayments of Eurocurrency Loans), and in each case shall be subject to the provisions of Section 2.18. Partial prepayments of US Swingline Loans shall be in an aggregate principal amount of $50,000 or a whole multiple of $50,000 in excess thereof.

          (b) The CDN Borrower and the US Borrower may at any time and from time to time prepay the CDN Revolving Loans (other than Bankers' Acceptances) or the CDN Term Loans (other than Bankers' Acceptances), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Canadian Administrative Agent and the Administrative Agent no later than 1:00 P.M., New York City time, three Business Days prior thereto (in the case of Eurocurrency Loans) or one Business Day prior thereto (in the case of ABR Loans, CDN ABR Loans and CDN Prime Loans), which notice shall specify (i) the date and amount of prepayment, (ii) whether the prepayment is of CDN Revolving Loans, C$ CDN Term Loans or US$ CDN Term Loans and (iii) whether the prepayment is of Eurocurrency Loans, CDN Prime Loans, CDN ABR Loans or ABR Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Canadian Administrative Agent (or, if such notice is received from the US Borrower, the Administrative Agent) shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of CDN Swingline Loans and CDN Revolving Loans that are ABR Loans, CDN ABR Loans or CDN Prime Loans) accrued interest to such date on the amount prepaid. Partial prepayments of C$ CDN Term Loans and C$ CDN Revolving Loans shall be in an aggregate principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof (in the case of prepayments of CDN Prime Loans) or C$1,000,000 or a whole multiple of C$500,000 in excess thereof (in the case of prepayments of Eurocurrency Loans) and shall be subject to the provisions of Section 2.18. Partial prepayments of US$ CDN Revolving Loans and US$ CDN Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (in the case of prepayments of ABR Loans or CDN ABR Loans) or $1,000,000 or a whole multiple of $500,000 in excess thereof (in the case of prepayments of Eurocurrency Loans) and shall be subject to the provisions of
Section 2.18. Partial prepayments of CDN Swingline Loans shall be in an aggregate principal amount of C$50,000 or a whole multiple of C$50,000 in excess thereof.

          (c) Notwithstanding the foregoing, any voluntary prepayment of Term Loans (other than in connection with a refinancing of all Loans under the US Term Facility and the Revolving Facility (including any refinancing of all Loans hereunder)) that results in the prepayment of all or any portion of the outstanding Term Loans on or prior to the first anniversary of the Closing Date with the proceeds of new term loans that have an applicable margin that is less than the Applicable Margin for the Term Loans may only be made if each Term Lender is paid a prepayment premium of 1% of the principal amount of such Lender's Term Loans being prepaid on the date of such prepayment.

          2.12 Mandatory Prepayments and Commitment Reductions. (a) Unless the Required Prepayment Lenders shall otherwise agree, (i) if any Indebtedness (excluding any Indebtedness incurred in accordance with Section 7.2) shall be incurred by any US Loan Party an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of receipt of such Net Cash Proceeds toward the prepayment of the US Term Loans as set forth in Section 2.12(e) and (ii) if any Indebtedness (excluding Indebtedness incurred in accordance with Section 7.2) shall be incurred by the CDN Borrower or any

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                                                                              46


CDN Subsidiary Guarantor, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of receipt of such Net Cash Proceeds toward the prepayment of the CDN Term Loans as set forth in Section 2.12(e).

          (b) Unless the Required Lenders shall otherwise agree, (i) if on any date any US Loan Party shall for its own account receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the US Term Loans and the reduction of the US Revolving Commitments as set forth in Section 2.12(e) and (ii) if on any date the CDN Borrower or any CDN Subsidiary Guarantor shall for its own account receive Net Cash Proceeds from any Asset Sale or Recovery Event (a "CDN Reinvestment Event") then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the CDN Term Loans and the reduction of the CDN Revolving Commitments as set forth in Section 2.12(e); provided, that, notwithstanding the foregoing, (x) on each Reinvestment Prepayment Date, the US Term Loans shall be prepaid and/or the US Revolving Commitments shall be reduced (or, with respect to any CDN Reinvestment Event, the CDN Term Loans shall be prepaid and/or the CDN Revolving Commitments shall be reduced) as set forth in Section 2.12(e) by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event and (y) on the date (the "Trigger Date") that is six months after any such Reinvestment Prepayment Date, the US Term Loans shall be prepaid and/or the US Revolving Commitments shall be reduced (or, with respect to any CDN Reinvestment Event, the CDN Term Loans shall be prepaid and/or the CDN Revolving Commitments shall be reduced) as set forth in Section 2.12(e) by an amount equal to the portion of any Committed Reinvestment Amount with respect to the relevant Reinvestment Event not actually expended by such Trigger Date.

          (c) Unless the Required Lenders shall otherwise agree, if on any date Holdings or any of its Subsidiaries shall receive for its own account proceeds from any tax refund with respect to any period ending on or prior to the first anniversary of the Closing Date to the extent resulting from the redemption of stock options on the Closing Date, an amount equal to (i) the amount of such proceeds minus (ii) the amount of cash on hand of the US Borrower on the Closing Date after giving effect to the Transaction, shall be applied on the date of such receipt toward the prepayment of the Revolving Loans or the Term Loans as set forth in Section 2.12(e).

          (d) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the US Borrower commencing with the fiscal year ending December 31, 2006, there shall be Excess Cash Flow, the US Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to (i) the Excess Cash Flow Percentage of such Excess Cash Flow minus (ii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanied by permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, in each case other than to the extent any such prepayment is funded with the proceeds of new long-term Indebtedness, toward the prepayment of the US Term Loans as set forth in Section 2.12(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than ten days after the date on which the financial statements of the US Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.

          (e) Amounts to be applied in connection with prepayments pursuant to paragraphs (a) and (d) above shall be applied to the prepayment of the US Term Loans (or the CDN Term Loans, as applicable) in accordance with Section 2.18(b) until paid in full. Amounts to be applied in connection with prepayments and Commitment reductions pursuant to paragraph (b) above shall be applied, first, to the prepayment of the US Term Loans (or the CDN Term Loans, as applicable) in accordance with

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                                                                              47


Section 2.18(b) until paid in full and, second, to reduce permanently the US Revolving Credit Commitments (or the CDN Revolving Commitments, as applicable) on a ratable basis. Amounts to be applied in connection with prepayments pursuant to paragraph (c) above shall be applied, at the US Borrower's option, either (x) to the prepayment of the Term Loans in accordance with Section 2.18(b) or (y) solely to the prepayment of the Revolving Credit Loans (without any corresponding permanent reduction of the related Revolving Commitments) in accordance with Section 2.18(c). Any reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total US Revolving Extensions of Credit exceed the amount of the Total US Revolving Commitments as so reduced or the Total CDN Revolving Extensions of Credit exceed the amount of the Total CDN Revolving Commitments as so reduced, as applicable, provided that if the aggregate principal amount of US Revolving Loans or CDN Revolving Loans (other than B/As), respectively, then outstanding is less than the amount of such excess (because L/C Obligations and/or B/As constitute a portion thereof), the relevant Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent (or the Canadian Administrative Agent, in the case of CDN Letters of Credit or B/As) for the benefit of the relevant Lenders on terms and conditions reasonably satisfactory to the Administrative Agent (or the Canadian Administrative Agent, in the case of Letters of Credit issued for the account of the CDN Borrower or B/As). The application of any prepayment pursuant to Section
2.12 shall be made, first, to ABR Loans, CDN ABR Loans or CDN Prime Loans, as the case may be, and, second, to Eurocurrency Loans. Each prepayment of the Loans under Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (f) If at any time the Revolving Extensions of Credit of any Lender exceeds 105% of the Revolving Commitments of such Lender, as a result of the fluctuation of currency values, the relevant Borrower shall immediately repay the aggregate outstanding CDN Revolving Loans (other than Bankers' Acceptances) to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding CDN Revolving Loans (other than Bankers' Acceptances), the relevant Borrower shall provide cash collateral for CDN L/C Obligations or the B/As, as applicable, to the extent required to eliminate such excess, in form and substance reasonably satisfactory to the Canadian Administrative Agent.

          (g) Notwithstanding anything to the contrary in this Agreement, the aggregate principal amount of all prepayments of the CDN Term Loans required to be made pursuant to any provisions of this Section 2.12, together with the aggregate principal amount of all payments of the CDN Term Loans required to be made pursuant to Section 2.3(b) prior to the day that is one day after the fifth anniversary of the Closing Date, shall not, at any time prior to the date that is one day after the fifth anniversary of the Closing Date, exceed in the aggregate an amount equal to 25% of the initial principal amount of the CDN Term Loans (the "Maximum Amount"); provided that the foregoing shall not preclude a CDN Term Lender from receiving principal payments in excess of the foregoing amounts upon or in connection with any Event of Default pursuant to Section 8(f) or in connection with any voluntary prepayment. Any prepayment amount required to be made in respect of the CDN Term Loans (or portion thereof) in excess of the Maximum Amount shall be reallocated to the prepayment of the US Term Loans (until repaid in full) to the extent that such prepayment amount represents Net Cash Proceeds or proceeds received by the US Borrower or its Subsidiaries (other than any CDN Loan Party) or is attributable to Excess Cash Flow.

          2.13 Conversion and Continuation Options. (a) Each Borrower may elect from time to time to convert Eurocurrency Loans made to such Borrower (other than C$ CDN Revolving Loans made to the US Borrower) to ABR Loans (or CDN ABR Loans, in the case of US$ CDN Revolving Loans made to the CDN Borrower) by giving the Administrative Agent (or the Canadian Administrative Agent, in the case of the CDN Borrower) prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the Business Day preceding the proposed conversion date, provided, that if any

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                                                                              48


Eurocurrency Loan is so converted on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to Section 2.21. Each Borrower may elect from time to time to convert ABR Loans (or CDN ABR Loans, in the case of the CDN Borrower) made to such Borrower to Eurocurrency Loans by giving the Administrative Agent (or the Canadian Administrative Agent, in the case of the CDN Borrower) prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan or CDN ABR Loans, as the case may be, under a particular Facility may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent (or the Canadian Administrative Agent, in the case of each CDN Term Facility and the CDN Revolving Facility) or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent (or the Canadian Administrative Agent, as applicable) shall promptly notify each relevant Lender thereof.

          (b) Any Eurocurrency Loan may be continued as such by the relevant Borrower giving irrevocable notice to the Administrative Agent (or the Canadian Administrative Agent, with respect to the CDN Term Loans or CDN Revolving Loans), in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1 and no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed continuation date, of the length of the next Interest Period to be applicable to such Loans, provided, that if any Eurocurrency Loan is so continued on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to Section 2.21, and provided, further, that no Eurocurrency Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent (or the Canadian Administrative Agent, if applicable) has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans (or CDN ABR Loans, in the case of US$ CDN Revolving Loans made to the CDN Borrower) on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent (or the Canadian Administrative Agent, as the case may be) shall promptly notify each relevant Lender thereof.

          (c) The CDN Borrower may elect to convert any CDN Prime Loan to B/As, subject to the provisions of Section 2.25, by giving the Canadian Administrative Agent irrevocable notice no later than 2:00 P.M., New York City time, three (3) Business Days prior to the date of conversion (which notice shall specify the amount to be converted and the length of the Contract Period therefor); provided, that no such conversion shall be permitted when an Event of Default has occurred and is continuing.

          2.14 Minimum Amounts and Maximum Number of Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurocurrency Loans, B/As and all selections of Interest Periods, and Contract Periods applicable to B/As, shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to a minimum of $3,000,000 or a whole multiple of $500,000 in excess thereof, (b) no more than ten Eurocurrency Tranches shall be outstanding at any one time and (c) no more than six Contract Periods in respect of Bankers' Acceptances shall be outstanding at any one time.

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                                                                              49


          2.15 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin, and each CDN ABR Loan shall bear interest at a rate per annum equal to the CDN ABR plus the Applicable Margin.

          (c) Each CDN Prime Loan shall bear interest at a rate per annum equal to the CDN Prime Rate plus the Applicable Margin.

          (d) Each Bankers' Acceptance shall be subject to an Acceptance Fee payable as set forth in Section 2.25.

          (e) (i) If all or a portion of the principal amount of any Loan (including the Face Amount of any outstanding B/A) or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to
(x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the US Revolving Facility (or, with respect to Letters of Credit denominated in CDN Dollars, the rate applicable to CDN Prime Loans under the CDN Revolving Facility) plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans, CDN ABR Loans or CDN Prime Loans, as applicable, under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (f) Interest shall be payable by the relevant Borrower in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) of this Section shall be payable from time to time on demand.

          2.16 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to CDN Prime Loans, CDN ABR Loans and ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed and Acceptance Fees and commitment fees and interest calculated on the basis of the CDOR Rate shall be calculated on the basis of a 365- day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the CDN ABR, the CDN Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent or the Canadian Administrative Agent, as applicable, shall as soon as practicable notify the relevant Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent or the Canadian Administrative Agent, as applicable, pursuant to any provision of this Agreement shall be presumptively correct in the absence of manifest error. The Administrative Agent or the Canadian Administrative

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                                                                              50


Agent, as applicable, shall, at the request of the relevant Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent or the Canadian Administrative Agent, as applicable, in determining any interest rate pursuant to Section 2.15(a).

          (c) For the purposes of the Interest Act (Canada), in any case in which an interest or fee rate is stated in this Agreement to be calculated on the basis of a number of days that is other than the number in a calendar year, the yearly rate, to which such interest or fee rate is equivalent, is equal to such interest or fee rate multiplied by the actual number of days in the year in which the relevant interest or fee payment accrues and divided by the number of days used as the basis for such calculation.

          2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent or the Canadian Administrative Agent (with respect to US$ CDN Revolving Loans and US$ CDN Term Loans only) shall have determined (which determination shall be presumptively correct absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

          (b) the Administrative Agent or the Canadian Administrative Agent (with respect to US$ CDN Revolving Loans and US$ CDN Term Loans only) shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that by reason of any changes arising after the date of this Agreement the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall give telecopy or telephonic notice thereof to the relevant Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given
(x) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans or CDN ABR Loans, as applicable, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans or CDN ABR Loans, as applicable and (z) any outstanding Eurocurrency Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period with respect thereto, to ABR Loans or CDN ABR Loans, as applicable. Until such notice has been withdrawn by the Administrative Agent or the Canadian Administrative Agent, as applicable (which action such Administrative Agent or the Canadian Administrative Agent, as applicable, will take promptly after the conditions giving rise to such notice no longer exist), no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the relevant Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

          2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective US Term Percentages, C$ CDN Term Percentages, US$ CDN Term Percentages, US Revolving Percentages or CDN Revolving Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal (or the Face Amount in respect of B/As) or interest in respect of the US Term Loans or CDN Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the US Term Lenders or CDN Term Lenders, as applicable, pro rata according to the respective amounts then due and owing to such Lenders.

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                                                                              51


          (b) Each optional prepayment of the Term Loans and each mandatory prepayment of the Term Loans pursuant to paragraph (c) of Section 2.12 shall be applied to the remaining installments thereof as specified by the relevant Borrower. Each mandatory prepayment on account of principal of and interest on the US Term Loans pursuant to paragraph (a), (b) or (d) of Section 2.12 shall be applied first, to any installments thereof coming due within 24 months of the date of such prepayment in direct order of maturity and, second, ratably to the respective remaining installments thereof. Each mandatory prepayment on account of principal of and interest on the CDN Term Loans pursuant to paragraph (a) or
(b) of Section 2.12 shall be applied first, to any installments thereof coming due within 24 months of the date of such prepayment in direct order of maturity and, second, ratably to the respective remaining installments thereof. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the US Borrower on account of principal of and interest on the US Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the US Revolving Loans then held by the US Revolving Lenders. Each payment (including each prepayment) by the relevant Borrower on account of principal of (including the Face Amount of B/As) and fees and interest on the CDN Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the CDN Revolving Loans then held by the relevant CDN Revolving Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit

          (d) (i) All payments (including prepayments) to be made by the US Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the US Funding Office, in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (ii) All payments (including prepayments) to be made by the CDN Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Canadian Administrative Agent, for the account of the relevant Lenders, at the CDN Funding Office, in immediately available funds. The Canadian Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension

          (e) Unless the Administrative Agent or the Canadian Administrative Agent, as applicable, shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent or the Canadian Administrative Agent, as applicable, such agent may assume that such Lender is making such amount available to such agent, and such agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent or the Canadian Administrative Agent, as applicable, by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent or the Canadian Administrative Agent, as applicable, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (or, in the case of the Canadian Administrative Agent, the rate as determined by it to be its cost of funds), for the period until such Lender makes such amount immediately available to the Administrative Agent or the Canadian Administrative Agent, as applicable. A certificate of the Administrative Agent or the Canadian Administrative Agent, as applicable, submitted to any Lender with respect to any amounts owing under this paragraph shall be presumptively correct in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent or the Canadian Administrative Agent, as applicable, by such Lender within three Business Days after such Borrowing Date, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall give notice of such fact to the relevant Borrower and the Administrative Agent or the Canadian Administrative Agent, as applicable, shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, CDN ABR Loans or CDN Prime Loans, as applicable, under the relevant Facility, on demand, from the relevant Borrower. Nothing herein shall be deemed to limit the rights of the Administrative Agent, the Canadian Administrative Agent or the Borrowers against any defaulting Lender.

          (f) Unless the Administrative Agent or the Canadian Administrative Agent, as applicable, shall have been notified in writing by the relevant Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent or the Canadian Administrative Agent, as applicable, such agent may assume that such Borrower is making such payment, and such agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent or the Canadian Administrative Agent, as applicable, by such Borrower within three Business Days after such due date, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall be entitled to recover, on demand, from each relevant Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate (or, in the case of the Canadian Administrative Agent, the rate as determined by it to be its cost of funds, which determination shall be presumptively correct in the absence of manifest error). Nothing herein shall be deemed to limit the rights of the Administrative Agent, the Canadian Administrative Agent or any Lender against any Borrower.

          (g) Each obligation of the Loan Parties under the Loan Documents related to any Loans or Letter of Credit denominated in Dollars shall be paid in Dollars. Each obligation of the Loan Parties related to any Loans or Letters of Credit denominated in CDN Dollars shall be paid in CDN Dollars; provided, that fees payable pursuant to Section 3.3 shall be payable in Dollars. All commitment fees payable pursuant to Section 2.9 shall be calculated and payable in Dollars.

          2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority first made, in each case, subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it or any Bankers' Acceptance purchased or accepted by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate or the Discount Rate hereunder; or

          (iii) shall impose on such Lender any other condition not otherwise contemplated hereunder;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans, issuing or participating in Letters of Credit or purchasing or accepting Bankers' Acceptances (in each case hereunder), or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower, as the case may be, shall promptly pay such Lender, within ten Business Days after such Borrower's receipt of a reasonably detailed invoice therefor (showing with reasonable detail the calculations thereof), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the relevant Borrower (with a copy to the Administrative Agent or the Canadian Administrative Agent, as the case may be) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority first made, in each case, subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit or Bankers' Acceptance to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the relevant Borrower (with a copy to the Administrative Agent or the Canadian Administrative Agent, as the case may be) of a reasonably detailed written request therefor (consistent with the detail provided by such Lender to similarly situated borrowers), the relevant Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the relevant Borrower (with a copy to the Administrative Agent or the Canadian Administrative Agent, as the case may
be) shall be presumptively correct in the absence of manifest error. Notwithstanding anything to the contrary in this Section, no Borrower shall be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies such Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the relevant

Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Obligations.

          2.20 Taxes. (a) Except as otherwise provided in this Agreement, all payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income taxes, levies, imposts, duties, charges, fees, deductions, withholdings or Other Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, net profits or capital taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Canadian Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent, the Canadian Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Canadian Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which either Borrower is located (including the branch interest tax imposed under Part XIII of the ITA (or any successor or similar provision), the branch tax imposed under
Part XIV of the ITA (or any successor or similar provision) and any similar taxes imposed under the laws of any province or territory of Canada). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable by the relevant Borrower to the Administrative Agent, the Canadian Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent, the Canadian Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Canadian Administrative Agent or such Lender (after deduction or withholding of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e), as applicable, of this Section, (ii) that are United States withholding taxes imposed on amounts payable under the US Term Facility, US Revolving Facility or CDN Revolving Facility to such Lender at the time such Lender becomes a US Term Lender, US Revolving Lender or CDN Revolving Lender, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the relevant Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph or (iii) that are imposed by Canada on any amount paid or credited under the CDN Revolving Facility to any Lender (x) that is not a resident in Canada for purposes of the ITA or (y) that is not otherwise deemed to be a resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to such Lender under the CDN Revolving Facility, except to the extent that such Lender acquired its interest in the CDN Revolving Facility following the occurrence of and during the continuance of an Event of Default under Section 8(a) or 8(f) pursuant to Section 10.6(b)(ii)(D) (in which case the requirement to increase any such amounts shall apply).

          (b) In addition, the relevant Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter the relevant Borrower shall send to the Administrative Agent or the Canadian Administrative Agent for the account of the Administrative Agent, the Canadian Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the relevant Borrower showing payment thereof if such receipt is obtainable, or, if not, such other evidence of payment as may reasonably be required by the Administrative Agent, the Canadian Administrative Agent or such Lender. If any Borrower fails to pay any Non-Excluded Taxes or Other Taxes that such Borrower is required to pay pursuant to this Section 2.20 (or in respect of which such Borrower would be required to pay increased amounts pursuant to Section 2.20(a) if such Non-Excluded Taxes or Other Taxes were withheld) when due to the appropriate taxing authority or fails to remit to the Administrative Agent or the Canadian Administrative Agent, as the case may be, the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent, the Canadian Administrative Agent and the Lenders for any payments by them of such Non-Excluded Taxes or Other Taxes and for any incremental taxes, interest or penalties that become payable by the Administrative Agent, the Canadian Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender that is a US Term Lender or US Revolving Lender or that is a CDN Revolving Lender or a Related Affiliate that is making CDN Revolving Loans to the US Borrower or participating in CDN Letters of Credit issued for the account of the US Borrower that in any case is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-US Lender") shall deliver to the US Borrower and the Administrative Agent (or, in the case of a Participant, to the US Borrower and to the Lender from which the related participation shall have been purchased) (i) two accurate and complete copies of IRS Form W-8ECI or W-8BEN, or, (ii) in the case of a Non-US Lender claiming exemption from United States federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and two accurate and complete copies of IRS Form W-8BEN, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by the US Borrower or any US Loan Party under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-US Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender. Each Non-US Lender shall (i) promptly notify the US Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the US Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose) and (ii) take such steps as shall not be disadvantageous to it, in its reasonable judgment, and as may be reasonably necessary (including the re-designation of its lending office pursuant to Section 2.23) to avoid any requirement of applicable laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver.

          (e) Each Lender that is a US Term Lender or US Revolving Lender or that is a CDN Revolving Lender or a Related Affiliate that is making CDN Revolving Loans to the US Borrower or participating in CDN Letters of Credit issued for the account of the US Borrower that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "US Lender") shall deliver to the US Borrower and the Administrative Agent two accurate and complete copies of IRS Form W-9, or any subsequent versions or successors to such form. Such forms shall be delivered by each US Lender on or before the date it becomes a party to this Agreement. In addition, each US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such US Lender. Each US Lender shall promptly notify the US Borrower at any time it determines that it is no longer in a position to provide any previously delivered certifications to the US Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).

          (f) If the Administrative Agent, the Canadian Administrative Agent or any Lender determines, in good faith, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.20, it shall promptly pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this
Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Canadian Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Canadian Administrative Agent or such Lender in the event the Administrative Agent, the Canadian Administrative Agent or such Lender is required to repay such refund to such Governmental Authority; provided, further, that such Borrower shall not be required to repay to the Administrative Agent, the Canadian Administrative Agent or the Lender an amount in excess of the amount paid over by such party to such Borrower pursuant to this Section. This paragraph shall not be construed to require the Administrative Agent, the Canadian Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person. The agreements in this Section shall survive the termination of this Agreement and the payment of the Obligations.

          2.21 Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (other than lost profits, including the loss of Applicable Margin) that such Lender may actually sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of or conversion from Eurocurrency Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment, conversion or continuation of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. A reasonably detailed certificate as to (showing in reasonable detail the calculation of) any amounts payable pursuant to this Section submitted to such Borrower by any Lender shall be presumptively correct in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

          2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, first made after the date hereof, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, such Lender shall promptly give notice thereof to the Administrative Agent (or the Canadian Administrative Agent, as applicable) and the relevant Borrower, and (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans and/or CDN ABR Loans, as applicable, to Eurocurrency Loans shall be suspended during the period of such illegality and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans (or CDN ABR Loans, in the case of US$ CDN Revolving Loans made to the CDN Borrower) on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

          2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or
2.22 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of

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avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

          2.24 Replacement of Lenders. The relevant Borrower shall be permitted to replace with a financial institution any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.19, 2.20 or 2.21 (to the extent a request made by a Lender pursuant to the operation of Section 2.21 is materially greater than requests made by other Lenders) or gives a notice of illegality pursuant to Section 2.22, (b) defaults in its obligation to make Loans hereunder, or (c) that has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender's consent and has been consented to by the Required Lenders, provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to the relevant Borrower having taken any steps to effect such replacement, such Lender shall not have taken action, under Section 2.23 (within the requirements of Section 2.23) or otherwise, necessary to eliminate the continued need for payment of amounts owing pursuant to Section 2.19, 2.20 or 2.21 or to eliminate such illegality pursuant to Section 2.22, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the relevant Borrower shall be liable to such replaced Lender under Section 2.21 (as though
Section 2.21 were applicable) if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent to the extent that an assignment to such replacement financial institution of the rights and obligations being acquired by it would otherwise require the consent of the Administrative Agent pursuant to Section 10.6(c), (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6, (viii) the relevant Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (ix) the replacement financial institution shall consent to such amendment or waiver and (x) any such replacement shall not be deemed to be a waiver of any rights that the relevant Borrower, the Administrative Agent, the Canadian Administrative Agent or any other Lender shall have against the replaced Lender.

          2.25 Bankers' Acceptances. To the extent provided for in Section 2.1(b) or 2.4(b), as applicable, the CDN Borrower may issue Bankers' Acceptances denominated in CDN Dollars for acceptance and purchase by the C$ CDN Term Lenders or the CDN Revolving Lenders, as applicable, subject to the following provisions:

          (a) Bankers' Acceptances shall be denominated in CDN Dollars, for acceptance and purchase by the C$ CDN Term Lenders or the CDN Revolving Lenders, as applicable, at the Discount Rate;

          (b) Each utilization by way of Bankers' Acceptances shall be for a minimum aggregate face amount (the "Face Amount") of C$500,000 or any greater amount which is a whole multiple of C$100,000;

          (c) The Contract Period for each Bankers' Acceptance shall be a term of 30, 60, 90 or 180 days, subject to availability;

          (d) Each Bankers' Acceptance will mature on a Business Day on or before the Revolving Termination Date or the scheduled maturity date of the C$ CDN Term Loans, as applicable;

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                                                                              58


          (e) The Canadian Administrative Agent shall have been notified of a borrowing by way of B/As in accordance with Section 2.5(b) or pursuant to a notice of conversion under Section 2.13(c) or of rollover under Section 2.26;

          (f) An Acceptance Fee shall be payable by the CDN Borrower to the Canadian Administrative Agent, for the ratable account of the CDN Revolving Lenders or the C$ CDN Term Lenders, as applicable, in advance upon the issuance of a Bankers' Acceptance to be accepted by the CDN Revolving Lenders or the C$ CDN Term Lenders, as the case may be, calculated at the rate per annum (based on a 365-day year) equal to the Applicable Margin for Bankers' Acceptances, such Acceptance Fee to be calculated on the Face Amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the Contract Period for such Bankers' Acceptance;

          (g) The Face Amount of Bankers' Acceptances shall be used when calculations are made to determine the amount of the CDN Revolving Loans and the C$ CDN Term Loans, as applicable;

          (h) To facilitate availment of the CDN Loans by way of Bankers' Acceptances, the CDN Borrower hereby appoints each CDN B/A Lender as its attorney to sign and endorse on its behalf (for the purpose of acceptance and purchase of Bankers' Acceptances pursuant to this Agreement), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such CDN B/A Lender, blank forms of Bankers' Acceptances. In this respect, it is each CDN B/A Lender's responsibility to maintain an adequate supply of blank forms of Bankers' Acceptances for acceptance under this Agreement. The CDN Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by a CDN B/A Lender shall bind the CDN Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the CDN Borrower. Each CDN B/A Lender is hereby authorized (for the purpose of acceptance and purchase of Bankers' Acceptances pursuant to this Agreement) to issue such Bankers' Acceptances endorsed in blank in such Face Amounts as may be determined by such CDN B/A Lender; provided, that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by such CDN B/A Lender. No CDN B/A Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of such CDN B/A Lender or its officers, employees, agents or representatives. On request by the CDN Borrower, a CDN B/A Lender shall cancel all forms of Bankers' Acceptances which have been pre-signed or pre-endorsed by or on behalf of the CDN Borrower and which are held by such CDN B/A Lender and have not yet been issued in accordance herewith. Each CDN B/A Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such CDN B/A Lender. Each CDN B/A Lender shall maintain a record with respect to Bankers' Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities. Each CDN B/A Lender agrees to provide such records to the CDN Borrower at the CDN Borrower's expense upon request;

          (i) Bankers' Acceptance shall be signed by a duly authorized officer or officers of the CDN Borrower or by its attorneys, including its attorneys appointed pursuant to subsection (h) above. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the CDN Borrower may no longer be an authorized signatory for the CDN Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be

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     valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Bankers' Acceptance so signed shall be binding on the CDN Borrower;

          (j) Promptly following receipt of a notice of borrowing under Section 2.5(b), notice of conversion under Section 2.13(c) or notice of rollover under Section 2.26, the Canadian Administrative Agent shall advise the relevant CDN B/A Lenders of the contents thereof and shall advise each CDN B/A Lender of the aggregate Face Amount of Bankers' Acceptances to be accepted by it, the terms thereof, and the BA Discount Proceeds in respect thereof. The aggregate Face Amount of Bankers' Acceptances to be accepted by a CDN B/A Lender in respect of any CDN Loan by way of Bankers' Acceptances shall be equal to (i) such CDN B/A Lender's CDN Revolving Percentage of the aggregate Face Amount of all Bankers' Acceptances to be accepted pursuant to such CDN Loan (in the case of a CDN Revolving Loan) or
     (ii) such CDN B/A Lender's C$ CDN Term Percentage of the aggregate Face Amount of all Bankers' Acceptances to be accepted pursuant to such CDN Loan (in the case of a C$ CDN Term Loan), except, in each case, that if the Face Amount of a Bankers' Acceptance which would otherwise be accepted by a CDN B/A Lender would not be C$100,000 or larger multiple thereof, such Face Amount shall be increased or reduced by the Canadian Administrative Agent in its discretion to the nearest multiple of C$100,000;

          (k) On the date of each issuance of Bankers' Acceptances in accordance with this Section, each CDN B/A Lender shall purchase from the CDN Borrower each Bankers' Acceptance accepted by it for a purchase price equal to the applicable BA Discount Proceeds determined on the basis of the Discount Rate, and (except to the extent such BA Discount Proceeds are being applied to repay maturing Bankers' Acceptances in accordance with Section 2.26 or CDN Prime Loans to be converted in accordance with Section 2.13(c)) shall remit not later than 2:00 P.M. (New York City time) in immediately available funds to the Canadian Administrative Agent for the account of the CDN Borrower at the CDN Funding Office the BA Discount Proceeds so determined less the Acceptance Fee payable by the CDN Borrower to such CDN B/A Lender under this Section 2.25 in respect of such Bankers' Acceptances. The Canadian Administrative Agent will make the funds so received from the CDN B/A Lenders available to the CDN Borrower at the CDN Funding Office;

          (l) Each CDN B/A Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it;

          (m) The CDN Borrower waives presentment for payment and any other defense to payment of any amounts then due to a CDN B/A Lender in respect of Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such CDN B/A Lender in its own right, and the CDN Borrower agrees not to claim any days of grace if such CDN B/A Lender as holder sues the CDN Borrower on the Bankers' Acceptances for payment of the amount payable by the CDN Borrower hereunder;

          (n) Each Bankers' Acceptance shall mature, and the Face Amount thereof shall be due and payable by the CDN Borrower, on the maturity date specified in such Bankers' Acceptance. Any overdue amount of any Bankers' Acceptance shall bear interest, payable on demand, calculated as set forth in Section 2.15(e). Any payment of a maturing Bankers' Acceptance shall be made as provided in Section 2.18 (notwithstanding that any CDN B/A Lender or any other Person may be the holder thereof at maturity) or Section 2.26, as applicable. Any such payment shall be made by deposit at the CDN Funding Office and shall satisfy the CDN Borrower's obligations under the maturing Bankers' Acceptance to which it relates, and the CDN B/A Lender

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                                                                              60


     accepting and purchasing the applicable Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance;

          (o) Bankers' Acceptances issued by the CDN Borrower hereunder and outstanding at any particular time may not be repaid prior to the respective scheduled maturity thereof except with the prior consent of the Canadian Administrative Agent, which consent shall only be granted upon such terms and conditions with respect to timing or otherwise as the Canadian Administrative Agent shall alone determine in its reasonable discretion;

          (p) Discount Notes.

               (i) It is understood that from time to time certain CDN B/A Lenders may not be authorized to or may, as a matter of general corporate policy, elect not to accept Bankers' Acceptances (each, a "Discount Note Lender"); accordingly, any Discount Note Lender may instead purchase Discount Notes of the CDN Borrower in accordance with the provisions of this Section 2.25 in lieu of accepting and purchasing Bankers' Acceptances for its account;

               (ii) In connection with any request by the CDN Borrower for the creation of Bankers' Acceptances, the CDN Borrower shall deliver to each Discount Note Lender non-interest bearing promissory notes (each, a "Discount Note") of the CDN Borrower, substantially in the form of Exhibit H, having the same maturity as the Bankers' Acceptances to be created and in an aggregate principal amount equal to the Face Amount of the Bankers' Acceptances that would otherwise have been required to be accepted by such Discount Note Lender. Each Discount Note Lender hereby agrees to purchase Discount Notes from the CDN Borrower at the Discount Rate which would have been applicable if a Bankers' Acceptance had been accepted by it (less any Acceptance Fee which would have been paid pursuant to this Section 2.25 if such Discount Note Lender had accepted and purchased a Bankers' Acceptance), and such Discount Notes shall be governed by the provisions of this Section 2.25 as if they were Bankers' Acceptances; and

          (q) Depository Bills and Notes Act. At the option of any CDN B/A Lender, Bankers' Acceptances under this Agreement to be accepted and purchased by such CDN B/A Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of Section 2.25 and
     Section 2.26.

          2.26 Repayment and Renewal of Bankers' Acceptances. With respect to each CDN Revolving Loan or C$ CDN Term Loan which is outstanding as a Bankers' Acceptance, at or before 2:00 P.M. (New York City time) three (3) Business Days prior to the maturity date of such Bankers' Acceptance, the CDN Borrower shall notify the Canadian Administrative Agent verbally of its intention to reissue Bankers' Acceptances on such maturity date to provide for the payment of such maturing Bankers' Acceptance, such verbal notice to be followed by written confirmation not later than 3:00 P.M. (New York City time) on the same day. The provisions of Section 2.26 shall apply mutatis mutandis to each such renewal or conversion of Bankers' Acceptances. If the CDN Borrower fails to give such notices (or, at the option of the Canadian Administrative Agent, if an Event of Default has occurred and is continuing), such Bankers' Acceptance so maturing shall be automatically converted on its maturity date into a CDN Prime Loan.

          2.27 Circumstances Making Bankers' Acceptances Unavailable.

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          (a) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the CDN Borrower, and notifies the CDN Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

               (i) the right of the CDN Borrower to request a borrowing by way of Bankers' Acceptances or to convert CDN Prime Loans into Bankers' Acceptances shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the CDN Borrower; and

               (ii) any notice relating to a borrowing by way of Bankers' Acceptances which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of CDN Prime Loans (all as if it were a notice given pursuant to Section 2.5).

          (b) The Canadian Administrative Agent shall promptly notify the CDN Borrower and the CDN B/A Lenders of the suspension of the CDN Borrower's right to request a borrowing by way of Bankers' Acceptance and of the termination of such suspension.

          2.28 Incremental Term Loans. The US Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new term loan commitments (the "New Term Loan Commitments") hereunder, in an aggregate amount for all such New Term Loan Commitments not in excess of $100,000,000. Each such notice shall specify the date (each, an "Increased Amount Date") on which the US Borrower proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Administrative Agent; provided that any Lender offered or approached to provide all or a portion of any New Term Loan Commitments may elect or decline, in its sole discretion, to provide such New Term Loan Commitment. Such New Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments and to the making of any Tranche of New Term Loans pursuant thereto; (2) the proceeds of any New Term Loans shall be used for general corporate purposes of the US Borrower and its Subsidiaries (including Permitted Acquistions); (3) the New Term Loans shall share ratably in the Collateral and in any mandatory prepayments of the existing Term Loans; (4) all terms and documentation with respect to any New Term Loans which differ from those with respect to the Term Loans under the Term Loan Facility shall be reasonably satisfactory to the Administrative Agent; (5) such New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the US Borrower or the CDN Borrower, as applicable, the Administrative Agent and one or more New Term Loan Lenders; and (6) the US Borrower or the CDN Borrower, as applicable, shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date that have terms and provisions that differ from those of the Term Loans outstanding on the date on which such New Term Loans are made shall be designated as a separate tranche (a "Tranche") of Term Loans for all purposes of this Agreement.

          On any Increased Amount Date on which any New Term Loan Commitments become effective, subject to the foregoing terms and conditions, each lender with a New Term Loan Commitment (each, a "New Term Loan Lender") shall make a loan to the US Borrower or the CDN Borrower, as applicable (a "New Term Loan"), in an amount equal to its New Term Loan Commitment, and shall become a Lender hereunder with respect to such New Term Loan Commitment and the New Term Loan made pursuant thereto.

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          The terms and provisions of the New Term Loans and New Term Loan
Commitments of any Tranche shall be, except as otherwise set forth in the relevant Joinder Agreement, identical to those of the applicable Term Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.28.

                          SECTION 3. LETTERS OF CREDIT

          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each US Issuing Lender, in reliance on the agreements of the other US Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("US Letters of Credit") for the account of the US Borrower or any US Subsidiary Guarantor on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any US Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available US Revolving Commitments would be less than zero. Each US Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is three Business Days prior to the Revolving Termination Date, provided that any US Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) Subject to the terms and conditions hereof, each CDN Issuing Lender, in reliance on the agreements of the other CDN Revolving Lenders set forth in Section 3.4(b), agrees to issue letters of credit ("CDN Letters of Credit") for the account of either Borrower or any Subsidiary Guarantor on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any CDN Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available CDN Revolving Commitments would be less than zero. Each CDN Letter of Credit shall (i) be denominated in Dollars or CDN Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is three Business Days prior to the Revolving Termination Date, provided that any CDN Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above)

          (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 Procedure for Issuance of Letter of Credit. Each Borrower may from time to time request that the relevant Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified to such Borrower by such Issuing Lender an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the relevant Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower promptly following the issuance thereof. Each Issuing Lender shall

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promptly furnish to the Administrative Agent (in the case of US Letters of
Credit) or the Canadian Administrative Agent (in the case of CDN Letters of Credit), which shall in turn promptly furnish to the relevant Lenders, notice of the issuance of each Letter of Credit issued by it (including the amount thereof).

          3.3 Fees and Other Charges. (a) Each Borrower will pay a fee on each outstanding Letter of Credit requested by it, at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Facility (minus the fronting fee referred to below), on the face amount of such Letter of Credit, which fee shall be shared ratably among the US Revolving Lenders (in the case of any US Letter of Credit) or the CDN Revolving Lenders (in the case of any CDN Letter of Credit) and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, each Borrower shall pay to each Issuing Lender for its own account a fronting fee on the aggregate face amount of all outstanding Letters of Credit issued by it to such Borrower of (i) 0.125% per annum, in the case of Letters of Credit issued by JPMorgan Chase Bank and (ii) a rate per annum to be agreed, in the case of Letters of Credit issued by any other Issuing Lender, payable quarterly in arrears on each Fee Payment Date after the issuance date.

          (b) In addition to the foregoing fees, each Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit requested by such Borrower.

          3.4 L/C Participations. (a) Each US Issuing Lender irrevocably agrees to grant and hereby grants to each US L/C Participant, and, to induce such US Issuing Lender to issue US Letters of Credit, each US L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such US Issuing Lender, on the terms and conditions set forth below, for such US L/C Participant's own account and risk an undivided interest equal to such US L/C Participant's US Revolving Percentage in such US Issuing Lender's obligations and rights under and in respect of each US Letter of Credit issued by it and the amount of each draft paid by such US Issuing Lender thereunder. Each US L/C Participant agrees with each US Issuing Lender that, if a draft is paid under any US Letter of Credit issued by it for which such US Issuing Lender is not reimbursed in full by the US Borrower in accordance with the terms of this Agreement, such US L/C Participant shall pay to such US Issuing Lender upon demand at such US Issuing Lender's address for notices specified herein an amount equal to such US L/C Participant's US Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each US L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such US L/C Participant may have against any US Issuing Lender, the US Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the financial condition of the US Borrower, (iv) any breach of this Agreement or any other Loan Document by the US Borrower, any other Loan Party or any other US L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing

          (b) Each CDN Issuing Lender irrevocably agrees to grant and hereby grants to each CDN L/C Participant, and, to induce such CDN Issuing Lender to issue CDN Letters of Credit, each CDN L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such CDN Issuing Lender, on the terms and conditions set forth below, for such CDN L/C Participant's own account and risk an undivided interest equal to such CDN L/C Participant's CDN Revolving Percentage in such CDN Issuing Lender's obligations and rights under and in respect of each CDN Letter of Credit issued by it and the amount of each draft paid by such CDN Issuing Lender thereunder. Each CDN L/C

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                                                                              64


Participant agrees with each CDN Issuing Lender that, if a draft is paid under any CDN Letter of Credit issued by it for which such CDN Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such CDN L/C Participant shall pay to such CDN Issuing Lender upon demand at such CDN Issuing Lender's address for notices specified herein an amount equal to such CDN L/C Participant's CDN Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each CDN L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such CDN L/C Participant may have against any CDN Issuing Lender, either Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the financial condition of either Borrower, (iv) any breach of this Agreement or any other Loan Document by either Borrower, any other Loan Party or any other CDN L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (c) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) or 3.4(b), as applicable, in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) or 3.4(b), as applicable, is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the US Revolving Facility (or, with respect to any such amounts in respect of a CDN Letter of Credit, the rate applicable to CDN Prime Loans under the CDN Revolving Facility). A certificate of the relevant Issuing Lender submitted to any relevant L/C Participant with respect to any amounts owing under this Section shall be presumptively correct in the absence of manifest error.

          (d) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a) or 3.4(b), as applicable, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          3.5 Reimbursement Obligation of the Borrowers. Each Borrower agrees to reimburse each Issuing Lender on the Business Day following the date on which such Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Lending at such Borrower's request and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified to such Borrower in the currency in which such Letter of Credit

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                                                                              65


is denominated (except that, in the case of any Letter of Credit denominated in CDN Dollars, in the event that such payment is not made to the relevant Issuing Lender within three Business Days of when such payment is due, upon notice by such Issuing Lender to the relevant Borrower, such payment shall be made in Dollars, in an amount equal to the US Dollar Amount of the amount of such payment) and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at a rate equal to (i) until the second Business Day next succeeding the date of the relevant notice, (A) the rate applicable to ABR Loans under the Revolving Facility (in the case of Letters of Credit denominated in Dollars) or
(B) the rate applicable to CDN Prime Loans under the Revolving Facility (in the case of Letters of Credit denominated in CDN Dollars) and (ii) thereafter, the rate set forth in Section 2.15(e).

          3.6 Obligations Absolute. Each Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee, or any other events or circumstances that, pursuant to applicable law or the applicable customs and practices promulgated by the International Chamber of Commerce, are not within the responsibility of such Issuing Lender, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents. Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender to such Borrower.

          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of such Issuing Lender to such Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent, the Canadian Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the US Borrower and, to the extent such representations and warranties are applicable to it or its Subsidiaries, the CDN Borrower hereby represent and warrant to the Administrative Agent, the Canadian

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                                                                              66


Administrative Agent and each Lender, which representations and warranties shall be deemed made on the Closing Date (immediately before and immediately after giving effect to the Transaction) and on the date of each borrowing of Loans or issuance of a Letter of Credit hereunder that:

          4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Surviving US Borrower and its consolidated Subsidiaries as at June 30, 2005 (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transaction, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof, (iii) the payment of fees and expenses in connection with the foregoing and (iv) any other Acquisition that as of the Closing Date has been consummated or the consummation of which is probable. The Pro Forma Balance Sheet has been prepared in good faith by the US Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Surviving US Borrower and its consolidated Subsidiaries as at June 30, 2005, assuming that the events specified in the preceding sentence had actually occurred at such date subject to normal year-end adjustments and the absence of footnotes.

          (b) The audited consolidated balance sheets of the Surviving US Borrower as at December 31, 2002, December 31, 2003 and December 31, 2004, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Surviving US Borrower, as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Surviving US Borrower as at June 30, 2005, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Surviving US Borrower, as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments and the absence of notes). All such financial statements have been prepared in accordance with GAAP. Except as set forth on Schedule 4.1, the Surviving US Borrower and its Subsidiaries do not have, as of June 30, 2005, any material Guarantee Obligations, contingent liabilities or liabilities for taxes that are not reflected in the most recent financial statements referred to in this paragraph.

          4.2 No Change. (a) As of the Closing Date, there has been no event, circumstance, development, change or effect since March 31, 2005 that has had or would reasonably be expected to have a Closing Date Material Adverse Effect.

          (b) At any time after the Closing Date as of which this representation and warranty is made or deemed made, there has been no event, development or circumstance since December 31, 2004 that has had or will have a Material Adverse Effect.

          4.3 Existence; Compliance with Law. Each of the Borrowers and their respective Subsidiaries (other than any Immaterial Subsidiaries) (a) is duly organized, validly existing and in good standing (or, if applicable, the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization, (b) has the corporate or organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that any such failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

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                                                                              67


          4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow or have Letters of Credit issued hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. Except as would not have a Material Adverse Effect, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the Transaction, the extensions of credit hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect and (ii) the filings referred to in Section 4.18. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing.

          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not (a) violate the organizational or governing documents of any of the Loan Parties, (b) except as would not have a Material Adverse Effect, violate any Requirement of Law or any Contractual Obligation of either Borrower or any of its Subsidiaries or (c) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the US Borrower, likely to be commenced within a reasonable time period against the US Borrower or any of its Subsidiaries or against any of their Properties or revenues which, taken as a whole, (a) are material with respect to any of the Loan Documents or (b) would reasonably be expected to have a Material Adverse Effect.

          4.7 No Default. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property; Liens. Except as set forth in Schedule 4.8A, each of the Borrowers and their respective Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property (other than Intellectual Property), in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by the Loan Documents.
Schedule 4.8B lists all real property which is owned or leased by any Loan Party as of the Closing Date.

          4.9 Intellectual Property. Each of the Borrowers and their respective Subsidiaries owns, or has a valid license to use, all Intellectual Property necessary for the conduct of its business as currently conducted free and clear of all Liens, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To each Borrower's knowledge, no holding, injunction, decision or judgment has been rendered by any Governmental Authority and neither Borrower nor any of its

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                                                                              68


Subsidiaries has entered into any settlement stipulation or other agreement (except license agreements in the ordinary course of business) which would limit, cancel or question the validity of, or any Loan Party's rights in, any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect. To each Borrower's knowledge, no claim has been asserted or threatened or is pending by any Person challenging or questioning the use by either Borrower or its Subsidiaries of any Intellectual Property or the validity or effectiveness of any Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by the Borrowers and their respective Subsidiaries does not infringe on the rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. The Borrowers and their respective Subsidiaries take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their Intellectual Property, including Intellectual Property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          4.10 Taxes. Each of the Borrowers and their respective Subsidiaries
(i) has filed or caused to be filed all federal, state, provincial and other tax returns that are required to be filed and (ii) has paid all taxes shown to be due and payable on said returns and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of such Borrower or such Subsidiary, as the case may be), except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          4.12 ERISA. (a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code or Section 302(a)(2) of ERISA) has occurred during the five-year period prior to the date on which this representation is made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code; no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; neither Borrower nor any of its Subsidiaries has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA; neither Borrower nor any of its Subsidiaries would become subject to any liability under ERISA if such Borrower or such Subsidiary were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made; and no Multiemployer Plan is in Reorganization or Insolvent.

          (b) The Borrowers and their respective Subsidiaries have not incurred, and do not reasonably expect to incur, any liability under ERISA or the Code with respect to any plan within the meaning of Section 3(3) of ERISA which is subject to Title IV of ERISA that is maintained by a Commonly Controlled Entity (other than Borrower and its Subsidiaries) (a "Commonly Controlled Plan") merely by virtue of being treated as a single employer under Title IV of ERISA with the sponsor of such

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                                                                              69


plan that would reasonably be likely to have a Material Adverse Effect and result in a direct obligation of the Borrowers and their respective Subsidiaries to pay money.

          4.13 Canadian Benefit and Pension Plans. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Canadian Pension Plans are duly registered under all applicable provincial pension benefits legislation; (ii) all material obligations of the Borrowers and their respective Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans, the Canadian Benefit Plans and the funding agreements therefor have been performed in a timely fashion; (iii) there are no outstanding disputes concerning the assets held pursuant to any such funding agreement; (iv) all contributions or premiums required to be made by either Borrower or any of its Subsidiaries to the Canadian Pension Plans and the Canadian Benefit Plans have been made in a timely fashion in accordance with the terms of such plans and applicable laws and regulations; (v) all employee contributions to the Canadian Pension Plans and the Canadian Benefit Plans required to be made by way of authorized payroll deduction have been properly withheld and fully paid into such plans in a timely fashion; (vi) all reports and disclosures relating to the Canadian Pension Plans and Canadian Benefit Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion; (vii) to the knowledge of the Borrowers, there have been no improper withdrawals, or applications of, the assets of any of the Canadian Pension Plans; (viii) there have been no partial terminations of any Canadian Pension Plan and, to the knowledge of the Borrowers, no circumstances exist or have existed that could result, or be reasonably anticipated to result, in the declaration of a partial termination of any Canadian Pension Plan under applicable laws; (ix) no amount is owing by or in respect of any of the Canadian Pension Plans under the ITA or any provincial taxation statute; (x) each of the Canadian Pension Plans which is a defined benefit registered pension plan is fully funded both on an ongoing basis and on a solvency basis pursuant to actuarial assumptions and methods which are utilized in the valuation last filed with the applicable governmental authorities for such plan and which are consistent with generally accepted actuarial principles; and (xi) the Borrowers, after diligent enquiry, have neither any knowledge, nor any grounds for believing, that any of the Canadian Pension Plans is the subject of an investigation, any other proceeding, an action or a claim.

          4.14 Investment Company Act. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrowers at the date of this Agreement (and after giving effect to the Company Reorganization). Schedule 4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party (and after giving effect to the Company Reorganization).

          (b) As of the Closing Date (and after giving effect to the Company Reorganization), except as set forth on Schedule 4.15, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to officers, employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings, the Borrowers or any of their respective Subsidiaries.

          4.16 Environmental Matters. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse
Effect: none of the US Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law; (ii) has become subject to
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                                                                              70


any Environmental Liability; or (iii) knows of any facts or circumstances which are reasonably likely to form the basis for any Environmental Liability.

          4.17 Accuracy of Information, etc. No statement or information (excluding the projections and pro forma financial information referred to below) contained in this Agreement, any other Loan Document or any certificate furnished to the Administrative Agent, the Canadian Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents when taken as a whole, contained as of the date such statement, information, or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

          4.18 Security Documents. (a) Each of the Guarantee and Collateral Agreement and the CDN Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent or the Canadian Administrative Agent, as the case may be, for the benefit of the relevant Lenders, a legal, valid and enforceable security interest in the Collateral described therein (including any proceeds of any item of Collateral). In the case of (i) the Pledged Securities described in the Guarantee and Collateral Agreement and the CDN Guarantee and Collateral Agreement, when any stock certificates or notes, as applicable, representing such Pledged Securities are delivered to the Administrative Agent or the Canadian Administrative Agent, as applicable, and (ii) the other Collateral described in the Guarantee and Collateral Agreement and the CDN Guarantee and Collateral Agreement, when financing statements and similar Canadian filings in appropriate form are filed in the offices specified on
Schedule 4.18(a) (which financing statements have been duly completed and executed (as applicable) and delivered to the Administrative Agent or the Canadian Administrative Agent, as applicable) and such other filings as are specified on Schedule 3 to each of the Guarantee and Collateral Agreement and the CDN Guarantee and Collateral Agreement are made, the Administrative Agent or the Canadian Administrative Agent, as the case may be, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of financing statements and other similar Canadian filings in the offices specified on Schedule 4.18(a) and the filings specified on Schedule 3 to each of the Guarantee and Collateral Agreement and the CDN Guarantee and Collateral Agreement, and through the delivery of the Pledged Securities required to be delivered on the Closing Date), as security for the Obligations (or the CDN Obligations, in the case of the CDN Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and Liens having priority by operation of law) to the extent required by the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable.

          (b) Upon the execution and delivery of any Mortgage to be executed and delivered pursuant to Section 6.8(b), such Mortgage shall be effective to create in favor of the Administrative Agent or the Canadian Administrative Agent, as the case may be, for the benefit of the relevant Lenders a legal, valid and enforceable Lien on the mortgaged property described therein and proceeds thereof; and when such Mortgage is filed in the recording office designated by the relevant Borrower, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such mortgaged property and the proceeds thereof, as security for the Obligations (or the CDN Obligations, in the case of any Mortgage executed and delivered by a CDN Loan Party) (as defined in the

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                                                                              71


relevant Mortgage), in each case prior and superior in right to any other Person (other than Liens permitted by Section 7.3 or other encumbrances or rights permitted by the relevant Mortgage).

          4.19 Solvency. Each Loan Party is, and after giving effect to the Transaction and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

          4.20 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any mortgaged properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect).

          4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" and "Designated Senior Indebtedness" of the US Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each US Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture. To the extent required for the Obligations to constitute "Designated Senior Indebtedness" under the Senior Subordinated Notes Indenture, the US Borrower hereby designates the Obligations as such.

                         SECTION 5. CONDITIONS PRECEDENT

          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction (or waiver), prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Credit Agreement; Security Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Canadian Administrative Agent, the Borrowers and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the US Borrower and each US Subsidiary Guarantor, (iii) the CDN Guarantee and Collateral Agreement, executed and delivered by each CDN Loan Party, and (iv) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

          (b) Transaction, etc. The following transactions shall be consummated (the events described in clauses (i) through (iv) below, the "Transaction"):

               (i) (A) Sunshine Merger II shall have acquired all of the issued and outstanding common stock or other equity interests of the Surviving US Borrower as a result of the merger of Sunshine Merger Corporation with and into the Surviving US Borrower pursuant to the Initial Merger Agreement,
     (B) NSULC 2 shall have acquired all of the issued and outstanding common stock or other equity interests of the Surviving US Borrower as a result of the merger of Sunshine Merger II with and into the Surviving US Borrower pursuant to the Second Merger Agreement, (C) NSULC 2 shall have sold all of the issued and outstanding common stock of the Surviving US Borrower to the Initial US Borrower in exchange for the elimination of certain indebtedness owed by NSULC 2 to the Initial US Borrower and (D) Holdings shall have acquired all of the issued and outstanding common stock or other equity interests of the Surviving US Borrower as a

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                                                                              72


     result of the merger of the Initial US Borrower with and into the Surviving US Borrower pursuant to the Third Merger Agreement (collectively, the "US Merger Transactions");

               (ii) Holdings shall have received (and shall have contributed to the Initial US Borrower) cash from the proceeds of equity issued by Holdings to funds managed by the Sponsor, and rollover equity contributed by William C. Stone in an amount which, when added to the amount of such cash equity proceeds, equals at least 45% of the pro forma capitalization of the US Borrower after giving effect to the Transaction;

               (iii) the Initial US Borrower shall have received at least $205,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes; and

               (iv) The Administrative Agent shall have received satisfactory evidence that (A) in the case of the Existing US Credit Agreement, it shall have been terminated and all amounts thereunder shall have been paid in full and reasonably satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith and (B) in the case of the Existing CDN Credit Agreement, all commitments thereunder shall have been terminated and all amounts thereunder (other than in respect of the Existing Letter of Credit) shall have been paid in full and reasonably satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith (other than Liens on cash collateral in respect of the Existing Letter of Credit in an amount not exceeding the face amount thereof).

          (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Surviving US Borrower for the 2002, 2003 and 2004 fiscal years and (iii) unaudited interim consolidated financial statements of the Surviving US Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph and at least 40 days prior to the Closing Date.

          (d) Approvals. All material governmental approvals and shareholder approvals of the US Borrower necessary in connection with the Transaction, and the transactions contemplated hereby to be entered into as of the Closing Date shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain or prevent the Transaction or the financing contemplated hereby.

          (e) Fees. The Agents shall have received all fees required to be paid (including those to be passed on to the Lenders), and all reasonable out-of-pocket expenses for which reasonably detailed invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent and the Canadian Administrative Agent), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Initial US Borrower to the Administrative Agent on or before the Closing Date.

          (f) Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the US Borrower, substantially in the form of Exhibit G hereto.

          (g) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statements, Personal Property Security Act financing statements, or other filings or recordations should be

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                                                                              73


     made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date.

          (h) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (i) Legal Opinions. The Administrative Agent and the Canadian Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Latham & Watkins LLP, counsel to Holdings, the US Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

               (ii) the legal opinion of Torys LLP, counsel to the CDN Borrower and its Subsidiaries, substantially in the form of Exhibit E-2; and

               (iii) the legal opinion of such special and local counsel as may be reasonably required by the Administrative Agent.

          (j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent or the Canadian Administrative Agent, as applicable, shall have received (i) the certificates representing the shares, if any, of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and the CDN Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any), excluding promissory notes issued by directors, officers and employees of any Loan Party, pledged to the Administrative Agent or the Canadian Administrative Agent, as applicable, pursuant to the Guarantee and Collateral Agreement and the CDN Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (k) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code or Personal Property Security Act financing statement) required by the Security Documents to be filed, registered or recorded in order to create in favor of the Administrative Agent or the Canadian Administrative Agent, as applicable, for the benefit of the relevant Lenders, a perfected Lien on the Collateral described therein with the priority provided for in the Security Documents, shall have been delivered to the Administrative Agent or the Canadian Administrative Agent, as applicable, in proper form for filing, registration or recordation.

          (l) Insurance. The Administrative Agent and the Canadian Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.5(c).

          (m) Ratings. The Facilities shall have received a rating from each of Moody's and S&P.

          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan or to issue or participate in any Letter of Credit hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

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                                                                              74


          (a) Representations and Warranties. (i) With respect to any extension of credit made on the Closing Date, the Specified Representations shall be true and correct in all material respects and (ii) with respect to any extension of credit made after the Closing Date, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of either Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

          The US Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder (other than contingent or indemnification obligations not then due), the US Borrower shall and shall cause each of its Subsidiaries to:

          6.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (which may be delivered via posting on Intralinks):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the US Borrower, a copy of (i) the audited consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing and (ii) the unaudited consolidated balance sheet of the consolidated CDN Subsidiaries of the US Borrower as at the end of such fiscal year and the related unaudited consolidated statement of operation for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the lack of notes); and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the US Borrower, (i) the unaudited consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter and (ii) the unaudited consolidated balance sheet of the consolidated CDN Subsidiaries of the US Borrower as at the end of such quarter and the related unaudited consolidated statement of operation for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the lack of notes);

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                                                                              75


all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Documents required to be delivered pursuant to this Section 6.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and each Lender and if so posted, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the US Borrower's website on the Internet at www.ssctech.com, or (ii) on which such documents are posted on the US Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

          6.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender, or, in the case of clause (g), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer on behalf of the US Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the US Borrower and its Subsidiaries with the provisions of
     Section 7.1 as of the last day of the fiscal quarter or fiscal year of the US Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any new Subsidiary and of any change in the jurisdiction of organization of any other Loan Party and a listing of any material Intellectual Property filings by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date), together with such documents, if any, required to be filed or recorded pursuant to Section 6.8 in order to perfect the security interest of the Administrative Agent or the Canadian Administrative Agent, as applicable, therein;

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the US Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the US Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income) (collectively, the "Annual Operating Budget");

          (d) promptly after the same are sent, copies of all financial statements and reports that Holdings or the US Borrower sends to the holders of any class of its debt securities or public equity securities (except for Permitted Investors) and, promptly after the same are filed, copies of all financial statements and reports that Holdings or the US Borrower may make to, or file with, the SEC, in each case to the extent not already provided pursuant to Section 6.1 or any other clause of this
     Section 6.2;

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                                                                              76


          (e) promptly upon delivery thereof to the US Borrower and to the extent permitted, copies of any accountants' letters addressed to its Board of Directors (or any committee thereof);

          (f) prior to the effectiveness thereof, copies of substantially final drafts of any proposed material amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture; and

          (g) promptly, such additional financial and other information as the Administrative Agent (for its own account or upon the request from any Lender) may from time to time reasonably request.

Documents required to be delivered pursuant to this Section 6.2 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and each Lender and if so posted, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the US Borrower's website on the Internet at www.ssctech.com, or (ii) on which such documents are posted on the US Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material taxes, assessments and governmental charges (other than Indebtedness), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the US Borrower or its Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.4 Conduct of Business and Maintenance of Existence, etc; Compliance.
(a) Preserve, renew and keep in full force and effect its corporate or other existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (c) Maintain insurance with financially sound and reputable insurance companies insurance on all its material Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business. All such insurance shall,

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                                                                              77


to the extent customary (but in any event, not including business interruption insurance and personal injury insurance) (i) provide that no cancellation thereof shall be effective until at least 10 days after receipt by the Administrative Agent or the Canadian Administrative Agent, as applicable, of written notice thereof and (ii) name the Administrative Agent or the Canadian Administrative Agent, as applicable, as insured party or loss payee.

          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities, (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and during normal business hours (provided that such visits shall be coordinated by the Administrative Agent, and in no event shall there be more than one such visit per year except during the continuance of an Event of Default), (c) permit representatives of any Lender to have reasonable discussions regarding the business, operations, properties and financial and other condition of Holdings, the US Borrower and its Subsidiaries with officers and employees of Holdings, the US Borrower and its Subsidiaries and (d) permit representatives of the Administrative Agent and the Canadian Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the US Borrower and its Subsidiaries with its independent certified public accountants; provided, that any such discussions with the US Borrower's independent certified public accountants at the US Borrower's expense shall, except while an Event of Default has occurred and is continuing, be limited to one meeting per calendar year.

          6.7 Notices. Promptly upon a Responsible Officer of any Loan Party obtaining knowledge thereof, give notice to the Administrative Agent (who shall promptly notify each Lender) of:

          (a) the occurrence of any Default or Event of Default;

          (b) any litigation, investigation or proceeding which may exist at any time between Holdings, the US Borrower or any of its Subsidiaries and any other Person, that in either case, could reasonably be expected to have a Material Adverse Effect;

          (c) the following events, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after the US Borrower or any Subsidiary knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, Canadian Benefit Plan or Canadian Pension Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or either Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, (iii) the occurrence of any similar events with respect to a Commonly Controlled Plan, Canadian Benefit Plan or Canadian Pension Plan, that would reasonably be likely to result in a direct obligation of the US Borrower or any of its Subsidiaries to pay money, (iv) the occurrence of an unfunded liability on a solvency or a going concern basis in any Canadian Pension Plan, or (v) the termination or partial termination of a Canadian Pension Plan or the occurrence of any event that could result in the full or partial termination of any Canadian Pension Plan;

          (d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

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          (e) the acquisition of any Property after the Closing Date in which a security interest is required to be created or perfected pursuant to
     Section 6.8.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the US Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8 Additional Collateral, etc. (a) With respect to any Property (other than Vehicles, bank accounts, cash, Cash Equivalents, Foreign Cash Equivalents and other assets expressly excluded from the Collateral pursuant to the Security Documents) located in the United States or Canada having a value, individually or in the aggregate of at least $1,000,000 acquired after the Closing Date by any Loan Party other than Holdings (other than (x) any interests in real property and any Property described in paragraph (c) or paragraph (d) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Instruments, Certificated Securities, Securities and Chattel Paper, which are referred to in the last sentence of this paragraph (a)) as to which the Administrative Agent or the Canadian Administrative Agent, as applicable, for the benefit of the relevant Lenders does not have a perfected Lien, promptly (i) give notice of such Property to the Administrative Agent (and the Canadian Administrative Agent, if applicable) and execute and deliver to the Administrative Agent or the Canadian Administrative Agent, as applicable, such amendments to the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable, or such other documents as the Administrative Agent or the Canadian Administrative Agent, as the case may be, reasonably requests to grant to the Administrative Agent or the Canadian Administrative Agent, as applicable, for the benefit of the relevant Lenders a security interest in such Property and (ii) take all actions reasonably requested by the Administrative Agent or the Canadian Administrative Agent, as the case may be, to grant to the Administrative Agent or the Canadian Administrative Agent, as applicable, for the benefit of the relevant Lenders a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.18) in such Property (with respect to Property of a type owned by a Loan Party as of the Closing Date to the extent the Administrative Agent or the Canadian Administrative Agent, as the case may be, for the benefit of the relevant Lenders, has a perfected security interest in such Property as of the Closing Date), including, without limitation, the filing of Uniform Commercial Code or Personal Property Security Act financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as the case may be, or by law or as may be requested by the Administrative Agent or the Canadian Administrative Agent, as the case may be. If any amount in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security, Security or Chattel Paper (or, if more than $1,000,000 in the aggregate payable under or in connection with the Collateral shall become evidenced by Instruments, Certificated Securities, Securities or Chattel Paper), such Instrument, Certificated Security, Security or Chattel Paper shall be promptly delivered to the Administrative Agent or the Canadian Administrative Agent, as applicable, duly indorsed in a manner reasonably satisfactory to the Administrative Agent or the Canadian Administrative Agent, as applicable, to be held as Collateral pursuant to this Agreement; provided, however, that in no event shall any Pledged Notes issued by directors, officers or employees of any Loan Party be required to be delivered to the Administrative Agent or the Canadian Administrative Agent.

          (b) With respect to any fee interest in any real property located in the United States or Canada having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Loan Party other than Holdings (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), (i) give notice of such acquisition to the Administrative Agent (and the Canadian Administrative Agent, in the case of any such Canadian property) and, if requested by the Administrative Agent or the Canadian Administrative Agent, as applicable, execute and deliver a first priority Mortgage (subject to liens permitted by Section 7.3) in favor of the Administrative Agent or the

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                                                                              79


Canadian Administrative Agent, as applicable, for the benefit of the relevant Lenders, covering such real property (provided, that no Mortgage nor survey shall be obtained if the Administrative Agent or the Canadian Administrative Agent, as applicable, determines in consultation with the US Borrower that the costs of obtaining such Mortgage or survey are excessive in relation to the value of the security to be afforded thereby), (ii) if reasonably requested by the Administrative Agent or the Canadian Administrative Agent, as applicable,
(A) provide the Lenders with title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent or the Canadian Administrative Agent, as applicable) as well as a current ALTA survey (or with respect to any Canadian real property, a survey prepared by a certified land surveyor reasonably acceptable to the Canadian Administrative Agent) thereof, together with a surveyor's certificate and (B) use commercially reasonable efforts to obtain any consents or estoppels reasonably deemed necessary by the Administrative Agent or the Canadian Administrative Agent, as applicable, in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent or the Canadian Administrative Agent, as applicable, and
(iii) if requested by the Administrative Agent or the Canadian Administrative Agent, as applicable, deliver to the Administrative Agent or the Canadian Administrative Agent, as applicable, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent or the Canadian Administrative Agent, as applicable.

          (c) With respect to any new Domestic Subsidiary that is a Material Subsidiary created or acquired (other than any such Subsidiary acquired and subsequently Disposed of by such Loan Party pursuant to the Company Reorganization) after the Closing Date (which, for the purposes of this paragraph, shall include (x) any previously non-wholly owned Domestic Subsidiary that becomes wholly owned and is a Material Subsidiary and (y) any Domestic Subsidiary that was previously an Immaterial Subsidiary and becomes a Material Subsidiary) by any Loan Party other than Holdings, promptly (i) give notice of such acquisition or creation to the Administrative Agent and, if requested by the Administrative Agent, execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent for the benefit of the Lenders a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.18) in the Capital Stock of such new Subsidiary that is owned by such Loan Party, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, and (iii) if such new Subsidiary is a wholly owned Domestic Subsidiary, cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.18) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (to the extent the Administrative Agent, for the benefit of the Lenders, has a perfected security interest in the same type of Collateral as of the Closing Date), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

          (d) With respect to any new wholly owned CDN Subsidiary that is a Material Subsidiary created or acquired (other than any such Subsidiary acquired and subsequently Disposed of by such Loan Party pursuant to the Company Reorganization) after the Closing Date (which, for the purposes of this paragraph, shall include (x) any previously non-wholly owned CDN Subsidiary that becomes wholly owned and is a Material Subsidiary and (y) any CDN Subsidiary that was previously an Immaterial Subsidiary and becomes a Material Subsidiary) by any Loan Party other than Holdings, promptly (in addition to the actions taken with respect to such CDN Subsidiary with respect to the Guarantee and

Collateral Agreement pursuant to paragraph (e) below) cause such new Subsidiary
(A) to become a party to the CDN Guarantee Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Canadian Administrative Agent for the benefit of the relevant Lenders a perfected security interest (to the extent required by the Security Documents and with the priority required by
Section 4.18) in the Collateral described in the CDN Guarantee and Collateral Agreement with respect to such new Subsidiary (to the extent the Canadian Administrative Agent, for the benefit of the relevant Lenders, has a perfected security interest in the same type of Collateral as of the Closing Date), including, without limitation, the filing of Personal Property Security Act financing statements and related filings in such jurisdictions as may be required by the CDN Guarantee and Collateral Agreement, or by law or as may be reasonably requested by the Canadian Administrative Agent.

          (e) With respect to any new first tier Foreign Subsidiary that is a Material Subsidiary (including any CDN Subsidiary) created or acquired (other than any such Subsidiary acquired and subsequently Disposed of by such Loan Party pursuant to the Company Reorganization) after the Closing Date (which, for the purposes of this paragraph, shall include any Foreign Subsidiary that previously was an Immaterial Subsidiary and becomes a Material Subsidiary) by any Loan Party other than Holdings, promptly (i) give notice of such acquisition or creation to the Administrative Agent (and the Canadian Administrative Agent, if applicable) and, if requested by the Administrative Agent (or the Canadian Administrative Agent, if applicable), execute and deliver to the Administrative Agent (or the Canadian Administrative Agent, as applicable) such amendments to the Guarantee and Collateral Agreement (or the CDN Guarantee and Collateral Agreement, as applicable) or such other documents as the Administrative Agent (or the Canadian Administrative Agent, as applicable) deems necessary or reasonably advisable in order to grant to the Administrative Agent (or the Canadian Administrative Agent, as applicable), for the benefit of the relevant Lenders, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.18) in the Capital Stock of such new Subsidiary that is owned by such Loan Party (provided, that in no event shall more than 65% of the total outstanding voting Capital Stock of any Foreign Subsidiary (other than any CDN Subsidiary owned by a CDN Loan Party) be required to be so pledged), and (ii) deliver to the Administrative Agent (or the Canadian Administrative Agent, as applicable) the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent (or the Canadian Administrative Agent, if applicable), necessary to perfect or ensure appropriate priority the Lien of the Administrative Agent (or the Canadian Administrative Agent, as applicable) thereon.

          6.9 Further Assurances. Maintain the security interest created by the Security Documents as a perfected security interest having at least the priority described in Section 4.18 (to the extent such security interest can be perfected through the filing of UCC-1 or Personal Property Security Act financing statements or similar Canadian filings, the Intellectual Property filings to be made pursuant to Schedule 3 of the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable, or the delivery of Pledged Securities required to be delivered under the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable), subject to the rights of the Loan Parties under the Loan Documents to dispose of the Collateral. From time to time the Loan Parties shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent (or the Canadian Administrative Agent, as the case may be) may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Administrative Agent, the Canadian Administrative Agent and the Lenders with respect to the Collateral as to which the Administrative Agent (or the Canadian Administrative Agent, as the case may be), for the ratable benefit of the relevant Lenders, has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements or financing change statements under the Uniform Commercial Code or Personal Property Security Act (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          6.10 Use of Proceeds. The proceeds of the Term Loans shall be used to effect the Transaction and to pay related fees and expenses. The proceeds of the Revolving Loans, the Swingline Loans and the Letters of Credit shall be used to finance a portion of the Transaction (including purchase price adjustments), to finance Permitted Acquisitions and for other general corporate purposes of Holdings and its Subsidiaries not prohibited by this Agreement.

          6.11 Post Closing Leasehold Mortgages. Use commercially reasonable efforts (a) to deliver, as soon as reasonably possible after the Closing Date,
(i) a perfected first priority leasehold mortgage in favor of the Administrative Agent for the benefit of the Lenders with respect to each of the leased properties listed on Schedule 6.11 and (ii) a valid landlord's consent and lien waiver with respect to each thereof, in each case on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent and (b) to the extent that the representation in Section 4.18(a) shall not have been true and correct in all material respects as of the Closing Date, to cause such representation to be true and correct in all material respects promptly thereafter.

          6.12 Completion of Company Reorganization. Cause (a) the Closing Date Reorganization to be consummated in all material respects on the Closing Date and (b) the CDN Reorganization to be consummated in all material respects promptly thereafter.

                          SECTION 7. NEGATIVE COVENANTS

          The US Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder (other than contingent or indemnification obligations not then due), the US Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Financial Condition Covenants.

          (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio of the US Borrower as at the last day of any period of four consecutive fiscal quarters of the US Borrower ending during any period set forth below to exceed the ratio set forth below opposite such period:

                          Consolidated
        Period           Leverage Ratio
        ------           --------------
   Q2 2006 - Q4 2006       7.50 : 1.00
   Q1 2007 - Q4 2007       6.75 : 1.00
   Q1 2008 - Q4 2008       6.00 : 1.00
   Q1 2009 - Q4 2009       5.50 : 1.00
Q1 2010 and thereafter     5.00 : 1.00

          (b) Consolidated Net Interest Coverage Ratio. Permit the Consolidated Net Interest Coverage Ratio of the US Borrower for any period of four consecutive fiscal quarters of the US Borrower ending during any period set forth below to be less than the ratio set forth below opposite such period:

                     Consolidated
                       Interest
      Period        Coverage Ratio
      ------        --------------
Q2 2006 - Q4 2006     1.40 : 1.00
Q1 2007 - Q4 2007     1.50 : 1.00

                          Consolidated
                            Interest
        Period           Coverage Ratio
        ------           --------------
   Q1 2008 - Q4 2008       1.70 : 1.00
   Q1 2009 - Q4 2009       2.00 : 1.00
Q1 2010 and thereafter     2.25 : 1.00

          7.2 Indebtedness. Create, issue, incur, assume, or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document or Hedge Agreements;

          (b) Indebtedness (i) of either Borrower to any of its Subsidiaries,
     (ii) of any US Subsidiary Guarantor to the US Borrower or any other Subsidiary of the US Borrower, (iii) of the CDN Borrower or any CDN Subsidiary Guarantor to the CDN Borrower, any CDN Subsidiary Guarantor or any other Foreign Subsidiary, (iv) of any Non-Guarantor Subsidiary that is a Domestic Subsidiary to any other Non-Guarantor Subsidiary, (v) of any Non-Guarantor Subsidiary that is a Foreign Subsidiary to any other Non-Guarantor Subsidiary that is a Foreign Subsidiary and (vi) of one Group Member to any other Group Member issued pursuant to the Company Reorganization or in respect of the CDN Borrower Subscription Agreement and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

          (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

          (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

          (e) Guarantee Obligations (i) by the US Borrower or any of its Subsidiaries of obligations of the US Borrower or any US Subsidiary Guarantor, (ii) by the CDN Borrower, any of its Subsidiaries or any other Foreign Subsidiary of obligations of the CDN Borrower or any CDN Subsidiary Guarantor, (iii) by any Non-Guarantor Subsidiary of obligations of any Non-Guarantor Subsidiary that is a Domestic Subsidiary and (iv) by any Non-Guarantor Subsidiary that is a Foreign Subsidiary of obligations of any other Non-Guarantor Subsidiary that is a Foreign Subsidiary;

          (f) Indebtedness of CDN Loan Parties and Non-Guarantor Subsidiaries in respect of local lines of credit, letters of credit, bank guarantees, factoring arrangements, sale/leaseback transactions and similar extensions of credit in the ordinary course of business not to exceed at any time an aggregate principal amount equal to the sum of (i) $20,000,000 and (ii) the Replacement Canadian Indebtedness Amount at such time;

          (g) Indebtedness of the US Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the US Borrower or such Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

          (h) (i) Indebtedness of any Non-Guarantor Subsidiary to a Loan Party and (ii) Guarantee Obligations of the Loan Parties of obligations of the Non-Guarantor Subsidiaries, in an aggregate principal amount for all such Indebtedness and Guarantee Obligations, taken together, not to exceed $20,000,000 at any time;

          (i) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent payments in respect of acquisitions or Investments permitted by Section 7.8 (both before or after any liability associated therewith becomes fixed);

          (j) (i) (A) Indebtedness of the US Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $205,000,000, (B) Indebtedness of the US Borrower in respect of Additional Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 and (C) in each case, Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the US Borrower in respect of the Senior Subordinated Notes and (ii) any refinancings, refundings, renewals or extensions of any Indebtedness described in the foregoing clause (i); provided that (A) the principal amount thereof (including accrued interest and the amount of reasonable fees and expenses incurred and premiums paid in connection therewith) is not increased, (B) the weighted average life to maturity of the principal amount thereof has not decreased, nor the final maturity thereof shortened,
     (C) the obligations of the Borrowers and the Subsidiary Guarantors in respect of such Indebtedness are subordinated to the Obligations to the same extent as the obligations of the US Borrower and the US Subsidiary Guarantors in respect of the Senior Subordinated Notes and (D) such Indebtedness otherwise contains terms (including subordination terms) which are, when taken as a whole, at least as favorable to the Borrowers and the Subsidiary Guarantors as the terms of the Indebtedness described in the foregoing clause (i);

          (k) additional unsecured Indebtedness of the US Borrower or any of its Subsidiaries in an aggregate principal amount (for the US Borrower and all Subsidiaries) not to exceed $15,000,000 at any one time outstanding;

          (l) (i) Indebtedness of the US Borrower or any of its Subsidiaries pursuant to the agreement for any other acquisition permitted under Section 7.8(f) and (ii) Indebtedness of either Borrower under a Permitted Seller
     Note issued as consideration in connection with an acquisition permitted under Section 7.8(f), in an aggregate amount for clauses (i) and (ii) hereof not to exceed $15,000,000;

          (m) Indebtedness of the US Borrower or any of its Subsidiaries in respect of workers' compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;

          (o) Indebtedness incurred by the US Borrower or any of its Subsidiaries arising from agreements providing for indemnification related to sales or goods or adjustment of purchase price or similar obligations in any case incurred in connection with the disposition of any business, assets or Subsidiary of the US Borrower;

          (p) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

          (q) Indebtedness issued in lieu of cash payments of Restricted Payments permitted by Section 7.6(b), provided that such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

          (r) (i) Indebtedness of any CDN Loan Party to any US Loan Party and
     (ii) Guarantee Obligations of the US Loan Parties of obligations of the CDN Loan Parties in an aggregate principal amount for all such Indebtedness and Guarantee Obligations, taken together, not to exceed $25,000,000 at any time; and

          (t) Indebtedness of the US Borrower or any of its Subsidiaries incurred to finance any acquisition permitted under Section 7.8(f) in an aggregate amount for all such Indebtedness not to exceed $50,000,000 plus 50% of any increase in Consolidated EBITDA of the US Borrower since the Closing Date up to the date of such Permitted Acquisition, with Consolidated EBITDA as of the Closing Date being deemed to be $70,300,000 and Consolidated EBITDA as of the date of such Permitted Acquisition being deemed to be Consolidated EBITDA for the most recent four fiscal quarters for which financial statements are available without giving effect to any pro forma treatment of such Permitted Acquisition, provided, that, notwithstanding anything to the contrary in the foregoing, the aggregate outstanding amount of all Indebtedness of US Loan Parties incurred pursuant to this paragraph (t) shall not at any time exceed $15,000,000.

          7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the US Borrower or its Subsidiaries, as the case may be, to the extent required by GAAP;

          (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges, deposits or statutory trusts in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits and other Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, subleases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the US Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d) and Liens created after the date hereof in connection with any refinancing, refundings, or renewals or extensions thereof permitted by Section 7.2(d), provided, that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the US Borrower or any Subsidiary incurred pursuant to Section 7.2(c), 7.2(f) or 7.2(t), provided, that, in the case of any such Liens securing Indebtedness incurred pursuant to
     Section 7.2(c) or 7.2(t) or incurred by any CDN Loan Party pursuant to
     Section 7.2(f), (i) such Liens shall be created substantially concurrently with the acquisition of the assets financed by such Indebtedness, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and the proceeds thereof and (iii) the principal amount of Indebtedness secured thereby is not increased;

          (h) Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any lease entered into by the US Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased, and any financing statement filed in connection with any such lease;

          (j) (i) inchoate Liens arising from judgments in circumstances not constituting an Event of Default under Section 8(h) and (ii) Liens (other than inchoate Liens) arising from judgments in circumstances not constituting an Event of Default under Section 8(h) for a period not in excess of sixty (60) days after such Lien attaches to specific assets of a Loan Party;

          (k) Liens on property or assets acquired pursuant to an acquisition permitted under Section 7.8(f) (and the proceeds thereof) or assets of a Subsidiary of the US Borrower in existence at the time such Subsidiary is acquired pursuant to an acquisition permitted under Section 7.8(f) and not created in contemplation thereof;

          (l) Liens on Property of Non-Guarantor Subsidiaries securing Indebtedness permitted by this Agreement to be incurred by such Non-Guarantor Subsidiaries;

          (m) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;

          (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

          (o) other Liens with respect to obligations that do not exceed $5,000,000 at any one time outstanding;

          (p) Liens on assets of any CDN Loan Party securing Indebtedness permitted by Section 7.2(f); provided that prior to the incurrence of such Liens, the Canadian Administrative Agent shall have entered into an intercreditor agreement and any amendments to the CDN Guarantee and Collateral Agreement providing for the sharing of the Collateral of such CDN Loan Party on an equal and ratable basis, on terms and conditions reasonably satisfactory to the Canadian Administrative Agent;

          (q) Liens arising out of consignment or similar arrangements for the sale by the US Borrower and its Subsidiaries of goods through third parties in the ordinary course of business;

          (r) Liens upon specific items of inventory or other goods and proceeds of the US Borrower or any of its Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (s) Liens solely on any cash earnest money deposits made by the US Borrower or any of its Subsidiaries in connection with an Investment permitted by Section 7.8; and

          (t) Liens deemed to exist in connection with Investments permitted by
     Section 7.8(b) that constitute repurchase obligations.

          7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) (i) any Subsidiary of the US Borrower (other than the CDN Borrower) may be merged, amalgamated or consolidated with or into the US Borrower (provided, that the US Borrower shall be the continuing or surviving corporation) or with or into any US Subsidiary Guarantor (provided, that (A) such US Subsidiary Guarantor shall be the continuing or surviving corporation or (B) simultaneously with such transaction, the continuing or surviving corporation shall become a US Subsidiary Guarantor and the US Borrower shall comply with Section 6.8 in connection therewith) and (ii) any Foreign Subsidiary (other than the CDN Borrower) may be merged, amalgamated or consolidated with or into the CDN Borrower (provided, that the CDN Borrower shall be, if applicable, the continuing or surviving corporation) or with or into any CDN Subsidiary Guarantor (provided, that simultaneously with such transaction, the continuing or surviving corporation, if applicable, shall become a CDN Subsidiary Guarantor and the US Borrower shall comply with Section 6.8 in connection therewith);

          (b) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary, and any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

          (c) (i) any Subsidiary of the US Borrower (other than the CDN Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the US Borrower or any US Subsidiary Guarantor and (ii) any Foreign Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the CDN Borrower or any CDN Subsidiary Guarantor; provided, that, with respect to any such Dispositions (x) by any Non-Guarantor Subsidiary to any Loan Party, or by any CDN Loan Party to any US Loan Party, and (y) for consideration in excess of the fair value of such assets (such Excess, the "Excess Amount"), the sum of, without duplication, (A) the aggregate amount of all such Excess Amounts, (B) the aggregate book value of all Property transferred pursuant to Section 7.5(h), (C) the aggregate amount of all Differential Amounts in respect of Dispositions made pursuant to Section 7.5(l) and (D) the aggregate amount of all Investments made pursuant to Sections 7.8(h) and 7.8(r), shall not exceed 5% of consolidated total assets of the US Borrower (at the time of any transfer giving rise to any such amount or any such Investment) while this Agreement is in effect;

          (d) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Non-Guarantor Subsidiary, and any Non-Guarantor Subsidiary that is a Domestic Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

          (e) Dispositions permitted by Section 7.5 may be consummated;

          (f) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation; and

          (g) the Company Reorganization may be consummated.

          7.5 Dispositions of Property. Dispose of any of its owned Property (including, without limitation, receivables) or its leased real property listed on Schedule 6.11, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of surplus, obsolete or worn out property in the ordinary course of business;

          (b) (i) the sale of inventory in the ordinary course of business, (ii) the cross-licensing or non-exclusive licensing of Intellectual Property, in the ordinary course of business and (iii) the contemporaneous exchange, in the ordinary course of business, of Property for Property of a like kind (other than as set forth in clause (ii)), to the extent that the Property received in such exchange is of a value equivalent to the value of the Property exchanged (provided, that after giving effect to such exchange, the value of the Property of the Loan Parties subject to perfected first priority Liens in favor of the Administrative Agent or the Canadian Administrative Agent, as the case may be, under the Security Documents is not materially reduced);

          (c) Dispositions permitted by Section 7.4;

          (d) the sale or issuance of (i) any Subsidiary's Capital Stock to the US Borrower or any US Subsidiary Guarantor and (ii) any Foreign Subsidiary's Capital Stock to the CDN Borrower or any CDN Subsidiary Guarantor;

          (e) the Disposition of other assets having a fair market value not to exceed 5% of consolidated total assets of the US Borrower in the aggregate for any fiscal year of the US Borrower, provided, that the requirements of
     Section 2.12(b), to the extent applicable, are complied with in connection therewith;

          (f) any Recovery Event, provided, that the requirements of Section 2.12(b) are complied with in connection therewith;

          (g) the leasing, occupancy agreements or sub-leasing of Property that would not materially interfere with the required use of such Property by the US Borrower or its Subsidiaries;

          (h) the transfer for fair value of Property (including Capital Stock of Subsidiaries) to another Person in connection with a joint venture arrangement with respect to the transferred Property; provided, that the sum of, without duplication, (A) the aggregate book value of all Property so transferred, (B) the aggregate amount of all Excess Amounts in respect of Dispositions made pursuant to Section 7.4(c), (C) the aggregate amount of all Differential Amounts in respect of Dispositions made pursuant to
     Section 7.5(l) and (D) the aggregate amount of all Investments made pursuant to Sections 7.8(h) and 7.8(r), shall not exceed 5% of consolidated total assets of the US Borrower (at the time of any transfer giving rise to any such amount or any such Investment) while this Agreement is in effect;

          (i) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

          (j) transfers of condemned property as a result of the exercise of "eminent domain" or other similar policies to the respective Governmental Authority or agency that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

          (k) the Disposition of any Immaterial Subsidiary;

          (l) the transfer of Property (including Capital Stock of Subsidiaries) for less than fair value (such difference, the "Differential Amount") of
     (i) any US Loan Party to any CDN Loan Party and (ii) of any Loan Party to any Non-Guarantor Subsidiary; provided, that the sum of, without duplication, (A) the aggregate amount of all such Differential Amounts, (B) the aggregate amount of all Excess Amounts in respect of Dispositions made pursuant to Section 7.4(c), (C) the aggregate book value of all Property transferred pursuant to Section 7.5(h) and (D) the aggregate amount of all Investments made pursuant to Sections 7.8(h) and 7.8(r), shall not exceed 5% of consolidated total assets of the US Borrower (at the time of any transfer giving rise to any such amount or any such Investment) while this Agreement is in effect;

          (m) the transfer for fair value of Property by any Loan Party to any other Loan Party.

          (n) the sale of Cash Equivalents and Foreign Cash Equivalents in the ordinary course of business;

          (o) sale and leaseback transactions permitted by Section 7.11;

          (p) Liens permitted by Section 7.3;

          (q) Restricted Payments permitted by Section 7.6; and

          (r) Investments permitted by Section 7.8.

          7.6 Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the US Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the US Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the US Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

          (a) (i) any Subsidiary may make Restricted Payments to the US Borrower or any US Subsidiary Guarantor and (ii) any Foreign Subsidiary may make Restricted Payments to the CDN Borrower or any CDN Subsidiary Guarantor;

          (b) (i) the US Borrower may pay dividends to Holdings to permit Holdings to purchase Holdings' common stock or common stock options from present or former officers or employees (or their estates, family members or former spouses) of Holdings, the US Borrower or any

     Subsidiary upon the death, disability, retirement or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (i) in any fiscal year (net of any proceeds received by Holdings and contributed to the US Borrower subsequent to the date hereof in connection with sales of any common stock or common stock options sold in connection with permitted employee compensation and incentive arrangements) shall not exceed the lesser of (A) the sum of (1) $5,000,000 and (2) any Restricted Payments permitted (but not made) pursuant to this clause (i) in prior fiscal years and (B) $10,000,000, in each case plus any amounts received by the US Borrower in such fiscal year and (to the extent not used pursuant to this clause (i)) any prior fiscal years pursuant to key man life insurance policies, and (ii) the US Borrower may pay dividends to Holdings to permit Holdings to pay management fees to the Sponsor pursuant to the terms of the Management Agreement and to compensate William C. Stone pursuant to the terms of the WCS Employment Agreement;

          (c) the US Borrower may pay dividends to Holdings to permit Holdings to (A) pay general and administrative expenses incurred in the ordinary course of business not to exceed $1,000,000 in any fiscal year and (B) pay any taxes to the extent Holdings is liable for such taxes and such taxes are attributable to the operations of the US Borrower and its Subsidiaries; provided, however, that the US Borrower shall not make any such tax distributions in excess of its and its Subsidiaries stand-alone tax liability in respect of such taxes;

          (d) the US Borrower may make Restricted Payments to Holdings to the extent necessary to effect the Transaction;

          (e) (i) Non-Guarantor Subsidiaries that are Domestic Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries that are Domestic Subsidiaries and (ii) Non-Guarantor Subsidiaries that are Foreign Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries;

          (f) the US Borrower may purchase fractional shares of its common stock arising out of stock dividends, splits or combinations or business combinations;

          (g) Restricted Payments to the extent made with proceeds of equity contributions (other than Specified Equity Contributions) from Holdings to the US Borrower after the Closing Date;

          (h) Restricted Payments made to Holdings to make payments provided for in the Management Agreement;

          (i) Restricted Payments by the US Borrower and its Subsidiaries pursuant to the Company Reorganization and the CDN Borrower Subscription Agreement, including, without limitation, in respect of Indebtedness issued in connection with the Company Reorganization; and

          (j) Investments permitted by Section 7.8.

          7.7 Capital Expenditures. Make any Capital Expenditure, except Capital Expenditures of the US Borrower and its Subsidiaries in the ordinary course of business not to exceed in any period set forth below the amount set forth below opposite such period:

         Period              Amount
         ------           -----------
Closing Date - 12/31/05   $ 3,000,000
          2006            $10,000,000
          2007            $10,000,000

             2008               $10,000,000
2009 and each year thereafter   $12,500,000

provided, that (A) up to 100% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year, (B) the amounts referred to above for each year commencing with 2006 shall be automatically deemed to be increased by an amount equal to 15.0% of pro forma acquired EBITDA (calculated in a manner consistent with the definition of "Consolidated EBITDA") in respect of any Acquisition consummated after the Closing Date and (C) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year as provided above.

          7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or all or substantially all of the assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) Investments in Cash Equivalents and Foreign Cash Equivalents;

          (c) Investments arising in connection with the incurrence of Indebtedness permitted by Sections 7.2(b), (e), (h) and (r);

          (d) loans and advances to employees of Holdings, the US Borrower or any of its Subsidiaries in the ordinary course of business in an aggregate amount (for the US Borrowers and all Subsidiaries) not to exceed $1,000,000 (excluding (for purposes of such cap) travel and entertainment expenses, but including relocation expenses) at any one time outstanding;

          (e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) (i) by the US Borrower or any of its Subsidiaries in the US Borrower or any Person that, prior to such Investment, is a US Subsidiary Guarantor or is a Domestic Subsidiary that becomes a US Subsidiary Guarantor at the time of such Investment, or (ii) by the CDN Borrower, any of its Subsidiaries or any other Foreign Subsidiary in the CDN Borrower or any Person that, prior to such Investment, is a CDN Subsidiary Guarantor or is a CDN Subsidiary that becomes a CDN Subsidiary Guarantor at the time of such Investment;

          (f) (i) Permitted Acquisitions to the extent that any Person acquired in such acquisition becomes a part of the US Borrower or any Subsidiary Guarantor or becomes (whether or not such Person is a wholly owned Subsidiary) a Subsidiary Guarantor in the manner contemplated by Section 6.8(c) and (ii) other Permitted Acquisitions in an aggregate purchase price (other than purchase price paid through the issuance of equity by Holdings with the proceeds thereof, including (x) whether or not any equity is issued, capital contributions (other than Specified Equity Contributions) and (y) equity issued to the seller) amount not to exceed in any fiscal year an amount equal to $50,000,000 plus 50% of any increase in Consolidated EBITDA of the US Borrower since the Closing Date up to the date of such Permitted Acquisition, with Consolidated EBITDA as of the Closing Date being deemed to be $70,300,000 and Consolidated EBITDA as of the date of such Permitted Acquisition being deemed to be Consolidated EBITDA for the most recent four fiscal quarters for which financial statements are available without giving effect to any pro forma treatment of such Permitted Acquisition;

          (g) loans by the US Borrower to the officers and directors of Holdings or the US Borrower or any of its Subsidiaries in connection with management incentive plans in an aggregate amount not to exceed $1,000,000 in any fiscal year and not to exceed $2,000,000 at any one time outstanding, provided that such officers and directors invest such loans in the Capital Stock of Holdings;

          (h) Investments by the US Borrower and its Subsidiaries in joint ventures or similar arrangements; provided, that the sum of, without duplication, (A) the aggregate amount of all such Investments, (B) the aggregate amount of all Excess Amounts in respect of Dispositions made pursuant to Section 7.4(c), (C) the aggregate book value of all Property transferred pursuant to Section 7.5(h), (D) the aggregate amount of all Differential Amounts in respect of Dispositions made pursuant to Section 7.5(l) and (E) the aggregate amount of all Investments made pursuant to
     Section 7.8(r), shall not exceed 5% of consolidated total assets of the US Borrower (at the time of any transfer giving rise to any such amount or any such Investment) while this Agreement is in effect;

          (i) Investments (including debt obligations) received in the ordinary course of business by the US Borrower or any Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business;

          (j) Investments (i) by any Non-Guarantor Subsidiary that is a Domestic Subsidiary in any other Non-Guarantor Subsidiary that is a Domestic Subsidiary and (i) by any Non-Guarantor Subsidiary that is a Foreign Subsidiary in any other Non-Guarantor Subsidiary;

          (k) Investments in existence on the Closing Date and listed on
     Schedule 7.8;

          (l) Investments of the US Borrower or any Subsidiary under Hedge Agreements permitted hereunder;

          (m) Investments of any Person in existence at the time such Person becomes a Subsidiary of the US Borrower; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary of the US Borrower;

          (n) Investments by the Borrowers and the Subsidiary Guarantors in the form of loans and advances to Non-Guarantor Subsidiaries permitted to be incurred by the Non-Guarantor Subsidiaries under Section 7.2(h);

          (o) the acquisition pursuant to the Merger;

          (p) Investments so long as the aggregate amount thereof (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) at no time exceeds $20,000,000 at the time made;

          (q) Subsidiaries may be established or created, if (i) to the extent such new Subsidiary is a Domestic Subsidiary, the US Borrower and such Subsidiary comply with the provisions of Section 6.8(c), (ii) to the extent such new Subsidiary is a CDN Subsidiary, the US Borrower and such Subsidiary comply with the provisions of Section 6.8(d) and (iii) to the extent such new Subsidiary is a Foreign Subsidiary, the US Borrower complies with the provisions of Section 6.8(e), provided, that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to an acquisition permitted by Section

     7.8(f), and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transactions, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c), 6.8(d) or 6.8(e), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within ten Business Days);

          (r) Investments by (i) any US Loan Party in any CDN Loan Party and
     (ii) any Loan Party in any Non-Guarantor Subsidiary; provided, that the sum of, without duplication, (A) the aggregate amount of all such Investments,
     (B) the aggregate amount of all Excess Amounts in respect of Dispositions made pursuant to Section 7.4(c), (C) the aggregate book value of all Property transferred pursuant to Section 7.5(h), (D) the aggregate amount of all Differential Amounts in respect of Dispositions made pursuant to
     Section 7.5(l) and (E) the aggregate amount of all Investments made pursuant to Section 7.8(h), shall not exceed 5% of consolidated total assets of the US Borrower (at the time of any transfer giving rise to any such amount or any such Investment) while this Agreement is in effect;

          (s) Investments by the US Borrower and its Subsidiaries made pursuant to the Company Reorganization and the CDN Borrower Subscription Agreement;

          (t) Investments arising out of the receipt by the US Borrower or any Subsidiary of non-cash consideration for any sale of assets permitted under
     Section 7.5, provided, that such non-cash consideration shall in no event exceed 25% of the total consideration received for such sale;

          (u) Investments resulting from pledges and deposits referred to in Sections 7.3(c) and (d);

          (v) the forgiveness or conversion to equity of any Indebtedness permitted by Section 7.2(b);

          (w) Investments (other than Permitted Acquisitions) made with the proceeds of Equity Contributions (other than Specified Equity Contributions) from Holdings to the US Borrower after the Closing Date; and

          (x) any Investment in a Foreign Subsidiary to the extent such Investment is substantially contemporaneously repaid with a dividend or other distribution from such Foreign Subsidiary.

          7.9 Optional Payments and Modifications of Certain Debt Instruments.
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Senior Subordinated Notes or Additional Senior Subordinated Notes, as the case may be, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance (except, in each case, in connection with any refinancing permitted under Section 7.2(j)), or enter into any derivative or other transaction with any Derivatives Counterparty obligating the US Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Senior Subordinated Notes or Additional Senior Subordinated Notes, as the case may be, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Senior Subordinated Notes or Additional Senior Subordinated Notes, as the case may be, if such modification would (i) increase the principal amount thereof (other than any such increase in principal amount arising from interest payments paid in kind), (ii) increase the interest rate payable in cash, (iii) reduce the ability of the US Borrower to pay interest in kind, (iv) shorten the maturity thereof, (v) make the subordination terms thereof less favorable to the

Lenders, (vi) require the US Borrower to maintain compliance with any financial covenants, whether compliance with such covenants is required at all times or is tested only at the end of any fiscal period, (vii) provide for any default under such Senior Subordinated Notes or Additional Senior Subordinated Notes, as the case may be, in the case of a Default or Event of Default under this Agreement or (viii) prohibit, restrict or limit the ability of the US Borrower to act, or refrain from acting, in a manner permitted by this Agreement, or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture.

          7.10 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Group Member) unless such transaction is (a) otherwise not prohibited under this Agreement and
(b) upon fair and reasonable terms no less favorable to the US Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the US Borrower and its Subsidiaries may (i) pay to William C. Stone, the Sponsor and its Affiliates fees, indemnities and expenses pursuant to the Management Agreement, (ii) enter into any transaction with an Affiliate that is expressly permitted by the terms of this Agreement to be entered into by the US Borrower or such Subsidiary with an Affiliate and (iii) without being subject to the terms of this Section 7.10, enter into any transaction with any Person which is an Affiliate of the US Borrower only by reason of such Person and the US Borrower having common directors. For the avoidance of doubt, this Section 7.10 shall not apply to employment arrangements with, and payments of compensation or benefits to or for the benefit of, management, including, without limitation, William C. Stone in his capacity as an officer.

          7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the US Borrower or any Subsidiary of real or personal property which is to be sold or transferred by the US Borrower or such Subsidiary (a) to such Person or (b) to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the US Borrower or such Subsidiary, except for (i) sales or transfers that do not exceed $20,000,000 in the aggregate at any time outstanding and (ii) sales or transfers (A) by either Borrower or any Subsidiary Guarantor to the US Borrower or any US Subsidiary Guarantor or (B) by the CDN Borrower or any CDN Subsidiary Guarantor to the CDN Borrower or any CDN Subsidiary Guarantor; provided that in the case of any such sale or transfer pursuant to this clause (ii) made by any CDN Loan Party to any US Loan Party, the consideration for such sale or transfer shall not exceed the fair value of such assets.

          7.12 Changes in Fiscal Periods. Permit the fiscal year of the US Borrower to end on a day other than December 31.

          7.13 Negative Pledge Clauses. Enter into any agreement that prohibits or limits the ability of the US Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations (or the CDN Obligations, as applicable) or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as the case may be, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and the proceeds thereof), (c) software and other Intellectual Property licenses pursuant to which the US Borrower or such Guarantor is the licensee of the relevant software or Intellectual Property, as the case may be, (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable license), (d)

Contractual Obligations incurred in the ordinary course of business and on customary terms which limit Liens on the assets subject of the applicable Contractual Obligation, (e) the Senior Subordinated Note Indenture (and the instruments or agreements governing any Indebtedness permitted pursuant to
Section 7.2(j)(ii)), (f) any agreements regarding Indebtedness of any Non-Guarantor Subsidiary that is a Foreign Subsidiary (in which case, any prohibition or limited shall only be effective against the assets of such Non-Guarantor Subsidiary and its Subsidiaries), (g) prohibitions and limitations in effect on the date hereof and listed on Schedule 7.13, (h) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business,
(i) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (j) customary restrictions and conditions contained in any agreement relating to an asset sale permitted by Section 7.4 or
7.5 and (k) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

          7.14 Clauses Restricting Subsidiary Distributions. Enter into any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the US Borrower or any other Subsidiary or
(b) make Investments in the US Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to such Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restrictions set forth in the Senior Subordinated Note Indenture (and the instruments or agreements governing any Indebtedness permitted pursuant to Section 7.2(j)(ii)), (iv) any restrictions contained in agreements related to Indebtedness of any Non-Guarantor Subsidiary that is a Foreign Subsidiary (in which case such restriction shall relate only to such Non-Guarantor Subsidiary and its Subsidiaries), (v) any restrictions regarding licenses or sublicenses by the US Borrower and its Subsidiaries of Intellectual Property in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property), (vi) Contractual Obligations incurred in the ordinary course of business which include customary provisions restricting the assignment of any agreement relating thereto, (vii) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business, (viii) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (ix) customary restrictions and conditions contained in any agreement relating to an asset sale permitted by
Section 7.4 or 7.5 and (x) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

          7.15 Lines of Business. Enter into any business, either directly or through any of its Subsidiaries, except for the Business or a business reasonably related thereto or that are reasonable extensions thereof.

          7.16 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

          7.17 Changes in Jurisdictions of Organization; Name. Other than pursuant to the Company Reorganization, in the case of any Loan Party, change its name or change its jurisdiction of organization, in either case except upon prompt written notice to the Administrative Agent and the Canadian Administrative Agent, if applicable, and delivery to the Administrative Agent or the Canadian Administrative Agent, as applicable, of all additional executed financing statements, financing change statements and other documents reasonably requested by the Administrative Agent or the Canadian Administrative Agent, as applicable, to maintain the validity, perfection and priority of the security interests provided for in the Security Documents.

                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Either Borrower shall fail to pay any principal of any Loan (including the Face Amount of any Bankers' Acceptance) made to such Borrower when due in accordance with the terms hereof; or either Borrower shall fail to pay any Reimbursement Obligation owed by such Borrower or interest owed by such Borrower on any Loan or Reimbursement Obligation, or any other amount payable by such Borrower hereunder or under any other Loan Document, within three Business Days after any such Reimbursement Obligation, interest or other amount becomes due in accordance with the terms hereof; or

          (b) (i) On the Closing Date, any Specified Representation, and (ii) at any time after the Closing Date, any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document, shall in either case prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.7(a) or Section 7; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after such Loan Party receives from the Administrative Agent, the Canadian Administrative Agent or any Lender notice of the existence of such default; or

          (e) Either Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness for Borrowed Money (excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness for Borrowed Money beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness for Borrowed Money or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur, the effect of which payment or other default or other event of default is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness for Borrowed Money to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or to become payable; provided, that (A) a default, event or condition described in this paragraph shall not at any time constitute an Event of Default unless, at such time, one or more defaults or events of default of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness for Borrowed Money the outstanding principal amount of which individually exceeds $10,000,000, and in the case of Indebtedness for Borrowed Money of the types described in clauses (i) and (ii) of the definition thereof, with respect to such Indebtedness which exceeds such amount either individually or in the aggregate and (B) this paragraph (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer, destruction or other disposition of the Property or assets securing such Indebtedness for Borrowed Money if such sale, transfer, destruction or other disposition is not prohibited hereunder and under the documents providing for such Indebtedness or (ii) any Guarantee Obligations except to the extent such Guarantee Obligations shall become due and payable by either Borrower or any of its Subsidiaries and remain unpaid after any applicable grace period or period permitted following demand for the payment thereof; or

          (f) (i) Holdings, either Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, either Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, either Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, either Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, either Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall consent to or approve of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, either Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Either Borrower or any of its Subsidiaries shall incur any liability in connection with any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either Borrower or any of its Subsidiaries, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either Borrower or any of its Subsidiaries shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability as a result of a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition (other than one which could not reasonably be expected to result in a violation of any applicable law or of the qualification requirements of the Code) shall occur or exist with respect to a Plan or a Commonly Controlled Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a direct obligation of either Borrower or any of its Subsidiaries to pay money that could have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against either Borrower or any of its Material Subsidiaries involving for the Borrowers and their Material Subsidiaries taken as a

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                                                                              97


     whole a liability (not paid or fully covered by insurance or effective indemnity) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.16), to be in full force and effect in any material respect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease in any material respect to be enforceable and of the same effect and priority purported to be created thereby; provided, that there shall be no Event of Default under this clause (i) to the extent such Event of Default arises from (A) the resignation of the Administrative Agent or the Canadian Administrative Agent or (B) the negligence or willful misconduct of the Administrative Agent or the Canadian Administrative Agent following a reasonable request from the relevant Borrower to execute any document or take any other action relating to such Security Document or the Liens granted thereunder; or

          (k) (i) Holdings shall cease to own 100% of the Capital Stock of the US Borrower (other than in connection with the Company Reorganization); or
     (ii) if Holdings' Capital Stock is not traded on a nationally-recognized stock exchange, the Permitted Investors shall cease to own, free and clear of all Liens, at least 50.1% of the Capital Stock of Holdings; or (iii) if Holdings' Capital Stock is traded on a nationally-recognized stock exchange, the Permitted Investors shall cease to own, free and clear of all Liens, at least 30% of the Capital Stock of Holdings and any other shareholder shall own a greater amount, or (iv) at any time and for any reason whatsoever, a majority of the Board of Directors of Holdings shall not be Continuing Directors, or (v) a Specified Change of Control shall occur; or

          (l) the Senior Subordinated Notes or any Additional Senior Subordinated Notes or the guarantees of either thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to either Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred, and all unmatured B/As, at the time of an acceleration pursuant to this paragraph, the relevant Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent (or the Canadian Administrative Agent in the case of CDN Letters of Credit issued for the account of the CDN Borrower and B/As) an amount equal to the Face Amount of such B/As and the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent or the Canadian Administrative Agent, as applicable, to the payment of B/As upon maturity and drafts drawn under such Letters of Credit, and the

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                                                                              98


unused portion thereof after all such B/As have matured and all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the relevant Borrower hereunder and under the other Loan Documents. After all such B/As have matured, all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the relevant Borrower then due and owing hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the relevant Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section or otherwise in any Loan Document, presentment, demand and protest of any kind are hereby expressly waived by the Borrowers.

                              SECTION 9. THE AGENTS

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or

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                                                                              99


either Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which
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                                                                             100


indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers effective upon appointment of a successor Agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to either Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor Administrative Agent shall have been so appointed by the Required Lenders with such consent of the Borrowers and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or Guarantee Obligations contemplated by Section 10.16.

          9.11 Canadian Administrative Agent. Each of the Lenders hereby agrees and confirms that the provisions of this Article IX shall apply to JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent with respect to the CDN Revolving Loans and the CDN Term Loans,

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                                                                             101


upon the same terms and subject to the same conditions as provided in this
Article IX, mutatis mutandis; provided, that any successor Canadian Administrative Agent shall be a bank with an office in Toronto, Canada or Montreal, Canada having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank.

          9.12 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

                            SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. Subject to Section 2.28, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Canadian Administrative Agent, as applicable, and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Administrative Agent, the Canadian Administrative Agent, the Swingline Lenders, the Issuing Lenders, the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Canadian Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except
(A) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective (x) as to the Revolving Facility, with the consent of the Majority Revolving Facility Lenders and (y) as to the Term Facility, with the consent of the Majority Term Facility Lenders) and (B) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly and adversely affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement or the CDN Guarantee and Collateral Agreement, as applicable, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of paragraph
(a), (b) or (c) of Section 2.18 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent and the Canadian Administrative Agent; (vii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of each affected Swingline Lender; or (viii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Canadian Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the

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                                                                             102


Lenders, the Administrative Agent and the Canadian Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing unless limited by the terms of such waiver; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Canadian Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and
(b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

          In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Canadian Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans ("Refinanced Term Loans") with a replacement term loan tranche hereunder ("Replacement Term Loans"), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers, the Administrative Agent and the Canadian Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Each Borrower:                SS&C Technologies, Inc.
                              80 Lamberton Road
                              Windsor, CT 06095
                              Attention: Stephen V. R. Whitman
                              Telecopy: 860-298-4969
                              Telephone: 860-298-4832

                              in each case with a copy to:

                              The Carlyle Group
                              101 South Tryon Street
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                                                                             103


                              25th Floor
                              Charlotte, NC 28280
                              Attention: Claudius E. Watts IV
                              Telecopy: 704-632-0299
                              Telephone: 704-632-0201

With a copy to:               Latham & Watkins LLP
                              555 Eleventh Street, NW
                              Suite 1000
                              Washington, D.C. 20004
                              Attention: Jim Ritter
                              Telecopy: 202-637-2201
                              Telephone: 202-637-2276

Administrative Agent:         JPMorgan Chase Bank, N.A.
                              1111 Fannin, 10th Floor
                              Loan and Agency Services Group
                              Houston, Texas 77002
                              Attention: Peggy Sanders
                              Telecopy: 713-750-2938
                              Telephone: 713-750-7940

With a copy to:               JPMorgan Chase Bank, N.A.
                              270 Park Avenue, 4th Floor
                              New York, New York 10017
                              Attention: David Mallett
                              Telecopy: 212-270-5127
                              Telephone: 212-270-0335

Canadian Administrative Agent JPMorgan Chase Bank, N.A., Toronto Branch
                              200 Bay Street
                              Royal Bank Plaza, South Tower
                              Toronto, Ontario M5J 2J2
                              Attention: Funding Office
                              Telecopy: 416-981-9128
                              Telephone: 416-981-9235

provided that any notice, request or demand to or upon the Administrative Agent, the Canadian Administrative Agent, the Lenders or the Borrowers shall not be effective until received.

          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent or the Canadian Administrative Agent, as applicable; provided that the foregoing shall not apply to notices pursuant to
Section 2 unless otherwise agreed by the Administrative Agent or the Canadian Administrative Agent, as applicable, and the applicable Lender. The Administrative Agent, the Canadian Administrative Agent or either Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or

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                                                                             104


under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses; Indemnification. Subject to Section 10.20, the Borrowers agree (a) to pay or reimburse the Administrative Agent, the Canadian Administrative Agent and the Lead Arrangers for all their respective reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation, execution and delivery of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith and any amendment, supplement or modification thereto, and, as to the Administrative Agent and the Canadian Administrative Agent only, the administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the Canadian Administrative Agent (including one primary counsel and such local counsel as the Administrative Agent or the Canadian Administrative Agent may reasonably require in connection with collateral matters, but no more than one counsel in any jurisdiction) in connection with all of the foregoing, (b) to pay or reimburse each Lender, each Issuing Lender, the Administrative Agent and the Canadian Administrative Agent for all their documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the documented fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent and the Canadian Administrative Agent, (c) to pay, indemnify, or reimburse each Lender, each Issuing Lender, the Administrative Agent and the Canadian Administrative Agent for, and hold each Lender, each Issuing Lender, the Administrative Agent and the Canadian Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling Persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements arising out of any actions, judgments or suits of any kind or nature whatsoever, arising out of or in connection with any claim, action or proceeding relating to or otherwise with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of either Borrower, any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against either Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that neither Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful

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misconduct of, or breach of this Agreement by, such Indemnitee or its affiliates, officers, directors, trustees, employees, advisors, agents or controlling Persons. All amounts due under this Section 10.5 shall be payable promptly after receipt of a reasonably detailed invoice therefor. Statements payable by either Borrower pursuant to this Section shall be submitted to such Borrower at the address thereof set forth in Section 10.2, or to such other Person or address as may be hereafter designated by such Borrower in a written notice to the Administrative Agent and the Canadian Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Obligations.

          10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder (other than pursuant to the Company Reorganization) without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

          (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee"), but in any event not to any competitor of the Borrowers, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

          (A) the US Borrower (and the CDN Borrower, in the case of any assignment by a CDN Lender), provided that no consent of either Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under
     Section 8(a) or (f) has occurred and is continuing, any other Person; and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

          (C) (I) in the case of an assignment under the US Revolving Facility, each US Issuing Lender and (II) in the case of an assignment under the CDN Revolving Facility, each CDN Issuing Lender.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of (I) the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or (II) if earlier, the "trade date" (if any) specified in such Assignment and Assumption) shall not be less than (x) $5,000,000, in the case of the US Revolving Facility, (y) $1,000,000, in the case of the CDN Revolving Facility or (z) $1,000,000, in the case of either Term Facility, unless each Borrower in respect of such Facility and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrowers shall be required if an Event of Default under
     Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

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                                                                             106


          (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more related Approved Funds;

          (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

          (D) so long as no Event of Default under Section 8(a) or 8(f) has occurred and is continuing, with respect to any assignment of the CDN Revolving Commitments of any Lender which are allocated to the CDN Borrower in accordance with 2.4(b), (I) the Assignee shall be either (x) a resident in Canada for purposes of the ITA or (y) deemed to be a resident in Canada for purposes of Part XIII of the ITA in respect of all amounts to be paid or credited to such Assignee and owing by the CDN Borrower under the CDN Revolving Facility and (II) a pro rata portion of the CDN Revolving Commitments of such Lender or its Related Affiliate, as applicable, allocated to the US Borrower in accordance with Section 2.4(b) shall be assigned to such Assignee or a Related Affiliate of such Assignee, if applicable, that is either a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) or a Non-US Lender that has fulfilled the requirements of Section 2.20(d) or (e), as applicable; and

          (E) (I) with respect to any assignment of US Revolving Commitments of any Lender that holds (or has an affiliate that holds) CDN Revolving Commitments, a pro rata portion of such CDN Revolving Commitments shall also be assigned to the relevant Assignee or an affiliate thereof (which assignment of CDN Revolving Commitments shall be subject to the requirements of the preceding paragraph (D)) and (II) with respect to any assignment of CDN Revolving Commitments of any Lender that holds (or has an affiliate that holds) US Revolving Commitments, a pro rata portion of such US Revolving Commitments shall also be assigned to the relevant Assignee or an affiliate thereof.

          For the purposes of this Section 10.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c)(i) an entity or an Affiliate of an entity that administers or manages a Lender or (ii) an entity or an Affiliate of an entity that is the investment advisor to a Lender. Notwithstanding the foregoing, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to any entity previously identified in that certain letter dated as of the date hereof from the US Borrower to the Administrative Agent and available to any Lender upon request.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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                                                                             107


          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive for such purposes), notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c)(i) Any Lender may, without the consent of either Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant"), but in any event not to any competitor of the Borrowers, in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent to such greater amounts. No Participant shall be entitled to the benefits of Section 2.20 unless such Participant complies with Section 2.20(d) or (e), as (and to the extent) applicable, as if such Participant were a Lender.

          (d) Any Lender may, without the consent of the Administrative Agent or either Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

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                                                                             108


          (e) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by either Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the expiration of any cure or grace periods, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the relevant Borrower and the Administrative Agent (and the Canadian Administrative, in the case of any setoff with respect to amounts owing by the CDN Borrower) after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the US Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent, the Canadian Administrative Agent and the Lenders with respect to the subject matter hereof and thereof.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY,

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                                                                             109


AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Judgment Currency.

          (a) If, for the purpose of obtaining or enforcing judgment against either Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (the "Judgment Currency") an amount due under this Agreement or any other Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made being referred to as the "Judgment Conversion Date").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.13(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the relevant Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from either Borrower under this Section 10.13 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement. The term "rate

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                                                                             110


of exchange" in this Section means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

          10.14 Acknowledgments. Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent, the Canadian Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Canadian Administrative Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

          10.15 Confidentiality. The Agents and the Lenders agree to treat any and all information, regardless of the medium or form of communication, that is disclosed, provided or furnished, directly or indirectly, by or on behalf of either Borrower or any of its affiliates, whether in writing, orally, by observation or otherwise and whether furnished before or after the Closing Date ("Confidential Information"), strictly confidential and not to use Confidential Information for any purpose other than evaluating the Transaction and negotiating, making available, syndicating and administering the Credit Agreement (the "Agreed Purposes"). Without limiting the foregoing, each Agent and each Lender agrees to treat any and all Confidential Information with no less than adequate means to preserve its confidentiality, and each Agent and each Lender agrees not to disclose Confidential Information, at any time, in any manner whatsoever, directly or indirectly, to any other Person whomsoever, except (1) to its directors, officers, employees, counsel, trustees and other representatives (collectively, the "Representatives"), to the extent necessary to permit such Representatives to assist in connection with the Agreed Purposes,
(2) to prospective Lenders and participants in connection with the syndication (including secondary trading) of the Facilities and Commitments and Loans hereunder, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms,
(3) upon the request or demand of any Governmental Authority having jurisdiction over it, (4) in response to any order of any Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (5) to the extent reasonably required or necessary, in connection with any litigation or similar proceeding relating to the Facilities, (6) that has been publicly disclosed other than in breach of this Section 10.15, (7) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (8) to the extent reasonably required or necessary, in connection with the exercise of any remedy under the Loan Documents. Each Agent and each Lender acknowledges that (i) Confidential Information includes information that is not otherwise publicly available and that such non-public information may constitute confidential business information which is proprietary to the Borrowers and (ii) each Borrower has advised the Agents and the Lenders that it is relying on the Confidential Information for its success and would not disclose the Confidential Information to the Agents and the Lenders without the confidentiality provisions of this Agreement.

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                                                                             111


          10.16 Release of Collateral and Guarantee Obligations. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the relevant Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement, Specified Cash Management Agreement or contingent or indemnification obligations not then due) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any Guarantee Obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents. Any representation, warranty or covenant contained in any Loan Document relating to any such Property so Disposed of (other than Property Disposed of to any Group Member) shall no longer be deemed to be repeated once such Property is so Disposed of.

          (b) (i) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (x) obligations in respect of any Specified Hedge Agreement or any Specified Cash Management Arrangement and (y) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the US Borrower, the Administrative Agent and the Canadian Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement or Specified Cash Management Arrangement) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements, Specified Cash Management Arrangements or contingent or indemnification obligations not then due. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

          (ii) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all CDN Obligations (other than (x) obligations in respect of any Specified Hedge Agreement or any Specified Cash Management Arrangement and (y) any contingent or indemnification obligations not then due) have been paid in full, all CDN Term Commitments and CDN Revolving Commitments have terminated or expired and no B/A or CDN Letter of Credit shall be outstanding, upon request of the CDN Borrower, the Canadian Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement, Specified Cash Management Arrangement or contingent or indemnification obligations not then due) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations in favor of it under any Loan Document, whether or not on the date of such release there may be outstanding CDN Obligations in respect of Specified Hedge Agreements, Specified Cash Management Arrangements or contingent or indemnification obligations not then due. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the CDN Borrower or any CDN Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the CDN Borrower or any CDN Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

          10.17 Accounting Changes. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent, the Canadian Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          10.18 WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.19 USA PATRIOT ACT. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Publ. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

          10.20 CDN Obligations. Notwithstanding anything in any Loan Document to the contrary, the parties hereto acknowledge that (a) the CDN Loan Parties are only obligated with respect to the CDN Obligations and costs and expenses associated therewith, (b) the CDN Lenders (together with the Administrative Agent, the Canadian Administrative Agent and certain Affiliates of the CDN Lenders) shall be the only secured parties under the CDN Security Documents and
(c) any realization of collateral under the CDN Security Documents shall only be with respect to the CDN Obligations (with the application of funds as set forth in such CDN Security Documents.

          10.21 CDN Amalgamation. Each Lender hereby agrees that, to the extent that such Lender's consent to, or approval of, the CDN Amalgamation is necessary or appropriate under applicable law, such Lender hereby irrevocably authorizes the Administrative Agent to give such consent and approval on behalf of such Lender, and to take such other actions in furtherance thereof as may be reasonably related thereto, and that any such consent or approval given on behalf of such Lender shall be effective against such Lender to the same extent as if originally given thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        SUNSHINE ACQUISITION II, as Initial US
                                        Borrower


                                        By: /s/ Claudius E. Watts, IV
                                            ------------------------------------
                                        Name: Claudius E. Watts, IV
                                        Title: President


                                        SS&C TECHNOLOGIES CANADA CORP., as CDN
                                        Borrower


                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent and as a Lender


                                        By: /s/ Robert Anastasio
                                            ------------------------------------
                                        Name: Robert Anastasio
                                        Title: Vice President


                                        JPMORGAN CHASE BANK, N.A., TORONTO
                                        BRANCH, as Canadian Administrative Agent and as a Lender


                                        By: /s/ Christine Chan
                                            ------------------------------------
                                        Name: Christine Chan
                                        Title: Vice President

                       Signature Page to Credit Agreement

By executing and delivering this counterpart, the Surviving US Borrower hereby assumes all rights, title, interests, obligations and liabilities of all and whatever nature of the Initial US Borrower hereunder (in furtherance of and in addition to, and not in lieu of, any assumption or deemed assumption by operation of law) from and after the date hereof with the same force and effect as if originally the "Initial US Borrower". Without limiting the generality of the foregoing, the Surviving US Borrower hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained herein which are binding upon, and to be observed or performed by, the Initial US Borrower or the Surviving US Borrower.

                                        SS&C TECHNOLOGIES, INC.


                                        By: /s/ William C. Stone
                                            ------------------------------------
                                        Name: William C. Stone
                                        Title: Chairman & CEO

                       Signature Page to Credit Agreement

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       Signature Page to Credit Agreement

                                        BANK OF AMERICA, N.A.


                                        By: /s/ David H. Strickert
                                            ------------------------------------
                                        Name: David H. Strickert
                                        Title: SVP

                       Signature Page to Credit Agreement

                                        THE NORINCHUKIN TRUST & BANKING CO.,
                                        LTD., acting as trustee for Trust
                                        Account No. 430000-77


                                        By: /s/ Seiji Kuramoto
                                            ------------------------------------
                                        Name: Seiji Kuramoto
                                        Title: Chief Manager

                       Signature Page to Credit Agreement

                                        MIZUHO CORPORATE BANK, LTD.


                                        By: /s/ James R. Fayen
                                            ------------------------------------
                                        Name: James R. Fayen
                                        Title: Deputy General Manager

                       Signature Page to Credit Agreement

                                        BANK OF AMERICA, N.A., CANADA BRANCH


                                        By: /s/ Medina Sales de Andrade
                                            ------------------------------------
                                        Name: Medina Sales de Andrade
                                        Title: Assistant Vice President

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

          This Compliance Certificate is delivered to you pursuant to Section
6.2 of the Credit Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sunshine Acquisition II, Inc., as Initial US Borrower, SS&C Technologies, Inc., a Delaware corporation (the "Surviving US Borrower"), SS&C Technologies Canada Corp., as CDN Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders, Wachovia Bank, National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          1. At the end of the accounting period, for the accounting period ended _________, covered by the financial statements attached hereto as Attachment 1, the Surviving US Borrower has no knowledge of any Default or Event of Default[, except as set forth below].

          2. Attached hereto as Attachment 2 are information and calculations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

          [3. Include description of any new Subsidiary, any change in jurisdiction of organization of any Loan Party and a listing of any material Intellectual Property filings by any Loan Party, to the extent not previously disclosed to the Administrative Agent.]

          IN WITNESS WHEREOF, the Surviving US Borrower has caused this Certificate to be executed as of this _____ day of ____, 200_.

                                        SS&C TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                    Attachment 1
                                                       to Compliance Certificate

                             [Financial Statements]

                                                                    Attachment 2
                                                       to Compliance Certificate

          The information described herein is as of ______, 200_, and pertains to the period from _________, 200_ to ________ __, 200_.

                             [Covenant Calculations]

                                                                       EXHIBIT C

                           FORM OF CLOSING CERTIFICATE

          Pursuant to section 5.1(h) of the Credit Agreement, dated as of November 23, 2005 (the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Sunshine Acquisition II, Inc., as Initial US Borrower, SS&C Technologies, Inc., as Surviving US Borrower, SS&C Technologies Canada Corp., as CDN Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders, Wachovia Bank, National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, the undersigned [Insert name of officer] [Insert title of officer] of _____________ (the "Company"), hereby certifies on behalf of the Company as follows:

          1. The Specified Representations of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          2. ___________________ is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

          3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans and other extensions of credit to be made on the date hereof [Surviving US Borrower only].

          The undersigned Corporate Secretary of the Company hereby certifies as follows:

          1. Attached hereto as Annex 1 is a true and complete copy of a Certificate of Good Standing or the equivalent from the Company's jurisdiction of organization dated as of a recent date prior to the date hereof.

          2. Attached hereto as Annex 2 is a true and complete copy of resolutions/unanimous written consent duly adopted by the Board of Directors of the Company on _________ __, 2005, such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

          3. Attached hereto as Annex 3 is a true and complete copy of the Bylaws/Memorandum of Association of the Company as in effect on the date hereof.

          4. Attached hereto as Annex 4 is a true and complete certified copy of the Articles of Incorporation/Association of the Company as in effect on the date hereof, and such Articles of Incorporation have not been amended, repealed, modified or restated.

          5. The persons listed on Schedule I hereto are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names on Schedule I hereto, and the signatures appearing opposite their respective names on Schedule I hereto are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party.

          6. Latham & Watkins LLP may rely on this certificate in rendering its opinion.

          IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

Date: November 23, 2005

                                                                      Schedule I
                                                          to Closing Certificate

NAME   OFFICE            SIGNATURE
----   ------            ---------


                ---------------------------


                ---------------------------

                                                                         Annex 1
                                                          to Closing Certificate

                         [Certificate of Good Standing]

                                                                         Annex 2
                                                          to Closing Certificate

                  [Board Resolutions/Unanimous Written Consent]

                                                                         Annex 3
                                                          to Closing Certificate

                       [Bylaws/Memorandum of Association]

                                                                         Annex 4
                                                          to Closing Certificate

                     [Articles of Incorporation/Association]

                                                                       EXHIBIT D

                                     FORM OF
                            ASSIGNMENT AND ASSUMPTION

          Reference is made to the Credit Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sunshine Acquisition II, Inc., a Delaware corporation, as Initial US Borrower, SS&C Technologies, Inc., a Delaware corporation (the "Surviving US Borrower"), SS&C Technologies Canada Corp., a Nova Scotia unlimited company (the "CDN Borrower" and together with the Surviving US Borrower, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders (the "Lenders"), Wachovia Bank, National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the Assigned Interest and that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower, any of its Affiliates or any other obligor or the performance or observance by either Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if applicable, its obligation pursuant to Section 2.20(d) or 2.20(e) of the Credit Agreement.

     4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1

to Assignment and Assumption with respect to the Credit Agreement, dated as of November 23, 2005 among Sunshine Acquisition II, Inc., as Initial US Borrower, SS&C Technologies, Inc. a Delaware corporation (the "Surviving US Borrower"), SS&C Technologies Canada Corp., a Nova Scotia unlimited company (the "CDN Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders (the "Lenders"), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") and the other parties thereto

Name of Assignor: _______________________

Name of Assignee: _______________________
[and is an Affiliate/Approved Fund of [identify Lender]

Effective Date of Assignment: _________________

[Trade Date of Assignment: _________________]

                                      Principal
    Credit Facility Assigned       Amount Assigned   Commitment Percentage Assigned
    ------------------------       ---------------   ------------------------------
[US Term Facility][US Revolving      $__________            _____.__________%
Facility][CDN Term Facility][CDN
Revolving Facility]

-------------------------------------   ----------------------------------------
[Name of Assignee]                      [Name of Assignor]


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

Accepted for Recordation in the         [Required Consents (if any):
Register:

JPMorgan Chase Bank, N.A., as           JPMorgan Chase Bank, N.A., as
Administrative Agent                    Administrative Agent


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        JPMorgan Chase Bank, N.A.,
                                        as US Issuing Lender


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------


                                        JPMorgan Chase Bank, N.A., Toronto
                                        Branch, as CDN Issuing Lender


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

       [signature page for additional required consents (if any) follows]

                                        [Required Consents (if any):

                                        SS&C Technologies, Inc., as
                                        Surviving US Borrower


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        SS&C Technologies Canada Corp., as
                                        CDN Borrower


                                        By:
                                            ------------------------------------
                                        Title:                                 ]
                                               --------------------------------

                                                                       EXHIBIT F

                          FORM OF EXEMPTION CERTIFICATE

          Reference is made to the Credit Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sunshine Acquisition II, Inc., as Initial US Borrower, SS&C Technologies, Inc., a Delaware corporation (the "Surviving US Borrower"), SS&C Technologies Canada Corp., as CDN Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders, Wachovia Bank, National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.20(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

          1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

          2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

          3. The Non-U.S. Lender is not a 10-percent shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

          4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                        [NAME OF NON-U.S. LENDER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Date:
      -------------------------------

                                                                       EXHIBIT G

                          FORM OF SOLVENCY CERTIFICATE

          Pursuant to Section 5.1(f) of the Credit Agreement, dated as of November 23, 2005 (the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Sunshine Acquisition II, Inc., as Initial US Borrower, SS&C Technologies, Inc., a Delaware corporation, as Surviving US Borrower, SS&C Technologies Canada Corp., as CDN Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders, Wachovia Bank, National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, the undersigned hereby certifies that he is the duly elected and acting Chief Financial Officer of the Surviving US Borrower, and that as such he is authorized to execute and deliver this Solvency Certificate on behalf of the Surviving US Borrower.

          The Surviving US Borrower further certifies that the US Borrower and its Subsidiaries, on a consolidated basis, are Solvent after giving effect to the initial extensions of credit to be made on the Closing Date and the consummation of the Transaction on the Closing Date.

     IN WITNESS WHEREOF, the undersigned Surviving US Borrower has caused this Solvency Certificate to be executed as of this 23rd day of November, 2005.

                                        SS&C TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer

                                                                       EXHIBIT H

                              FORM OF DISCOUNT NOTE

CDN$________________                                     Date: _________________

          FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on ____________, 20__, to or to the order of ______________________ (the "Holder"), the sum of CDN$____________ with no interest thereon.

          The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based upon indulgences which may be granted by the holder hereof to any party liable hereon and any days of grace.

          This promissory note is a Discount Note, as defined in the credit agreement made as of the 23rd day of November, 2005 (as amended, the "Credit Agreement") among Sunshine Acquisition II, Inc., as Initial US Borrower, SS&C Technologies, Inc., as Surviving US Borrower, SS&C Technologies Canada Corp., as CDN Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders, Bank of America, N.A., as documentation agent, Wachovia Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A., as administration agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"), and constitutes indebtedness to the Holder arising under such Discount Note as contemplated under the Credit Agreement. Payment of this note shall be made at the offices of the Canadian Administrative Agent at 200 Bay Street, Royal Bank Plaza, South Tower, Toronto, Ontario.

                                        [OBLIGOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT I

                            FORM OF JOINDER AGREEMENT

          JOINDER AGREEMENT, dated as of [____________, 200__] (the "Joinder Agreement" or this "Agreement"), by and among [NEW LOAN LENDERS] (each, a "New Loan Lender" and, collectively, the "New Loan Lenders"), [SS&C TECHNOLOGIES, INC., a Delaware corporation (the "Applicable Borrower")](1) [SS&C TECHNOLOGIES CANADA CORP., a Nova Scotia unlimited company (the "Applicable Borrower")](2), and JPMORGAN CHASE BANK, N.A. (the "Administrative Agent").

                                    RECITALS:

          WHEREAS, reference is hereby made to the Credit Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sunshine Acquisition II, Inc. as Initial US Borrower, SS&C Technologies, Inc., a Delaware corporation (the "Surviving US Borrower"), SS&C Technologies Canada Corp., a Nova Scotia unlimited company (the "CDN Borrower"), the lending institutions from time to time parties thereto (each a "Lender" and, collectively, the "Lenders"), the Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as the Canadian Administrative Agent (the "Canadian Administrative Agent" and, together with the Administrative Agent, the "Administrative Agents") and the other parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

          WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

          NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          I. Each New Loan Lender party hereto hereby agrees to commit to provide its New Term Loan Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

          II. Each New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees

----------
(1) In the case of a request by the US Borrower for the establishment of New Term Loan Commitments.

(2) In the case of a request by the Canadian Borrower for the establishment of New Term Loan Commitments.

that it will, independently and without reliance upon the Administrative Agent, the Canadian Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and/or the Canadian Administrative Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and/or the Canadian Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender.

          III. Each New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:

     1. APPLICABLE MARGIN. The Applicable Margin for each Tranche [_] New Term Loan shall mean, as of any date of determination, a percentage per annum as set forth below:

                                [INSERT PRICING]

     2. PRINCIPAL PAYMENTS. The Applicable Borrower shall make principal payments on the Tranche [__] New Term Loans in installments on the dates and in the amounts set forth below:

  (A)        (B) SCHEDULED
PAYMENT   REPAYMENT OF SERIES
 DATE     [__] NEW TERM LOANS
-------   -------------------
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________
            C$/$____________

            C$/$____________
            C$/$____________

     3. VOLUNTARY AND MANDATORY PREPAYMENTS. Scheduled installments of principal of the Tranche [__] New Term Loans set forth above shall be reduced in connection with any optional or mandatory prepayments of the Tranche [__] New Term Loans in accordance with Sections 2.11 and 2.12 of the Credit Agreement respectively.

     4. PROPOSED BORROWING. This Agreement represents the Applicable Borrower's request to borrow Tranche [ ] New Term Loans from the New Term Loan Lenders as follows (the "PROPOSED BORROWING"):

     SECTION 1. Business Day of Proposed Borrowing: ____________, ___

     SECTION 2. Amount of Proposed Borrowing: C$/$___________________

     SECTION 3. Interest rate option:

          a.   ABR Loan(s)

          b.   CDN ABR Loan(s)

          c.   CDN Prime Loan(s)

          d.   Eurocurrency Loan(s) with an initial Interest Period of __ months

          e.   Bankers' Acceptance(s) with a maturity of __ months

     5. [NEW LOAN LENDERS. Each New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of Tranche [___] New Term Loans, such New Loan Lender shall become a "Lender" under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.](3)

     6. CREDIT AGREEMENT GOVERNS. Except as set forth in this Agreement, the Tranche [___] New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

     7. APPLICABLE BORROWER'S CERTIFICATIONS. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Applicable Borrower hereby certify that:

          i. The representations and warranties in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and

----------
(3) Insert bracketed language if the lending institution is not already a Lender.

     warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

          ii. No Default or Event of Default has occurred and is continuing as of the date hereof after giving effect to the proposed Borrowing contemplated hereby; and

     8. NOTICE. For purposes of the Credit Agreement, the initial notice address of each New Loan Lender shall be as set forth below its signature below.

     9. NON-US LENDERS. For each New Loan Lender that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Loan Lender may be required to deliver to Administrative Agent pursuant to subsection 2.20(d) or 2.20(e) of the Credit Agreement.

     10. RECORDATION OF THE NEW LOANS. Upon execution and delivery hereof, Administrative Agent will record the Tranche [___] New Term Loans made by each New Loan Lender in the Register.

     11. AMENDMENT, MODIFICATION AND WAIVER. This Agreement may not be amended, modified or waived except as provided by Section 10.1 of the Credit Agreement.

     12. ENTIRE AGREEMENT. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

     13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

     15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [___________, ___].

                                        [NAME OF NEW LOAN LENDER],


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Notice Address:
                                                        ------------------------
                                        Attention:
                                                   -----------------------------
                                        Telephone:
                                                   -----------------------------
                                        Facsimile:
                                                   -----------------------------


                                        [SS&C TECHNOLOGIES, INC.]
                                        [SS&C TECHNOLOGIES CANADA CORP.]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

CONSENTED TO BY:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent,


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                                                      SCHEDULE A
                                                            TO JOINDER AGREEMENT

NAME OF NEW LOAN LENDER      TYPE OF COMMITMENT          AMOUNT
-----------------------   ------------------------   --------------
  [__________________]    New Term Loan Commitment   C$/$__________